Exhibit 10.1
                                                                [EXECUTION COPY]





                                CREDIT AGREEMENT



                                     AMONG



                                MEDIABAY, INC.,
                            RADIO SPIRITS, INC. AND
                             AUDIO BOOK CLUB, INC.,

                                 AS BORROWERS,



                        THE GUARANTORS SIGNATORY HERETO,



                           ZOHAR CDO 2003-1, LIMITED,

                                   AS LENDER,



                                      AND



                           ZOHAR CDO 2003-1, LIMITED,

                                    AS AGENT





                           DATED AS OF APRIL 28, 2004

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      CREDIT AGREEMENT, dated as of April 28, 2004 (the "Agreement"), among
MEDIABAY, INC. (f/k/a Audio Book Club, Inc.), a Florida corporation ("MediaBay"), RADIO SPIRITS, INC., a Delaware corporation ("Radio Spirits"), AUDIO BOOK CLUB, INC., a Delaware corporation ("Audio Book Club" and, together with MediaBay and Radio Spirits, the "Borrowers" and each individually, a "Borrower"), the guarantors signatory hereto (together with the Domestic Subsidiaries of the Borrowers that from time to time become guarantors hereunder, the "Guarantors"), ZOHAR CDO 2003-1, LIMITED, a Cayman Islands exempted company, as Lender ("Zohar" and, in such capacity, the "Lender"; and, together with any other financial institutions or investors from time to time lenders under this Agreement, the "Lenders"), and ZOHAR, as Agent (in such capacity, the "Agent").

                                    RECITALS

      A. Unless otherwise defined in these Recitals or the Preamble, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof.

      B. The Borrowers are parties to that certain Amended and Restated Credit Agreement, dated as of April 30, 2001 (the "Original Credit Agreement"), as amended pursuant to Amendment No. 1, dated as of April 1, 2002 (the "First Amendment"), Amendment No. 2, dated as of October 3, 2002 (the "Second Amendment"), Amendment No. 3, dated as of April 9, 2003 (the "Third Amendment"), Amendment No. 4, dated as of April 28, 2003 (the "Fourth Amendment"), Amendment No. 5, dated as of September 12, 2003 (the "Fifth Amendment"), Amendment No. 6, dated as of September 23, 2003 (the "Sixth Amendment"), and Amendment No. 7, dated as of January 29, 2004 (the "Seventh Amendment" and, together with the Original Credit Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, collectively, the "Prior Credit Agreement"), among Borrowers, the lenders signatory thereto and ING (U.S.) Capital LLC, as administrative agent thereunder.

      C. MediaBay has issued that certain $3,200,000 convertible promissory note, due December 31, 2004 (the "ABC Investment Note"), in favor of ABC Investment, L.L.C.

      D. Huntingdon Corporation, a Florida corporation ("Huntingdon"), has made
(i) that certain $2,500,000 senior secured loan to MediaBay and its Subsidiaries (as defined in the Prior Credit Agreement) (the "Huntingdon Financing Debt"),
(ii) that certain $800,000 secured subordinated loan to MediaBay (the "Huntingdon Secured Subordinated Debt") and (iii) those certain secured loans made to MediaBay pursuant to certain promissory notes in the original principal amounts of $1,000,000, $150,000, $350,000 and $500,000 issued pursuant to that certain Loan Agreement, dated as of October 3, 2002, between MediaBay and Huntingdon, as amended (the "Huntingdon October 2002 Debt" and, together with the Huntingdon Financing Debt and the Huntingdon Secured Subordinated Debt, the "Huntingdon Debt").

      E. MediaBay has issued those certain promissory notes, due October 30, 2004, in the aggregate principal amount of $1,065,000 (the "OCTOBER 2003 NOTES"), which are currently held by those persons set forth on Schedule E.

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      F. On April 12, 2004, MediaBay converted those certain senior subordinated convertible promissory notes, due April 30, 2005 (the "2004 CONVERTIBLE NOTES"), in the aggregate principal amount of $4,000,000, together with accrued interest of approximately $49,000, to 5,398,210 shares of common stock of MediaBay, at a conversion rate of $0.75 per share.

      G. MediaBay has issued that certain convertible senior subordinated promissory note due December 31, 2004 in the principal amount of $1,984,250, in favor of Norton Herrick (the "Herrick Note" and the loan evidenced thereby, the "Herrick Debt").

      H. MediaBay has issued that certain convertible promissory note due December 31, 2004 in the principal amount of $500,000, in favor of the N. Herrick Irrevocable ABC Trust (the "TRUST NOTE" and the loan evidenced thereby, the "Trust Debt").

      I. The parties hereto desire to enter into this Agreement to provide for
(i) the payment in full of (a) all outstanding obligations and liabilities under the Prior Credit Agreement and (b) all outstanding amounts owed under the October 2003 Notes, (ii) the partial repayment of the ABC Investment Note through the payment in cash of 50% of the outstanding amounts owed thereunder, the subordination of the remaining balance thereunder and the extension of the maturity of such remaining balance to the date three months and one day following the Maturity Date (as defined herein) on terms and conditions satisfactory to the Agent and (iii) the conversion to equity on or before May 18, 2004 of (x) the outstanding amounts of principal owed under the Huntingdon Debt, the Herrick Debt and the Trust Debt that in the aggregate exceed $6,800,000 and (y) all accrued and outstanding interest and/or dividends owed under the Huntingdon Debt, the Herrick Debt and the Trust Debt.

      J. Each Borrower is willing to secure all of its obligations under the Credit Documents by granting to the Agent, for the benefit of the Agent and the Lenders, security interests in and liens upon all of its existing and after-acquired personal and real property, including, without limitation, patents and other intellectual property.

      K. Each of the Guarantors is willing to guarantee all of the obligations of the Borrowers under the Credit Documents on the terms and conditions set forth in the Guaranties (as defined herein). Each of the Guarantors is willing to secure its guaranty obligations by granting to the Agent, for the benefit of the Agent and the Lenders, security interests in and liens upon certain of its existing and after-acquired personal and real property, including, without limitation, patents and other intellectual property

                                    AGREEMENT

      In consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

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                                   ARTICLE I
                                  DEFINED TERMS

      Section 1.1 Definitions. As used in this Agreement, including, without limitation, the preamble, recitals, exhibits and schedules hereto, the following terms have the meanings stated:

      "ABC Investment Note" has the meaning set forth in the Recitals.

      "ABC Subordinated Debt" has the meaning set forth in Section 3.1(h) hereof.

      "Action" against a Person means an action, suit, litigation, arbitration, investigation, complaint, contest, hearing, inquiry, inquest, audit, examination or other proceeding threatened or pending against or affecting such Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or Governmental Body.

      "Additional Equity" means all issuances of equity after the Closing Date by any of the Borrowers for Cash (excluding any issuances of equity in exchange for Cash paid in connection with the exercise of any stock option or warrant either now outstanding or hereafter issued (to the extent the future issuance of such stock option or warrant is permitted under this Agreement).

      "Adjusted EBITDA" means, for any period, an amount equal to the sum, determined on a consolidated basis for Borrowers and all their Subsidiaries for such period, of (i) the consolidated earnings (or loss) from the operations after all expenses and other proper charges, but before payment or provision for any income taxes or interest expense, PLUS
      (ii) depreciation and amortization, PLUS (iii) extraordinary and nonrecurring losses, MINUS (iv) extraordinary and nonrecurring gains (in each case, as determined under GAAP), PLUS (v) non-cash stock compensation, PLUS (vi) any expense required to be recorded under GAAP in respect of the issuance of stock options or stock awards; provided that as required by Section 1.2, the foregoing sum shall be adjusted for the effect of advertising expenses and New Member Acquisition Costs as expensed as such amounts are incurred.

      "Adjusted LIBOR" means, as to any Term Loan for any Interest Period, a rate per annum determined by the Agent to be equal to (a) LIBOR DIVIDED BY
      (b) the difference of (i) 1 MINUS (ii) the Reserve Requirement.

      "Affiliate" of a Person means any other Person (a) that directly or indirectly controls, is controlled by or is under common control with, the Person or any of its Subsidiaries, (b) that directly or indirectly beneficially owns or holds 10% or more of any class of equity Security or other similar interests of the Person or any of its Subsidiaries or (c) 10% or more of the equity Securities of which is directly or indirectly beneficially owned or held by the Person or any of its Subsidiaries. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of

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      the management and policies of a Person, whether through the ownership of voting securities, by contract, agreement or otherwise. Notwithstanding the foregoing, neither Zohar nor any of its Affiliates shall be an Affiliate of any of the Borrowers or any Subsidiary of any Borrower.

      "Agent" means initially Zohar and thereafter any successor Agent appointed pursuant to Section 9.8.

      "Aggregate Amounts Due" has the meaning stated in Section 2.11.

      "Agreement" means this Agreement, as it may be amended, supplemented or otherwise modified from time to time.

      "Applicable Base Rate" means for any day the Base Rate plus 7.2%.

      "Applicable LIBOR Rate" means Adjusted LIBOR plus 10%.

      "Asset Sale" means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than any Borrower or any Subsidiary of any Borrower), in one transaction or a series of transactions, of all or any part of the businesses of any Borrower or any Subsidiary of any Borrower, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, (i) including, without limitation, the Capital Stock of any Subsidiary of any Borrower, but (ii) excluding inventory (or other assets) sold or leased in the ordinary course of business, any sales of obsolete or surplus equipment or equipment that is no longer useful in the ordinary course of Borrowers' business, sales of any accounts receivable that have been fully reserved for or written down and/or any compromises or settlements of accounts receivable entered into in the ordinary course of business ) in an amount not to exceed $250,000 per year in face amount of such accounts receivable, and any sale of the assets related Borrowers' "video library business" in accordance with
      Section 6.1(g)(D)(iv).

      "Assignment Agreement" has the meaning stated in Section 11.4(b).

      "Audio Book Club" has the meaning set forth in the Preamble.

      "Authorized Officer" means, as applied to any Person, any individual holding the position of chairman of the board (if an office), chief executive officer, president or one of its executive or senior vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.

      "Bankruptcy Code" means Title 11 of the United States Code entitled

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      "Bankruptcy", as now and hereafter in effect, or any successor statute.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (x) the Federal Funds Rate plus 1/2 of 1% and (y) the "prime rate" of interest in effect for such day as published in the Wall Street Journal.

      "Borrower" has the meaning stated in the Preamble of this Agreement.

      "Borrowing" means the making of the Term Loan.

      "Business Day" means a day other than Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or other governmental action to close.

      "Capital Expenditures" means amounts paid or indebtedness incurred by any Borrower or any Subsidiary of any Borrower in connection with the purchase or lease by any Borrower or any Subsidiary of any Borrower of any fixed asset, real property or improvements that would be treated as capital expenditures and reflected as additions to property, plant or equipment on the balance sheet of such Person in accordance with GAAP.

      "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

      "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

      "Cash" means money, currency or a credit balance in any demand or Deposit Account.

      "Change of Control" means any one or more of the following events:

            (i) Any individual, corporation, partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert (other than Zohar, any Affiliate of Zohar, the Borrowers or any of their Subsidiaries) becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act, of securities of any Borrower possessing either (A) fifty percent (50%) or more of the voting power for the election of directors of such Borrower or (B) fifty percent (50%) or more in value of the outstanding equity securities (or the right to acquire fifty percent (50%) or more) of such Borrower;

            (ii) There shall be consummated any consolidation, merger, or other business combination involving any Borrower or the securities of any Borrower in which (A) holders of voting securities of such Borrower

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      immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of such Borrower (or, if such Borrower does not survive such transaction, voting securities of the corporation surviving such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of such Borrower (or such other surviving corporation) or (B) holders of equity securities of such Borrower immediately prior to such consummation own, as a group, immediately after such consummation, equity securities of such Borrower (or, if such Borrower does not survive such transaction, voting securities of the corporation surviving such transaction) having less than fifty percent (50%) of the equity securities of such Borrower (or such other surviving corporation);

            (iii) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the directors of any Borrower cease for any reason other than voluntary resignation, death, disability, retirement or as otherwise provided in the Credit Documents to constitute at least a majority thereof unless the election, or the nomination for election by such Borrower's shareholders, of each new director of such Borrower was approved by (A) a vote of at least two thirds (2/3) of the directors of such Borrower then still in office who were directors of such Borrower at the beginning of any such period or (B) Zohar;

            (iv) Any two of John Levy, Jeffrey Dittus and Carl Wolf cease to be actively involved in the operations of the Borrowers; or

            (v) Norton Herrick and Huntingdon, in the aggregate, cease to own common stock and/or notes convertible into common stock that when fully converted would equal less than 15% of the outstanding common stock of MediaBay on a fully diluted basis or 10,500,000 shares of common stock.

      "Closing Date" means the date on which all of the conditions set forth in
      Section 3.1 are satisfied or otherwise waived by the Lenders and Agent.

      "Closing Date Certificate" has the meaning stated in Section 3.1(m).

      "Collateral" has the meaning stated in the Security Agreement.

      "Collateral Documents" means the Security Agreement, the Securities Pledge Agreement, the Intellectual Property Security Agreement, the Copyright Collateral Security Agreement, the Trademark Collateral Security Agreement and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents (including, without limitation, UCC financing statements) in order to grant to the Agent, for the benefit of Lenders and the Agent, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

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      "Consents" means any approval, consent, authorization or order of, notice to or registration or filing with, or any other action by, any Governmental Body or other Person.

      "Copyright Collateral Security Agreement" means the Copyright Security Agreement in the form attached hereto as Exhibit C.

      "Credit Document" means any of this Agreement, the Term Note (if any), the Collateral Documents, the Guaranties, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of Agent or any Lender in connection herewith.

      "Credit Party" means each Person (other than the Agent or any Lender or any representative thereof) from time to time party to a Credit Document.

      "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with the Borrower's and its Subsidiaries' operations.

      "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

      "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

      "Dollars" and the sign "$" mean the lawful money of the United States of America.

      "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States of America or any State thereof.

      "$800,000 Note" means that certain $800,000 convertible senior subordinated promissory note, initially due December 31, 2002 and subsequently extended to September 30, 2007, issued by the Company in favor of Huntingdon and evidencing the Huntingdon Secured Subordinated Debt.

      "Eligible Assignee" means (a) any Lender or any Affiliate of any Lender,
      (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses and/or (c) any other Person approved by the Agent; provided, that no Borrower or any Affiliate of any Borrower shall be an Eligible Assignee; provided, further, that Norton Herrick shall expressly be an Eligible Assignee.

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      "Employee Benefit Plan" means any "employee benefit plan" as defined in
      Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, any Borrower, any Subsidiary of any Borrower or any of their respective ERISA Affiliates.

      "Environmental Laws" means all federal, state, local and foreign laws (including without limitation common law), statutes, regulations and rules whether now or hereinafter in effect relating in any way to the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or health and safety matters, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws.

      "Environmental Liability" means any actual, alleged or contingent liability or obligations of the Borrowers or any of their Subsidiaries directly or indirectly resulting from or based on (a) violations or alleged violations of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material, (c) exposure to any Hazardous Material, (d) the release or threatened release of any Hazardous Material into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with any of the foregoing.

      "Environmental Permits" means all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws for the use, storage, treatment, transportation, release, emission and disposal of raw materials, by-products, wastes and other substances used or produced by or otherwise relating to the operations of any Borrower and any Subsidiary of any Borrower.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

      "ERISA Affiliate" means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member, (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member, and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of the Borrower or any of its Subsidiaries shall continue

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      to be considered an ERISA Affiliate of the Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower or any such Subsidiary and with respect to liabilities arising after such period for which the Borrower or such Subsidiary could be liable under the Internal Revenue
      Code or ERISA.

      "ERISA Event" means (a) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation), (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan, (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, (d) the withdrawal by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA, (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of liability on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (g) the withdrawal of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, (h) the occurrence of an act or omission which could give rise to the imposition on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (1), or Section 4071 of ERISA in respect of any Employee Benefit Plan, (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan,
      (j) receipt from the Internal Revenue Service of notice of the failure of

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      any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code, or (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

      "Event of Default" means each of the conditions or events set forth in
      Section 8.1.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

      "Existing Herrick-Related Subordinated Debt" has the meaning set forth in
      Section 3.1(i)

      "Financial Officer Certification" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of MediaBay that such financial statements fairly present, in all material respects, the financial condition of Borrowers and their Subsidiaries on a consolidated basis as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

      "Financial Plan" means the consolidated plan and financial forecast attached hereto as Exhibit A for the three-year period beginning on the Closing Date, including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Borrowers for (i) each month for the first year of such three-year period and (ii) for each Fiscal Quarter of each of the second and third years of such three-year period, together with an explanation of the assumptions on which such forecasts are based.

      "Financials" means, with respect to any Person for any period, the balance sheet of such Person as at the end of such period, and the related statement of income and expense and statement of cash flow of such Person for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP.

      "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

      "Fiscal Year" means the fiscal year of each Borrower and each Subsidiary of each Borrower ending on December 31 of each calendar year.

      "Foreign Lender" has the meaning stated in Section 7.2(a).

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      "GAAP" means generally accepted accounting principles in the United States as in effect from time to time, consistently applied throughout the periods to which reference is made.

      "Governmental Body" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any administrative, judicial, legislative, executive, regulatory, police or taxing authority of any government, whether supranational, national, federal, state, regional, provincial, local, domestic or foreign.

      "Guaranty" has the meaning stated in Section 3.1(u).

      "Guarantors" mean, collectively, each Domestic Subsidiary of each of the Borrowers other than Radio Spirits, Audio Book Club and the Inactive Subsidiaries.

      "Hazardous Materials" means any hazardous or toxic substance, waste, contaminant, pollutant, gas or material, including, without limitation, radioactive materials, oil, petroleum and petroleum products and constituents thereof, which are regulated under any Environmental Law, including, without limitation, any substance, waste or material which is
      (a) designated a "pollutant", "hazardous substance", "extremely hazardous substance" or "toxic chemical" under any Environmental Law, or (b) regulated in any way under the Regulations of any state where any Borrower or any Subsidiary of any Borrower conduct its business or owns any real property or has any leasehold or in which any Relevant Property is located.

      "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement entered into in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of Borrower's or any of its Subsidiaries' businesses.

      "Herrick Debt" has the meaning set forth in the Recitals.

      "Herrick-Related Subordinated Debt" means (x) from the Closing Date through the date of the conversion of the Existing Herrick-Related Subordinated Debt into the Restructured Herrick-Related Subordinated Debt pursuant to Section 3.2(b), the Existing Herrick-Related Subordinated Debt and (y) at all times thereafter, the Restructured Herrick-Related Subordinated Debt.
      "Huntingdon Debt" has the meaning set forth in the Recitals.

      "Huntingdon Financing Debt" has the meaning set forth in the Recitals.

      "Huntingdon Secured Subordinated Debt" has the meaning set forth in the Recitals.

      "Huntingdon October 2002 Debt" has the meaning set forth in the Recitals.

      "Inactive Subsidiaries" means the Domestic Subsidiaries set forth on
      Schedule 4.1(p).

      "Indebtedness" means, with respect to any Person, without duplication, the following: (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services other than accounts payable and accrued liabilities that would be classified as current liabilities under GAAP which payables and expenses are incurred in respect of property or services purchased in the ordinary course of business, (iii) all obligations or such Person evidenced by notes, bonds, debentures or similar borrowing or securities instruments, (iv) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (v) all obligations of such Person as lessee under Capital Leases, (vi) all obligations of such Person in respect of banker's acceptances and letters of credit, (vii) all obligations of such person secured by Liens on the assets and property of such Person, (viii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock,
      (ix) all obligations of such Person in respect of any guaranty by such Person of any obligation of another Person of the type described in clauses (i) through (viii) of this definition) and (x) all obligations of another Person of the type described in clauses (i) through (ix) secured by a Lien on the property or assets of such Person (whether or not such Person is otherwise liable for such obligations of such other Person).

      "Intellectual Property Security Agreement") means the Intellectual Property Security Agreement in the form attached hereto as Exhibit B.

      "Interest Period" means consecutive one-month periods, beginning on the date hereof and ending on the Maturity Date; provided that:

                  (i) the initial Interest Period shall begin on the Closing
            Date and each subsequent Interest Period will begin on the day following the last day of the preceding Interest Period (with such last day of such preceding Interest Period determined with reference to clauses (ii) through (v) below;

                  (ii) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to the provisions of clause (iv) below, be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) below, end on the last Business Day of a calendar month;

                  (iv) any Interest Period that would otherwise end after the
            Maturity Date shall end on the Maturity Date; and

                  (v) except as otherwise provided under clause (iii) or (iv)
            above, no Interest Period shall have a duration of less than one month and if any applicable Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

      "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the Borrower's and its Subsidiaries' operations.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

      "Investment" means (a) any direct or indirect purchase or other acquisition for value by any Borrower or any Subsidiary of any Borrower of, or of a beneficial interest in, any of the Securities (including any Capital Stock) of any Person, (b) any direct or indirect redemption or retirement by any Borrower or any Subsidiary of any Borrower from any Person, of any Capital Stock of such Person, and (c) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by any Borrower or any of Subsidiary of any Borrower to any other Person (other than a Borrower or a Subsidiary of a Borrower), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person and/or constitute ordinary trade credit extended in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

      "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

      "Knowledge" means, with respect to any Borrower or any Credit Party as the context requires, the knowledge of any of such Borrower's or Credit Party's Authorized Officers after reasonable inquiry by such Authorized Officers.

      "Leasehold Property" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Lenders in their sole discretion as not being required to be included in the Collateral.

      "Lenders" has the meaning set forth in the Preamble to this Agreement.

      "LIBOR" means, as to any Term Loan for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days before the beginning of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. If such rate is not available at such time for any reason, LIBOR as to any LIBOR Loan for any Interest Period shall be the arithmetic mean (rounded upward, if necessary, to the next 1/16 of 1%) of the offered quotations of at least two Reference Banks to the prime banks in the London interbank market for dollar deposits with a maturity comparable to such Interest Period at approximately 11:00 a.m., London time, two Business Days before the beginning of such Interest Period. For purposes of this definition, "Reference Banks" shall mean major banks in the London interbank market selected by the Agent.

      "Lien" means any encumbrance, mortgage, pledge, hypothecation, charge, restriction or other security interest of any kind securing any obligation of any Person.

      "Margin Stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

      "Material Adverse Effect" means, with respect to the Borrowers any material adverse effect on the financial condition or business operations of the Borrowers and all of their Subsidiaries taken as a whole or material impairment of the ability of the Borrowers to perform their obligations hereunder or under of any of the other Credit Documents.

      "Material Contracts" means, with respect to any Person, each contract listed on Schedule 4.1(bb), each contract which is a replacement or a substitute for any contract listed on such Schedule and each other contract to which such Person is a party which is material to the business, financial condition, operations, performance, properties or reasonably foreseeable business prospects of such Person.

      "Maturity Date" means the earlier of (a) April 28, 2005, provided, however, that the Borrowers may, on each of the first anniversary of the Closing Date and the second anniversary of the Closing Date, extend the maturity of the Term Loan in accordance with Section 2.12 hereof, and (b) the date that the Term Loan shall become due and payable in full hereunder, whether by acceleration or otherwise. For the avoidance of doubt, the Maturity Date shall not extend beyond April 28, 2007.

      "MediaBay" has the meaning set forth in the Preamble.

      "Multiemployer Plan" means any Employee Benefit Plan which is a "multi-employer plan" as defined in Section 3(37) of ERISA.

      "Net Asset Sale Proceeds" means, for any Borrower, with respect to any Asset Sale, an amount equal to: (a) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by such Borrower or any of its Subsidiaries from such Asset Sale, minus
      (b) any bona fide direct costs incurred in connection with such Asset Sale, including (i) income or gains taxes actually payable by the seller as a result of any gain recognized in connection with such Asset Sale,
      (ii) payment of the outstanding principal amount of and premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (iii) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by such Borrower or any of its Subsidiaries in connection with such Asset Sale.

      "Net Equity Issuance Proceeds" means, for any Borrower, with respect to any issuance of Additional Equity by such Borrower, an amount equal to (a) the Cash proceeds received by such Borrower from such equity issuance, minus (b) any bona fide direct costs incurred in connection with such equity issuance, including all attorneys', underwriters' and investment bankers' fees and expenses.

      "Net Insurance/Condemnation Proceeds" means, for any Borrower, an amount equal to: (a) any Cash payments or proceeds received by such Borrower or any of its Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of such Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking minus (b) (i) any actual and reasonable documented costs incurred by such Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of such Borrower or such Subsidiary in respect thereof, and (ii) any bona fide direct and reasonable costs incurred in connection with any sale of such assets as referred to in clause (a)(ii) of this definition, including income taxes actually payable as a result of any gain recognized in connection therewith.

      "New Member Acquisition Costs" means amounts expended by any Borrower or any Subsidiary of any Borrower for any type of advertising in any medium for the purpose of acquiring customers.

      "Obligations" means all indebtedness, obligations and liabilities of each Credit Party from time to time owed to the Agent, the Lenders or any of them or their respective Affiliates direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any other Credit Document or Hedge Agreement or in respect of any of the Term Loan, the Term Note, if any, or any other instruments at any time evidencing any thereof.

      "October 2003 Notes" has the meaning set forth in the Recitals.

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

      "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or
      Section 302 of ERISA.

      "Permit" means any permit, license, approval, consent, permission, notice, franchise, confirmation, endorsement, waiver, certification, registration, qualification, clearance or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any federal, state, local or foreign Regulation.

      "Permitted Indebtedness" means the indebtness permitted pursuant to
      Section 6.1(a).

      "Permitted Liens" means each of the Liens permitted pursuant to Section 6.1(b).

      "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, other legal entities and Governmental Bodies.

      "Premier Put Settlement Obligations" means those obligations and undertakings of MediaBay in settlement of the obligations of MediaBay with respect to those rights held by Premier Electronics Laboratories, Inc. ("PEL") that require MediaBay to repurchase certain shares of the Capital Stock of MediaBay issued to PEL in connection with the purchase by MediaBay of certain assets of PEL, as such rights of PEL and such settlement terms are more fully set forth on Schedule 1.1(a) hereto.

      "Principal Office" means, for the Agent, its office located at 112 South Tryon Street, Suite 700, Charlotte, North Carolina, 28284, Attention: Greg Murphy, or such other office as the Agent may from time to time designate in writing to each Borrower and each Lender.

      "Prior Credit Agreement" has the meaning stated in the Recitals.

      "Pro Rata Share" means, with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (i) the Term Loan Exposure of that Lender by (ii) the aggregate Term Loan Exposure of all Lenders.

      "Projections" has the meaning stated in Section 4.7(c).

      "Radio Spirits" has the meaning set forth in the Preamble.

      "Register" has the meaning stated in Section 2.4(b).

      "Regulation" means each applicable law, rule, regulation, order, guidance or recommendation (or any change in its interpretation or administration) by any Governmental Body, central bank or comparable agency and any request or directive (whether or not having the force of law) of any of those Persons and each judgment, injunction, order, writ, decree or award of any Governmental Body, arbitrator or other Person.

      "Relevant Property" means for any Borrower, all sites, facilities, locations, real property and leaseholds (a) presently or formerly owned, leased, used or operated by such Borrower or any of its Subsidiaries (whether or not such properties are currently owned, leased, used or operated by such Borrower or any of its Subsidiaries), (b) at which any Hazardous Material has been transported, disposed, treated, stored or released by such Borrower or any of its Subsidiaries, or (c) that are directly adjacent to any sites, facilities, locations, real property or leaseholds presently or formerly owned, leased, used or operated by such Borrower or any of its Subsidiaries.

      "Required Lenders" means the Lenders holding a majority of the sum of the Term Loan Exposure.

      "Reserve Requirement" means, as to any Term Loan for any Interest Period, that percentage (expressed as a decimal, rounded up to the next 1/100th of 1%) in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System applicable to any member bank of the Federal Reserve System for determining the maximum reserve requirement of such bank (including any emergency, supplement or other marginal reserve requirement) with respect to "Eurocurrency liabilities" as such term is defined in Regulation D.

      "Restricted Junior Payment" means for any Borrower and/or any Subsidiary of any Borrower, (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of such Borrower or any Subsidiary of such Borrower (other than dividends or other distributions to any other Borrower or any other Subsidiary) now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of such Borrower or its Subsidiaries now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of such Borrower or its Subsidiaries now or hereafter outstanding and (d) any payment on account of the Subordinated Debt unless such payment is permitted under the Subordination Agreement or any other applicable subordination agreement or subordination terms; provided that no payment by Borrowers in performance and/or satisfaction of the Premier Put Settlement Obligations shall be deemed to be a Restricted Junior Payment under this definition.

      "Restructured Herrick-Related Subordinated Debt" has the meaning set forth in Section 3.2(b).

      "Scheduled Principal Payments" means, for any fiscal period, the aggregate amount of all principal required to be paid by the Borrower during such period under Section 2.6(b) herein in respect of the Term Loan.

      "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

      "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

      "Securities Pledge Agreement" means the Securities Pledge Agreement in the form attached hereto as Exhibit E.

      "Security Agreement" means the Security Agreement in the form attached hereto as Exhibit G.

      "Solvent" means, with respect to any Person, that as of the date of determination both (a)(i) the sum of such Person's debt (including contingent liabilities) does not exceed all of its property, at a fair valuation, (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute, and matured, (iii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and (iv) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due, and (b) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

      "Subordinated Debt" means (i) the Herrick-Related Subordinated Debt, (ii) the ABC Subordinated Debt and (iii) any other Indebtedness for borrowed money incurred by any Borrowers hereafter which, in every case, is expressly subordinated and made junior to the payment and performance of the Obligations of the Borrowers and the other Credit Parties to the Lenders and is subject to a written subordination agreement acceptable to the Agent.

      "Subordination Agreement" has the meaning set forth in Section 3.1(k) hereof.

      "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding. For the avoidance of doubt, the Guarantors are Subsidiaries of the Borrowers.

      "Tax" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

      "Term Lender" means a Lender with a Term Loan Exposure.

      "Term Loan" means the Term Loan made by a Lender to the Borrower pursuant to Section 2.1, as such Term Loan balance may be increased pursuant to
      Section 2.12.

      "Term Loan Amount" means the amount of each Lender's Term Loan, as set forth on Schedule 2.1 or in the applicable Assignment Agreement, subject to any increase or reduction pursuant to the terms and conditions hereof, including, without limitation, payments and prepayments of principal amounts thereof. The aggregate amount of the Term Loan Amount as of the Closing Date is $9,500,000.00.

      "Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loan of such Lender.

      "Term Note" has the meaning set forth in Section 2.3(c).

      "Trademark Collateral Security Agreement" means the Trademark Security Agreement in the form attached hereto as Exhibit D.

      "Transfer" means a direct or indirect offer, transfer, sale, assignment, pledge, hypothecation or other disposition of all or any interest.

      "$2,500,000 Note" means that certain $2,500,000 principal amount convertible senior promissory note, initially due September 30, 2002 and subsequently extended to September 30, 2007, issued by the Company in favor of Huntingdon and evidencing the Huntingdon Financing Debt.

      "2004 Convertible Notes' has the meaning set forth in the Recitals.

      "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

      "Zohar" has the meaning set forth in the Preamble to this Agreement.

      Section 1.2 Accounting Treatment of Advertising Expenses and New Member Acquisition Costs. Notwithstanding anything to the contrary contained in any other provision of this Agreement, all advertising expenses of Borrowers and their Subsidiaries, including all New Member Acquisition Costs, shall be treated as expensed and not amortized regardless of GAAP, provided that, in complying with the reporting provisions of this Agreement, including the applicable provisions of Section 5.1(a), Borrowers shall be permitted to deliver the audited or publicly filed financial statements of MediaBay and its consolidated Subsidiaries prepared in accordance with GAAP (which may require amortization of advertising expenses, including New Member Acquisition Costs) so long as together with such audited or publicly filed financial statements Borrowers shall deliver to Agent a schedule reporting Adjusted EBITDA and net income of MediaBay and its consolidated Subsidiaries as if advertising expenses, including New Member Acquisition Costs, were expensed as incurred.

                                   ARTICLE II
                                     Loans

      Section 2.1 Term Loan. Subject to the terms and conditions hereof and relying on the representations and warranties herein set forth, each Lender agrees to make a single Term Loan to the Borrowers on the Closing Date in the aggregate amount of $8,600,000. On the Closing Date, Zohar shall be the sole Lender. The Term Loan shall (i) bear interest as provided in Section 2.4 hereof and (ii) be entitled to the security interests, collateral and other rights and benefits provided pursuant to the other Credit Documents. Any principal amounts of the Term Loan subsequently repaid or prepaid may not be reborrowed. As a condition to the Lenders agreeing to make the Term Loan, each of the Credit Parties agrees and acknowledges that while the Term Loan will only be advanced in a single borrowing equal to $8,600,000, the initial principal amount of the Term Loan to repaid hereunder shall be $9,500,000 (as such amount may be increased pursuant to Section 2.12), the full amount of which shall be deemed to be part of the Term Loan for all purposes hereunder. Subject to Sections 2.7(a) and 2.8, all amounts owed hereunder with respect to the Term Loan shall be paid in full no later than the Maturity Date.

      Section 2.2 Use of Proceeds. The proceeds of the Term Loan made on the Closing Date shall be used by Borrowers solely for: first, (i) payment in full of the Obligations (as such term is defined in the Prior Credit Agreement) under the Prior Credit Agreement, (ii) payment in full of all outstanding amounts including all principal and accrued interest owed under the October 2003 Notes and (iii) payment of all accrued and outstanding interest and 50% of the principal outstanding and owed under the ABC Investment Note; and second, working capital and general corporate purposes of the Borrower and its Subsidiaries. No portion of the proceeds of any Borrowing shall be used by Borrower or any of its Subsidiaries in any manner that might cause such Borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act, in each case as in effect on the date or dates of such Borrowing and such use of proceeds.

      Section 2.3 Evidence of Debt; Register; Lenders' Books and Records; Notes.

            (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of the Borrowers to such Lender, including the amounts of the Term Loan owed to it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrowers, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Term Loan or any of the Borrowers' Obligations; and provided, further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

            (b) Register. Agent shall maintain, as the Borrowers' agent, at Agent's Principal Office a register for the recordation of the names and addresses of each Lender, and the fees, interest and the Term Loan Amount owed to each Lender (the "Register"). The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall record in the Register the fees, interest and the outstanding balance of the Term Loan, and each repayment or prepayment in respect of the principal amount of and interest, fees and other amounts with respect to the Term Loan, and any such recordation shall be conclusive and binding on the Borrowers and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Term Loan Amount, or the Borrowers' Obligations in respect thereto. No transfer of any Term Loan and/or any interests therein shall be effective until such transfer is recorded in the Register.

            (c) Notes. If so requested by any Lender by written notice to the Borrowers (with a copy to Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to
      Section 11.4) on the Closing Date (or, if such request is delivered after the Closing Date, promptly after such Borrower's receipt of such request) a promissory note, in the form of Exhibit 2.3(c)(ii) (each, a "Term Note"), to evidence such Lender's Term Loan.

      Section 2.4 Interest on Term Loan.

            (a) Applicable Rate. Except as otherwise set forth herein, the Term Loan shall bear interest on the unpaid Term Loan Amount thereof from the date made through repayment (whether by acceleration or otherwise) at the Applicable LIBOR Rate.

            (b) Calculation of Interest Rates. Interest payable pursuant to this
      Section 2.4 shall be computed on the basis of a 365 day or 366 day year, as the case may be, for the actual number of days elapsed in the period during which it accrues. In computing interest on any Term Loan, the date of the making of such Term Loan or the first day of an interest period applicable to such Term Loan shall be included, and the date of payment of such Term Loan or the expiration date of an interest period applicable to such Term Loan shall be excluded; provided, if a Term Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Term Loan.

            (c) Payment of Interest. Interest on each Term Loan shall be payable in arrears on (i) the last day of each Interest Period, (ii) any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (iii) the Maturity Date, including final maturity.

            (d) Default Interest. Upon the occurrence and during the continuance of an Event of Default described in Section 8.1, the principal amount of the Term Loan and, to the extent permitted by applicable law, any interest payments on the Term Loan or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 3% per annum in excess of the interest rate otherwise payable hereunder with respect to the Term Loan. Payment or acceptance of the increased rates of interest provided for in this Section 2.4 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

            (e) Changed Circumstances. If the introduction of or any change in or in the interpretation of (in each case, after the date hereof) any law or regulation applicable to any Lender makes it unlawful, or any Governmental Body asserts, after the date hereof, that it is unlawful, for any Lender to perform its obligations hereunder to maintain the Term Loan at the Adjusted LIBOR Rate, such Lender shall notify the Agent of such event and the Agent shall notify the Borrowers of such event, and the right of the Borrowers to apply the Applicable LIBOR Rate to any subsequent Interest Period shall be suspended until the Agent shall notify the Borrowers that the circumstances causing such suspension no longer exist, and the Borrowers shall forthwith prepay in full the Term Loan then outstanding, and shall pay all interest accrued thereon through the date of such prepayment, unless the Borrowers, within three (3) Business Days after such notice from the Agent, requests that the interest rate applicable to the Term Loan be converted from the Applicable LIBOR Rate to the Applicable Base Rate as in effect from time to time; provided, that if the date of such repayment or proposed conversion is not the last day of an Interest Period applicable to such Term Loan, the Borrowers shall also pay any amount due pursuant to Section 7.5.

      Section 2.5 [Reserved.]

      Section 2.6 Repayment; Scheduled Principal Payments.

            (a) Repayment. The Term Loan shall be due and payable, and the Borrowers shall be required to repay all of the Obligations (including, without limitation, all accrued and unpaid principal and interest on the principal amounts of the Term Loan) on the Maturity Date.

            (b) Scheduled Principal Payments. On each March 31, June 30, September 30 and December 31, beginning on June 30, 2004, Borrowers shall make principal payments on account of the Term Loan in the amount of Fifty Thousand Dollars ($50,000); provided, that if any such payment date is not a Business Day, such payment shall be made on the next succeeding Business Day.

      Section 2.7 Optional Prepayments.

            (a) Optional Prepayments. Any time and from time to time the Borrowers may prepay, without premium or penalty, the Term Loan on any Business Day in whole or in part, in an aggregate minimum amount of $100,000 (or such lesser amount as shall constitute the entire amount of the Term Loan then outstanding), which prepayment shall be applied to permanently repay and reduce the Term Loan as set forth in Section 2.9. If at any time there is more than one Lender, the Term Loan shall be prepaid pro rata (based on the outstanding Term Loan Amount at such time).

            (b) Notice of Optional Prepayment. All such prepayments shall be made on a Business Day and upon not less than one Business Day's prior written or telephonic notice, in each case given to Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Agent (and the Agent will promptly transmit such telephonic or original notice for Term Loan by facsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Term Loan specified in such notice shall become due and payable on the prepayment date specified therein.

      Section 2.8 Mandatory Prepayments; Mandatory Commitment Reductions.

            (a) Asset Sales. No later than the first Business Day following the date of receipt by the Borrowers or any of their Subsidiaries of any Net Asset Sale Proceeds, Borrowers shall prepay the Term Loan in an aggregate amount equal to such Net Asset Sale Proceeds, which prepayment shall be applied to permanently repay and reduce the Term Loan as set forth in
      Section 2.9; provided (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Asset Sale Proceeds from the Closing Date through the applicable date of determination do not exceed $100,000, Borrowers shall have the option, directly or through one or more of their Subsidiaries, to invest Net Asset Sale Proceeds within ninety (90) days of receipt thereof in long-term productive assets of the general type used in the business of the Borrowers and their Subsidiaries.

            (b) Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by the Borrowers or any of their Subsidiaries, or Agent as loss payee, of any Net Insurance/Condemnation Proceeds, the Borrowers shall prepay the Term Loan in an aggregate amount equal to such Net Insurance/Condemnation Proceeds, which prepayment shall be applied to permanently repay and reduce the Term Loan as set forth in Section 2.9; provided (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Insurance/Condemnation Proceeds from the Closing Date through the applicable date of determination do not exceed $100,000 the Borrowers shall have the option, directly or through one or more of their Subsidiaries to invest such Net Insurance/Condemnation Proceeds within ninety (90) days of receipt thereof in long term productive assets of the general type used in the business of the Borrowers and their Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; and provided, further, that at any time that a Default or an Event of Default has occurred and is continuing, the Agent shall make, settle, and adjust all claims under such Borrower's or such Subsidiary's policies of insurance and make all determinations and decisions with respect to such policies of insurance.

            (c) Prepayment Certificate. Concurrently with any prepayment of the Term Loan pursuant to Sections 2.8(a) or Section 2.8(b), the Borrowers shall deliver to Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds. In the event that the Borrowers shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrowers shall promptly make an additional prepayment of the Term Loan in an amount equal to such excess, and the Borrowers shall concurrently therewith deliver to Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

            (d) Additional Equity. No later than the first Business Day following the date of receipt by Borrowers or any of their Subsidiaries of any Net Equity Issuance Proceeds, Borrowers shall apply such Net Equity Issuance Proceeds in the following manner: (i) 50% shall be applied toward prepayment of the Term Loan in an aggregate amount equal to such Net Equity Issuance Proceeds, which prepayment shall be applied to permanently repay and reduce the Term Loan as set forth in Section 2.9, and (ii) 50% shall be used as working capital solely to pay advertising and marketing expenses of the Borrowers (for the avoidance of doubt, no amounts under this clause (ii) shall be applied toward the repayment of any other debt of the Borrowers).

      Section 2.9 Application of Prepayments. Absent a Default or an Event of Default, any prepayment of any Term Loan pursuant to Section 2.7(a), 2,8(a), 2.8(b) or 2.8(d) shall be applied to prepay each scheduled installment of principal on the Term Loan in inverse order of due date to the full extent thereof.

      Section 2.10 General Provisions Regarding Payments.

            (a) Payments. All payments by the Borrowers of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 12:00 p.m. (New York City time) on the date due at the Agent's Principal Office for the account of Lenders. All funds received by Agent after that time on such due date shall be deemed to have been paid by the Borrowers on the next succeeding Business Day.

            (b) Non-Conforming Payments. The Agent shall deem any payment by or on behalf of the Borrowers hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Agent until the later of (i) the time such funds become available funds and (ii) the applicable next Business Day. Agent shall give prompt telephonic notice

      (confirmed in writing) to the Borrowers and each applicable Lender if any payment is non-conforming. To the extent any non-conforming payment may be deemed to have been received on a date after the date such payment was due hereunder pursuant to the provisions of the prior sentence, such failure of such payment to have been made when due may constitute or become a Default or Event of Default to the extent so provided under the terms of
      Section 8.1. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate otherwise applicable hereunder (including, if applicable, pursuant to Section 2.4) from the date such amount was due and payable until the date such amount is paid in full.

            (c) Payments to Include Accrued Interest. All payments in respect of the principal amount of any Term Loan (whether mandatory or optional) shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Term Loan on a date when interest is due and payable with respect to such Term Loan) shall be applied to the payment of interest before application to principal.

            (d) Distributions by Agent. Agent shall promptly distribute to each Lender via facsimile or electronic correspondence, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Agent.

            (e) Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day (subject to the definition of Interest Period) and such extension of time shall be included in the computation of the payment of interest hereunder.

      Section 2.11 Ratable Sharing. If at any time and from time to time there is more than one Lender, Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Term Loan made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker's lien, by counter-claim or cross-action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization any of the Borrowers or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set off or counter claim with respect to any and all monies owing by such Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

      Section 2.12 Extension of Maturity Date. The Borrowers, so long as no Default or Event of Default has occurred and is continuing, may, (a) on the first anniversary of the Closing Date, extend the Maturity Date to April 28, 2006, and (b) provided that the Maturity Date has been extended pursuant to clause (a), on the second anniversary of the Closing Date, further extend the Maturity Date to April 28, 2007, in each case by providing written notice to the Agent and the Lender thirty (30) Business Days prior to the related anniversary date; provided, that (i) if the Maturity Date is extended pursuant to clause (a) above, the Borrowers on the first anniversary of the Closing Date shall increase the amount of the aggregate outstanding balances of the Term Loan by $600,000 (for the avoidance of doubt, however, it is understood that no further funds shall be advanced to the Borrowers), (ii) if the Maturity Date is extended pursuant to clause (b) above, the Borrowers on the second anniversary of the Closing Date shall increase the amount of the aggregate outstanding balances of the Term Loan by $300,000 (for the avoidance of doubt, however, it is understood that no further funds shall be advanced to the Borrowers) and (iii) if the Term Loan is increased pursuant to the immediately preceding clauses (i) or (ii), the Term Note shall be increased by a corresponding amount and shall be due and payable on the Maturity Date, bear interest at the rate applicable to the Term Loan and be deemed to be part of the Term Loan for all purposes hereunder. For the avoidance of doubt, the Maturity Date shall not be extended beyond April 28, 2007.

                                  ARTICLE III
                  Conditions Precedent; Conditions Subsequent

      Section 3.1 Conditions Precedent; Closing Date. The obligation of any Lender to make the Term Loan and the other financial accommodations described herein on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 11.1, of the following conditions on or before the Closing Date:

            (a) Secretary's Certificate. The Lenders shall have received a certificate of the secretary or assistant secretary, the manager or the general partner, as the case may be, of each Credit Party, each substantially in the form of Exhibit 3.1(a), with respect to (i) the articles of incorporation, certificate of formation or certificate of limited partnership, as the case may be, of such Credit Party, (ii) the bylaws, operating agreement or limited partnership agreement, as the case may be, of such Credit Party, (iii) the resolutions of the board of directors, manager or general partner, as the case may be, of such Credit Party approving each Credit Document to which such Credit Party is a party and the other documents to be delivered by such Credit Party under the Credit Documents and the performance of the obligations of such Credit Party thereunder, and (iv) the names and true signatures of the officers of such Credit Party or such other persons authorized to sign each Credit Document to which such Credit Party is a party and the other documents to be delivered by it under the Credit Documents.

            (b) Organizational and Capital Structure. The organizational structure and the capital structure of the Borrowers and their Subsidiaries, shall be as set forth in Section 4.1(m) and Schedule 4.1(m).

            (c) Good Standing Certificates. The Lenders shall have received a good standing certificate from the applicable Governmental Body of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date.

            (d) Financials. The Lenders shall have received the Financials described in Section 4.1(d).

            (e) Evidence of Insurance. Lenders shall have received a certificate from each Borrower's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.1(c) is in full force and effect and that Agent, for the benefit of Lenders and Agent, has been named as additional insured and loss payee thereunder.

            (f) Prior Credit Agreement. The Agent shall have received (i) a payoff letter, satisfactory in form and substance to the Agent, with respect to (A) the payment in full of the Obligations (as such term is defined in the Prior Credit Agreement) under the Prior Credit Agreement and (B) the termination of the Prior Credit Agreement and all documents related thereto, and (ii) copies of the UCC-3 termination statements to be filed on the Closing Date against all liens and security interests granted in connection with the Prior Credit Agreement and all documents related thereto (with file-stamped copies to follow promptly thereafter) and/or written authorization to file all such termination statements.

            (g) October 2003 Notes. The Agent shall have received a payoff letter, satisfactory in form and substance to the Agent, with respect to the payment in full of all amounts outstanding under the October 2003 Notes.

            (h) ABC Investment Note. The Agent shall have received evidence, satisfactory in form and substance to the Agent, of a payment in cash of 50% of the outstanding amounts owed under the ABC Investment Note. The remaining outstanding amounts owed under the ABC Investment Note (the "ABC Subordinated Debt") (i) shall be subordinated in accordance with Section 3.1(k) hereof and (ii) the maturity thereof shall be extended to the date three months and one day following the Maturity Date, in each case on terms and conditions satisfactory to the Agent.

            (i) Huntingdon Debt, the Herrick Debt and the Trust Debt. The Huntingdon Debt, the Herrick Debt and the Trust Debt (collectively, the "Existing Herrick-Related Subordinated Debt") shall be subordinated in accordance with Section 3.1(k) hereof.

            (j) 2004 Convertible Notes. The Agent shall have received evidence, satisfactory in form and substance to the Agent, of the conversion on April 12, 2004 of all outstanding amounts owed under the 2004 Convertible Notes to 5,398,210 common shares of MediaBay, at the conversion rate of $0.75 per share.

            (k) Subordination Agreement. The Agent shall have received one or more fully executed subordination agreements, dated as of the date hereof (collectively, the "Subordination Agreement"), each satisfactory in form and substance to the Agent, each evidencing (i) the subordination of all payments in respect of the Herrick-Related Subordinated Debt and the ABC Subordinated Debt to payments in respect of the Obligations, and (ii) the subordination of all liens granted in respect of the Herrick-Related Subordinated Debt and the ABC Subordinated Debt, if any, to the security interests granted hereunder and under the Security Agreement, in each case until such time as all Obligations are paid in full.

            (l) Opinions of Counsel. The Lenders shall have received an originally executed copy of the favorable written opinion of Blank Rome LLP, counsel for the Credit Parties, in the form of Exhibit 3.1(l), and as to such other matters as Agent or any Lender may reasonably request, dated as of the Closing Date, and otherwise in form and substance reasonably satisfactory to Agent and Lenders.

            (m) Closing Date Certificate. Lenders shall have received an originally executed Closing Date Certificate, in the form of Exhibit 3.1(m) (the "Closing Date Certificate"), from each Borrower, together with any attachments thereto.

            (n) UCC Financing Statements. Lenders shall have received UCC financing statements duly authorized by each applicable Credit Party with respect to all personal, real and mixed property Collateral of such Credit Party, for filing in all jurisdictions as may be necessary or, in the opinion of the Lenders, desirable, to perfect the security interests created in such Collateral pursuant to the Collateral Documents.

            (o) Collateral Agreements. The Lenders shall have received (i) the Security Agreement, (ii) the Securities Pledge Agreement, (iii) the Intellectual Property Security Agreement, (iv) the Copyright Collateral Security Agreement, and (v) the Trademark Collateral Security Agreement, in each case, in the form attached hereto and duly executed and delivered by each party thereto.

            (p) Security Collateral. The Lenders shall have received the Securities Pledge Agreement (including the stocks pledged thereunder), certificates, instruments and promissory notes (which certificates, instruments and promissory notes shall be accompanied by instruments of transfer or assignment duly endorsed in blank and otherwise in form and substance satisfactory to Agent and Lenders) representing or evidencing all security collateral pledged pursuant to the Collateral Documents.

            (q) Other Actions to Perfect Security Interests. The Lenders shall have received evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument, and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Lenders.

            (r) Other Information. The Agent and Lenders shall have received any other financial or non financial information regarding each Borrower and its Subsidiaries as the Agent or any Lender may reasonably request.

            (s) Proceedings. All proceedings taken or to be taken in connection with the transactions contemplated by this Agreement shall be satisfactory to the Agent and Lenders and their counsel.

            (t) Fees and Costs. The Borrowers shall have paid all fees and expenses (including attorneys' fees) and out of pocket expenses of the Lenders and the Agent incurred in connection with this Agreement and the other Credit Documents.

            (u) Guaranties. The Lenders shall have received a Guaranty, substantially in the form attached hereto as Exhibit 3.1(u), from each Guarantor, duly executed and delivered by such Guarantor.

            (v) Consents. The Lenders shall have received such Consents and other information, approvals, opinions or documents reasonably requested by the Agent or the Lenders in connection with the making of the Term Loan on the Closing Date.

            (w) Use of Proceeds. The Borrower shall have confirmed in writing that the proceeds of the Term Loan shall be used only in accordance with the provisions of Section 2.2.

            (x) No Material Adverse Effect. No Material Adverse Effect shall have occurred after giving effect to the making of the Term Loan.

      Section 3.2 Condition Subsequent.

            (a) Delivery of Financials, Schedule 4.1(m). Borrowers shall deliver to Agent within five (5) Business Days after the Closing Date (a) the audited consolidated Financials of MediaBay and its Subsidiaries dated as of December 31, 2003 and for the period then ended prepared in accordance with GAAP and reported on without qualification by their accountants, which Financials shall be consistent in all material respects with the drafts of such Financials provided by Borrowers to Agent prior to the Closing Date, and (b) a final version of Schedule 4.1(m) which shall true, correct and complete in all respects after giving effect to the transactions contemplated hereunder on the Closing Date.

            (b) Huntingdon Debt, the Herrick Debt and the Trust Debt. On or before June 1, 2004, the outstanding amounts owed under the Huntingdon Debt, the Herrick Debt and the Trust Debt shall be restructured into notes of which the aggregate principal amount thereof plus the outstanding and accrued interest thereon as of the Closing Date shall equal $6,800,000 and preferred stock of MediaBay as described on Schedule 3.1(i) hereto (such new notes and such preferred stock and the Indebtedness and obligations evidenced thereby, collectively, the "Restructured Herrick-Related Subordinated Debt") which notes shall be subordinated in accordance with
      Section 3.1(k) hereof. All (x) outstanding amounts of principal owed under the Huntingdon Debt, the Herrick Debt and the Trust Debt in excess of $6,800,000 and (y) all accrued and outstanding interest and/or dividends owed under the Huntingdon Debt, the Herrick Debt and the Trust Debt shall be converted to equity of MediaBay.

                                   ARTICLE IV
                         Representations and Warranties

      Section 4.1 Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Term Loan on the Closing Date, each Credit Party hereby represents and warrants (to the extent such representation or warranty is applicable to such Credit Party) to the Agent and each Lender as follows on the Closing Date:

            (a) each Borrower and each of its Subsidiaries and each other Credit Party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and is duly qualified and in good standing in every other jurisdiction where it is doing business except where the failure to so qualify does not have a Material Adverse Effect on it, and the execution, delivery and performance by each Borrower and each of its Subsidiaries and each other Credit Party of the Credit Documents
      (i) are within its respective authority, (ii) have been duly authorized, and (iii) do not conflict with or contravene its respective corporate governance documents;

            (b) upon execution and delivery thereof, each Credit Document shall constitute the legal, valid and binding obligation of each Borrower, each Subsidiary of each Borrower and each other Credit Party which is a party thereto, enforceable in accordance with its terms;

            (c) each Borrower, each Subsidiary of each Borrower and each other Credit Party has good and marketable title to all its respective material properties, subject only to Permitted Liens, and possesses all assets, including intellectual properties, franchises and Consents, adequate for the conduct of its respective businesses as now conducted, without (to the Knowledge of the respective Credit Party) conflict with any rights of others;

            (d) Borrowers have provided to the Agent and the Lenders the draft consolidated Financials of MediaBay and its Subsidiaries dated as of December 31, 2003 and for the period then ended and its unaudited management-prepared Financials dated as of February 29, 2004 for the period of two (2) months then ended, and such Financials are complete and correct and fairly present in all material respects the position of such Borrower and its Subsidiaries as at such dates and for such periods in accordance with GAAP consistently applied;

            (e) except as previously disclosed by any Borrower to the Lenders in writing, since December 31, 2003, there has been no event, change or circumstance of any kind with respect to such Borrower which would have a Material Adverse Effect on such Borrower, its Subsidiaries or any other Credit Party;

            (f) except as set forth on Schedule 4.1(f), there are no legal or other proceedings or investigations pending or, to the Knowledge of such Credit Party, threatened against any Borrower or any of its Subsidiaries or any other Credit Party before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Material Adverse Effect on such Borrower, its Subsidiaries or any other Credit Party;

            (g) the execution, delivery, performance of their respective obligations, and exercise of their respective rights under the Credit Documents by each Borrower, each of such Borrower's Subsidiaries and each other Credit Party thereto, including the making of the Term Loan under this Agreement, (i) do not require any Consents that have not been obtained and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Regulation or (B) any corporate governance document, corporate minute or resolution or (C) any instrument, agreement or provision thereof, in each case binding on any of them or affecting any of their property;

            (h) neither any Borrower nor any of such Borrower's Subsidiaries nor any other Credit Party are in violation of (i) any corporate governance document, corporate minute or resolution, (ii) any instrument or agreement, in each case binding on it or affecting any of its property or
      (iii) any Regulation, in a manner which, individually or in the aggregate, could have a Material Adverse Effect on such Borrower, any of such Borrower's Subsidiaries or any other Credit Party, including, without limitation, all applicable federal and state tax laws, ERISA and Environmental Laws;

            (i) upon execution and delivery of the Collateral Documents and the filing of documents thereby required, the Agent, on behalf of the Lenders, shall have a first-priority perfected security interest in the properties and assets of each Borrower and each of such Borrower's Subsidiaries stated to constitute collateral thereunder, subject only to Permitted Liens, and entitled to priority under applicable law, with no financing statements, chattel mortgages, real estate mortgages or similar filings on record anywhere which conflict with such first priority interest;

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

            (j) except as set forth on Schedule 4.1(m), no Borrower has any Subsidiaries and is not a party to any partnership or Joint Venture;

            (k) each Fiscal Year of each Borrower and each Subsidiary of each Borrower begins on January 1 of each calendar year and ends on December 31 of each calendar year;

            (l) any information delivered by or on behalf of any Borrower, such Borrower's Subsidiaries and/or the other Credit Parties in connection with the Credit Documents is accurate and complete in all material respects and is not false or misleading in any material respect as at the time made or deemed to have been made it being understood that no representation is made with respect to projections of future performance of such Borrower, other than that such projections were prepared in good faith and on assumptions that such Borrower believes to be reasonable;

            (m) Schedule 4.1(m) sets forth a true, correct and complete list, as of the Closing Date, of each Borrower and each of its Subsidiaries, showing as to each entity (excluding, in the case of clause (iv), MediaBay) (i) the jurisdiction of its organization and the jurisdictions in which it is qualified to do business, (ii) the number of shares of Capital Stock of each class (A) authorized and (B) issued and outstanding,
      (iii) the percentage of the outstanding shares of Capital Stock of such Borrower and each Subsidiary owned directly or indirectly by such Borrower, (iv) the names of the record holders of each class of outstanding shares of Capital Stock of such Borrower and the Subsidiaries and the number of such shares held by each such holder, (v) the number of shares of Capital Stock of such Borrower and each Subsidiary covered by all outstanding options, warrants, rights of conversion or purchase, and similar rights, (vi) the percentage of those options, warrants or rights owned directly or indirectly by such Borrower or such other Persons, and
      (vii) the names of the record holders of such options, warrants and rights and the number of such options, warrants and rights held by each such holder; provided that the parties hereto agree that on the Closing Date,
      Schedule 4.1(m) shall be in draft form, but substantially the same in all material respects as the final version that shall be submitted by the Borrowers to the Lenders in accordance with Section 3.2(b);

            (n) all outstanding shares of Capital Stock of each Subsidiary of each Borrower are duly authorized, validly issued, fully paid and nonassessable and are free of any preemptive rights and, except as set forth on Schedule 4.1(m) and pursuant to the Collateral Documents, are owned, directly or indirectly, beneficially and of record by such Borrower free and clear of all Liens and any options, warrants and other rights (except for Liens securing the Huntingdon Debt as restructured as described in Section 3.1(i) that are subject to the Subordination Agreement);

            (o) there are no facts pertaining to any Borrower, any Subsidiary of any Borrower, the other Credit Parties, their assets or properties or their businesses which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and which have not been disclosed in this Agreement. None of the representations or warranties of any Borrower, any Subsidiary of any Borrower or any other Credit Party contained in the Credit Documents is untrue or incorrect in any material respect when made and on the Closing Date. There is no information, as of the Closing Date, which would contradict or is inconsistent in any material respect with any representation or warranty of any Borrower, any Subsidiary or any other Credit Party contained in the Credit Documents;

            (p) each of the Subsidiaries set forth on Schedule 4.1(p) conducts no business and has no material assets or liabilities;

            (q) each Borrower is Solvent;

            (r) none of the Borrowers or any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against any Borrower or any Subsidiary of any Borrower, or to the Knowledge of such Borrower or such Subsidiary, as the case may be, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Borrower or any Subsidiary of any Borrower or to the Knowledge of such Borrower or such Subsidiary, as the case may be, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving any Borrower or any Subsidiary of any Borrower that could reasonably be expected to have a Material Adverse Effect, and (c) to the Knowledge of each Borrower and each Subsidiary of each Borrower, no union representation question existing with respect to the employees of such Borrower or such Subsidiary, as the case may be, and, to the Knowledge of such Borrower or such Subsidiary, as the case may be, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect;

            (s) each Borrower and each Subsidiary of each Borrower and each of their ERISA Affiliates are in substantial compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except where the failure to perform such obligations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified. No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any Trust established under Title IV of ERISA has been or is expected to be incurred by any Borrower or any Subsidiary of any Borrower or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under
      Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower, its Subsidiaries or any of their respective ERISA Affiliates. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $0. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Borrowers, their Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $0. Each Borrower, each Subsidiary of each Borrower and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan;

            (t) except as set forth on Schedule 4.1(t), none of the Borrowers nor any of their Subsidiaries has any Environmental Liabilities at any Relevant Property;

            (u) to the Knowledge of each Borrower and each Subsidiary of each Borrower, as applicable, such Person: (i) has operated its business in compliance with all applicable Environmental Laws; (ii) has obtained all Environmental Permits required by applicable Environmental Laws for the ownership and operation of its properties, and all such Environmental Permits are in full force and effect or such Person has made all appropriate filings for issuance or renewal of such Environmental Permits;
      (iii) is not aware of any acts, omissions, events or circumstances that may interfere with or prevent continued compliance with the Environmental Laws and Environmental Permits referred to in the preceding clauses (i) and (ii); (iv) has not received notice of any asserted or threatened claim, action, suit, proceeding, hearing, investigation or request for information relating to any environmental matter; and (v) has not received notice from any Governmental Body that any Borrower or any Subsidiary of any Borrower is a potentially responsible party under any Environmental Law at any disposal site containing Hazardous Materials, nor received any that any lien under any Environmental Law against any property of any Borrower or any Subsidiary of any Borrower exists, in each case, except for matters set forth on Schedule 4.1(u) and matters, which individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

            (v) the policies, binders or self-insurance programs for fire, liability, product liability, workmen's compensation, vehicular and other insurance currently held by or on behalf of each Borrower and each Subsidiary of each Borrower insure its material properties and business activities against such losses and risks as are adequate to protect its properties in accordance with customary industry practice when entered into or renewed. To the Knowledge of the Borrowers, as of the date hereof, all such policies, binders and self-insurance programs are in full force and effect. As of the date hereof, except as set forth on Schedule 4.1(v), neither the Borrowers, nor to the Knowledge of the Borrowers, any of their Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures are required. As of the date hereof, none of the Borrowers nor, to the Knowledge of the Borrowers, any of their Subsidiaries has received notice of cancellation of any material insurance policy or binder;

            (w) each Borrower and each Subsidiary or each Borrower owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including, without limitation, computer programs and software), processes, data bases and other rights, free from burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights or otherwise, except for such instances of non-compliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

            (x) no event has occurred and is continuing and no condition exists which constitutes an Event of Default;

            (y) except as disclosed on Schedule 4.1(y), none of the Borrowers nor any Subsidiary of the Borrowers is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party (by successor in interest or otherwise) or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which individually or in the aggregate would have a Material Adverse Effect. Each Borrower and each Subsidiary of each Borrower has complied and is in compliance in all respect with all laws, except for such instances of non-compliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

            (z) the Collateral Documents, together with the Subordination Agreements, create valid first priority security interests and liens on the Collateral purported to be covered thereby, which security interests, upon the filing of UCC financing statements in the appropriate jurisdictions and the filing of the Copyright Collateral Security Agreement and the Trademark Collateral Security Agreement in the United States Copyright Office and the United States Patent and Trademark Office, respectively, are and will remain first priority perfected security interests and liens (except as expressly provided otherwise by the Collateral Documents), such security interests and liens being in each case enforceable against all third parties and securing the payment of all obligations purported to be secured thereby, and all filings and other actions necessary or advisable to perfect and protect such security interests shall have been duly made or taken. Each of the representations and warranties made by each Credit Party in each Collateral Document to which it is a party is true and correct in all material respects as of each date made or deemed made;

            (aa) except as described on Schedule 4.1(aa), each Inactive Subsidiary does not (i) have any Indebtedness or other liabilities, (ii) own any assets or properties or (iii) conduct any operations or business;

            (bb) Schedule 4.1(bb) sets forth a true, correct and complete list and description of all the Material Contracts, as of the Closing Date, to which any Borrower or any Subsidiary of any Borrower is a party. Except as set forth on Schedule 4.1(b), no Borrower nor any Subsidiary of any Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of the Material Contracts, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect; and

            (cc) MediaBay has no other Subsidiaries other than the other Borrowers, the Guarantors and the Inactive Subsidiaries.

                                   ARTICLE V
                             Affirmative Covenants

      Section 5.1 Affirmative Covenants. Each Credit Party covenants and agrees that until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all the covenants in this
Article V:

            (a) Borrowers shall furnish to the Agent and the Lenders: (A) as soon as available but in any event within ninety (90) days after the close of each Fiscal Year, the audited consolidated Financials of MediaBay and its Subsidiaries for such Fiscal Year, certified by any Borrower's accountants; (B) as soon as available but in any event within forty-five
      (45) days after the end of each Fiscal Quarter, the unaudited consolidated Financials of MediaBay and its Subsidiaries for such quarter, certified by its chief financial officer pursuant to a Financial Officer Certification;
      (C) as soon as available but in any event within thirty (30) Business Days after the end of each fiscal month the unaudited consolidated Financials of MediaBay and its Subsidiaries for such month, certified by its chief financial officer pursuant to a Financial Officer Certification; and (D) together with the quarterly and annual audited consolidated Financials,
      (i) a certificate of each Borrower setting forth computations demonstrating compliance with the financial covenants set forth in Section 6.2, and certifying that no Default or Event of Default has occurred, or if a Default or an Event of Default has occurred, the actions taken by such Borrower with respect thereto and (ii) a written analysis comparing such Financials against the corresponding period of the Financial Plan; provided, however, that the Borrowers shall have an additional fifteen
      (15) days to provide the information in the foregoing clause (A) and five
      (5) days to provide the information in the foregoing clause (B) if five
      (5) days before such ninetieth (90th) or forty-fifth (45th) day (as applicable) the Borrowers provide to Agent and the Lenders (x) drafts of such Financials in substantially final form, (ii) a detailed explanation of the cause of such delay and (iii) the information specified in the foregoing clause (D).

            (b) Each Borrower, each of its Subsidiaries and each of the other Credit Parties shall keep true and accurate books of account in accordance with GAAP and shall permit the Agent and, if an Event of Default has occurred and is continuing, any Lender and/or any of their designated representatives, upon reasonable notice and at the expense of the relevant Borrower, to visit and inspect the premises of such Borrower, any Subsidiary of such Borrower and/or other Credit Party, to examine the books of account of any such Persons (and to make copies and/or extracts therefrom) and to discuss the affairs, finances and accounts of such Persons with, and to be advised as to the same by, the officers of such Persons and to be advised as to such or other business records upon the request of the Agent and/or Lender.

            (c) Each Borrower, each of its Subsidiaries and each of the other Credit Parties shall maintain its corporate/legal existence and business, maintain its assets in good operating conditions and repair (subject to ordinary wear and tear and to all provisions of this Agreement permitting sales of certain of Borrowers' assets), keep its business and assets adequately insured, maintain its chief executive office in the United States, continue to engage in the same lines of business, and comply in all material respects with all Regulations, including, without limitation, ERISA and Environmental Laws.

            (d) Each Borrower, each of its Subsidiaries and each of the other Credit Parties shall notify the Agent and the Lenders promptly in writing
      (A) of the occurrence of any Default or Event of Default, (B) of any Credit Party obtaining Knowledge of any noncompliance with ERISA or any Environmental Law or proceeding in respect thereof which could have a material adverse effect on such Person, (C) of any change of address of such Borrower, any of its Subsidiaries or any other Credit Party, (D) of any Credit Party obtaining Knowledge of any threatened or pending litigation or similar proceeding affecting such Borrower, any of its Subsidiaries or any other Credit Party involving claims in excess of $100,000 in the aggregate or any material change in any such litigation or proceeding previously reported and (E) of any Credit Party obtaining Knowledge of claims in excess of $100,000 in the aggregate against any assets or properties of such Borrower, any of its Subsidiaries or any other Credit Party encumbered in favor of the Agent and/or the Lenders.

            (e) Each Borrower, each of its Subsidiaries and each of the other Credit Parties shall use the proceeds of the Loans only as permitted by
      Section 2.2 hereof (for the avoidance of doubt, the proceeds of the Loans shall not be used for the purpose of purchasing or carrying of "margin security" or "margin stock" within the meaning of Regulations T, U and/or X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224).

            (f) Each Borrower, each of its Subsidiaries and each of the other Credit Parties shall cooperate with the Agent, take such action, execute such documents, and provide such information as the Agent may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Credit Documents.

            (g) At the request of the Agent or the Required Lenders, any Borrower, its Subsidiaries and each of the other Credit Parties shall enter into a blocked account agreement in form and substance acceptable to the Agent as necessary to provide Agent with "control" over each deposit account of any Credit Party as provided for under Section 9-104 of Article 9 of the UCC for the purpose of perfecting the security interest which Agent has in such deposit account pursuant to the Collateral Documents; provided that, prior to the occurrence of an Event of Default and the acceleration of the Obligations hereunder, Borrowers and each other Credit Party shall have complete discretion and control over all of their deposit accounts and all funds on deposit therein from time to time.

            (h) Each Borrower, each of its Subsidiaries and each other Credit Party shall promptly, upon request by any Lender, correct, and cause each of the other parties to the Credit Document to promptly correct, any defect or error that may be discovered in any Credit Document or in the execution, acknowledgment or recordation of the Credit Document. Promptly upon request by the Agent or the Required Lenders, the applicable Borrower, any Subsidiary of such Borrower and each other Credit Party shall execute, acknowledge, deliver, record, file and register, any and all such further acts, deeds, conveyances, documents, security agreements, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations, notices of assignment, transfers, certificates, assurances and other instruments as the Agent or the Required Lenders may require from time to time in order to carry out more effectively the purposes of each Credit Document. Without limiting the foregoing, each Borrower, each such Subsidiary of each Borrower and/or each other Credit Party shall provide Agent with the following: (i) fully executed UCC-1 financing statements for all jurisdictions requested by the Agent; and (ii) a first-priority properly perfected security interest in all property owned by such Borrower and/or any of its Subsidiaries pursuant to documentation in form and substance reasonably satisfactory to the Agent and the Required Lenders that may reasonably be required by the Agent and/or the Required Lenders to properly perfect security interests in all property owned by such Borrower and/or any of its Subsidiaries.

            (i) Borrowers shall cause the documents evidencing and/or governing the Restructured Herrick-Related Subordinated Debt to contain terms and conditions providing that (i) on the first anniversary of the Closing Date, to the extent that the gross proceeds of all Additional Equity issued from the Closing Date to and including the first anniversary of the Closing Date do not equal or exceed a minimum aggregate amount of $1,000,000, the outstanding principal balance of the $800,000 Note shall automatically and without further action by Agent or any party be reduced to $0, and (ii) on the second anniversary of the Closing Date, to the extent that proceeds of all Additional Equity issued from but excluding the first anniversary of the Closing Date to and including the second anniversary of the Closing Date do not equal or exceed a minimum aggregate amount of $1,000,000, (x) if the $800,000 Note was reduced pursuant to the immediately preceding clause (i), the outstanding principal balance of the $2,500,000 Note shall automatically and without further action by Agent or any party be reduced to $1,500,000, or (y) if the $800,000 Note was not reduced pursuant to the immediately preceding clause (i), the outstanding principal balance of the $800,000 Note shall automatically and without further action by Agent or any party be reduced to $0; provided, however, that if on the first anniversary of the Closing Date, the gross proceeds of all Additional Equity issued from the Closing Date to and including the first anniversary of the Closing Date equal or exceed a minimum aggregate amount of $2,000,000, then no mandatory reduction of the Restructured Herrick-Related Subordinated Debt otherwise required by this Section 5.1(i) shall apply.

            (j) Borrowers shall maintain and/or shall cause each of its Subsidiaries to maintain, at its respective expense, and keep in effect with responsible insurance companies, such liability insurance for bodily injury and third-party property damage as is customary in the case of companies engaged in the same or similar business or having similar properties, similarly situated. Borrowers shall, and shall cause each of their Subsidiaries to, keep and maintain, at its expense, its material real and personal property insured against loss or damage by fire, theft, explosion, spoilage and all other risks ordinarily insured against by other owners or users of such properties in similar businesses in an amount equal to the full replacement or cash value thereof, subject to deductible amounts which Borrowers, in their reasonable judgment, deem prudent. Borrowers shall, and shall cause each of their Subsidiaries to, carry all insurance required by applicable law to cover its obligations to the PBGC.

            (k) Borrowers shall cause each Inactive Subsidiary, no later than the first anniversary of the Closing Date, to (i) be dissolved and shall provide evidence thereof, satisfactory in form and substance to the Agent, to Agent and Lenders, (ii) execute a joinder to this Agreement in accordance with Section 5.1(l) and to remove such Inactive Subsidiary from
      Schedule 4.1(aa), or (iii) merge such Inactive Subsidiary into a wholly-owned Subsidiary (that is not an Inactive Subsidiary) or a Borrower.

            (l) Borrowers shall cause any Domestic Subsidiary formed after the date hereof (each, an "Additional Guarantor") to become a Guarantor hereunder by (i) executing a joinder to this Agreement in the form of Exhibit F hereto and (ii) executing a joinder to the Guaranty in accordance with the terms thereof. Upon delivery of any such joinders to Agent, notice of which is hereby waived by the parties hereto, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Agent not to cause any Subsidiary of any Borrower to become an Additional Guarantor hereunder.

                                   ARTICLE VI
                    Negative Covenants; Financial Covenants

      Section 6.1 Negative Covenants. Each Credit Party covenants and agrees that until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this
Section 6.1:

            (a) Indebtedness. No Borrower, any Subsidiary of such Borrower or any other Credit Party shall create, incur, permit to exist or assume any Indebtedness other than (A) Indebtedness to the Agent and/or the

      Lenders arising under the Credit Documents, (B) Indebtedness owing from any Borrower and/or any Guarantor of any Borrower to any Borrower and/or any Guarantor of any Borrower, (C) the Herrick-Related Subordinated Debt, the ABC Subordinated Debt and any other Subordinated Debt, (D) Indebtedness of Credit Parties existing as of the Closing Date set forth on Part I of Schedule 6.1(a) hereto, (E) Indebtedness to Herrick and/or affiliates of Herrick for the reimbursement of expenses incurred by Herrick and/or affiliates of Herrick on behalf of the Company prior to the date hereof as set forth on Part III of Schedule 6.1(a); provided, however, that notwithstanding anything to the contrary set forth herein, no Borrower, any Subsidiary of any Borrower or any other Credit Party shall make any payments on account of such Indebtedness under this clause (E) other than as set forth on Part III of Schedule 6.1(a), (F) Indebtedness in respect of the acquisition of property (including Capital Leases) the outstanding amount of which does not exceed $100,000 in the aggregate, (G) unsecured Indebtedness consisting of the Premier Put Settlement Obligations, (H) current liabilities of the Borrower, any of its Subsidiaries and/or the other Credit Parties not incurred through the borrowing of money or the obtaining of credit except credit on an open account customarily extended, (I) Indebtedness in respect of taxes or other governmental charges contested in good faith by appropriate proceedings and for which the respective Borrower has made appropriate reserves (J) any Indebtedness extending the maturity of, or refunding or refinancing, in whole or in part, any of the Indebtedness referred to in clauses (B), (C), (D),
      (F) and (G); provided that the outstanding principal amount of any such extended, refunded or refinanced Indebtedness is not increased, the scheduled maturity dates of any such extended, refunded or refinanced Indebtedness are not shortened and such extension , refunding or refinancing is on terms and conditions no more restrictive and no less advantageous to Borrowers than the terms and conditions of the Indebtedness being extended, refunded or refinanced, and also (x) in the case of any Indebtedness referred to in clause
      (C), the extension, refunding or refinancing Indebtedness shall be subject to a subordination agreement or written subordination terms substantially similar to the subordination agreement or the terms of the Subordinated Debt being extended, refunded or refinanced and is otherwise acceptable to Agent and (y) in the case of any Indebtedness referred to in clause (F), the aggregate amount of all Indebtedness referred to in such clause (F), together with all Indebtedness extending, refunding or refinancing any Indebtedness outstanding pursuant to clause (F), shall not exceed the dollar limitation set forth in such clause (F), (K) Indebtedness pursuant to Hedge Agreements or (L) any Indebtedness in respect of any royalty payments owed under any licenses entered into by any Credit Party in the ordinary course of business (the Indebtedness described in the foregoing clauses (A) through (L) of this paragraph, the "Permitted Indebtedness").

            (b) Liens. None of the Borrowers, any of its Subsidiaries or any other Credit Party shall create or incur, or cause any of its Subsidiaries to create or incur, any Liens on any of the property or assets of the respective Borrower or any of the Subsidiaries of such Person, except (A) Liens securing the Obligations, (B) Liens securing taxes or other governmental charges not yet due or due but contested in good faith by appropriate proceedings and for which the respective Borrower has made appropriate reserves (so long as the holder of any such Lien is not taking any active steps to enforce or foreclose on such Lien), (C) deposits or pledges made in connection with social security obligations, (D) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar statutory Liens arising in the ordinary course of Borrowers' business, less than 120 days old as to obligations not yet due or due but contested in good faith by appropriate proceedings and for which the respective Borrower has made appropriate reserves (so long as the holder of any such Lien is not taking any active steps to enforce or foreclose on such Lien), (E) easements, rights of way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a material adverse effect on the respective Borrower and/or any of its Subsidiaries,
      (F) purchase money security interests in or purchase money mortgages on real or personal property securing purchase money Indebtedness and Capital Leases permitted by Section 6.1(a)(E) (or any refinancing thereof permitted by Section 6.1(a)(H)), covering only the property so acquired, and (G) the Liens listed on Schedule 6.1(b) hereto (or any Liens securing any Indebtedness permitted by Section 6.1(a)(H) extending, refunding or refinancing the Indebtedness secured by any such Lien listed on Schedule 6.1(b) hereto, covering only the property covered by the such original Lien listed on Schedule 6.1(b), including the existing Liens set forth on such Schedule 6.1(a) securing the Huntingdon Debt and the Herrick Debt (the liens described in the foregoing clauses (A) through (G) of this paragraph, the "Permitted Liens").

            (c) Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than a Borrower or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than a Borrower or its Subsidiaries) in connection with such lease.

            (d) Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of the Borrower or its Subsidiaries or with any Affiliate of the Borrower, on terms that are less favorable to the Borrower or that Subsidiary, as the case may be, than those that generally might be obtained at the time from a Person who is not such a holder of Affiliate.

(e) Investments. None of the Borrowers, any Subsidiary of such Borrower or any other Credit Party shall make any Investments other than Investments in (A) marketable obligations of the United States maturing within one (1) year, (B) certificates of deposit, bankers' acceptances and time and demand deposits of United States banks having total assets in excess of $1,000,000,000 or other similar cash equivalents, (C) ownership by Borrowers or any existing Subsidiary of any Borrower of the Capital Stock of their existing Subsidiaries, (D) Indebtedness owing to any Borrower from any other Borrower or any

      Subsidiary or any Borrower, (E) existing Investments set forth on
      Schedule 6.1(e) hereto, or (F) such other Investments as the Agent may from time to time approve in writing. For the avoidance of doubt, the Borrowers will be permitted to create new Domestic Subsidiaries so long as any such newly created Domestic Subsidiary becomes a Guarantor hereunder in accordance with Section 5.1(l).

            (f) Certain Agreements. If any Borrower, Subsidiary or Credit Party shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Lenders to the creation or assumption of any such Lien not otherwise permitted hereby. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale and (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided, that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may
      be), no Borrower, Subsidiary or Credit Party shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

            (g) Mergers; Asset Sales. None of the Borrowers, any Subsidiary of such Borrower or any other Credit Party shall (A) become party to a merger or consolidation or change the jurisdiction of its domicile, (B) purchase, sell, lease or otherwise dispose of assets other than in the ordinary course, (C) make any changes in the corporate structure or identity of such Borrower, its Subsidiaries or any other Credit Party which, individually or in the aggregate, has a material adverse effect on such Borrower and/or any of its Subsidiaries or (D) except for sales, leases, transfers and dispositions of assets from any Borrower to a Guarantor or a Borrower of any other Borrower or from any Subsidiary of any Borrower to any Borrower or Guarantor, sell, lease (as a lessee), transfer or otherwise dispose of assets other than sales of inventory (or other assets) in the ordinary course of business, specifically excluding from this prohibition (i) any sales of obsolete or surplus equipment or equipment that is no longer in useful in the ordinary course of such Credit Party's business, (ii) [Reserved], (iii) sales of any accounts receivable that have been fully reserved for or written down and/or any compromises or settlements of accounts receivable entered into in the ordinary course of business in an amount not to exceed $250,000 per year in face of amount of such accounts receivable, (iv) any sale of the assets related to Borrowers' "video library" business, and (v) transactions related to rental, lease or licensing or customer lists and programs and similar rights to third-party users in the ordinary course of business; provided, that, any Subsidiary of such Borrower may merge with and into such Borrower or any other Subsidiary of such Borrower upon not less than thirty (30) days' prior written notice to the Agent of such merger; provided, further, that any proceeds received pursuant to clause (iv) shall, no later than the first Business Day following such receipt, be applied in the following manner: (x) 50% shall be applied to the repayment of the Term Loan, which prepayment shall be applied to permanently repay and reduce the Term Loan as set forth in Section 2.9, and (y) 50% shall be used as working capital solely to pay advertising and marketing expenses of the Borrowers (for the avoidance of doubt, no amounts under this clause
      (y) shall be applied toward the repayment of any other debt of the Borrowers).

            (h) Fiscal Year. None of the Borrowers, any Subsidiary of such Borrower or any other Credit Party shall change its or any of its Subsidiaries' fiscal year without the prior written consent of the Required Lenders, which consent shall not unreasonably be withheld.

            (i) Restricted Junior Payments. None of the Borrowers, any Subsidiary of such Borrower or any other Credit Party shall, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment.

      Section 6.2 Financial Covenants. Each Borrower covenants and agrees that so long as any Term Loan is outstanding and until payment in full of all Obligations, each Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.2:

            (a) Minimum Adjusted EBITDA. The Borrowers shall not permit Adjusted EBITDA for any of the periods set forth below to be less than the amount set forth opposite such period, evidence of which shall be delivered to Agent with the applicable Financials and certifications required under
      Section 5.1(a):



                                                                             Minimum Adjusted
                                          Period                                  EBITDA
                 ---------------------------------------------------------- --------------------
        (i)      Three Fiscal Quarters ended closest to September 30, 2004         $35,000
        (ii)     Four Fiscal Quarters ended closest to December 30, 2004          $480,000
        (iii)    Four Fiscal Quarters ended closest to March 31, 2005               $0
        (iv)     Four Fiscal Quarters ended closest to June 30, 2005              $650,000
        (v)      Four Fiscal Quarters ended closest to September 30, 2005       $1,500,000
        (vi)     Four Fiscal Quarters ended closest to December 30, 2005        $1,625,000
        (vii)    Four Fiscal Quarters ended closest to March 31, 2006           $1,800,000
        (viii)   Four Fiscal Quarters ended closest to June 30, 2006            $1,900,000
        (ix)     Four Fiscal Quarters ended closest to September 30, 2006       $2,000,000
        (x)      Four Fiscal Quarters ended closest to December 30, 2006        $2,200,000

                                  ARTICLE VII
             Increased Costs; Taxes; Indemnification; Set Off; Etc.

      Section 7.1 Increased Costs; Capital Adequacy. In the event that any Lender shall have determined that the adoption, effectiveness, phase in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy applicable to such Lender, or any change therein or in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Body, central bank or comparable agency applicable to such Lender, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender's obligations hereunder with respect to the Term Loan to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within 5 Business Days after receipt by any Borrower from such Lender of the statement referred to in the next sentence, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company on an after tax basis for such reduction. Such Lender shall deliver to Borrowers (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

      Section 7.2 Taxes; Withholding, etc.

            (a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment; provided, however, that Borrowers shall be under no obligation to increase the sum payable to any Lender not organized under the laws of the United States or a state thereof (a "Foreign Lender") by an amount equal to the amount of the United States Tax required to be withheld under United States law from the sums paid to such Foreign Lender, if such withholding is caused by the failure of such Foreign Lender to be engaged in the active conduct of a trade or business in the United States, or all amounts of interest and fees to be paid to such Foreign Lender hereunder are not effectively connected with such trade or business within the meaning of U.S. Treasury Regulation 1.1441-1(a) or such Foreign Lender fails to comply with Section 7.2(c).

            (b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Agent or any Lender under any of the Credit Documents: (i) Borrowers shall notify Agent of any such requirement or any change in any such requirement as soon as any Borrower becomes aware of it, (ii) Borrowers shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender, (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made, and (iv) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrowers shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

            (c) Foreign Lenders. Each Foreign Lender agrees that it will deliver to Borrowers and Agent (i) two (2) duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or other applicable United States Internal Revenue Service forms, or successor applicable form(s), as the case may be, together with any other certificate or statement of exemption required under the Internal Revenue Code or regulations issued thereunder. Each such Foreign Lender also agrees to deliver to Borrowers and Agent two (2) further copies of said Form W-8BEN or W-8ECI or other applicable United States Internal Revenue Service forms, or successor applicable form(s) or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrowers and Agent, and such extensions or renewals thereof as may reasonably be requested by Borrowers or Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Foreign Lender from duly completing and delivering any such form with respect to it and such Lender so advises Borrowers and Agent. Such Foreign Lender shall certify in the case of a Form W-8BEN or W-8ECI or other applicable United States Internal Revenue Service forms that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and that it is entitled to an exemption from United State backup withholding tax.

      Section 7.3 Indemnification.

            (a) Indemnification by the Borrowers. The Borrowers and their Subsidiaries will indemnify and defend the Agent, the Lenders and each of their respective shareholders, partners, members, managers, directors, officers, employees, agents, attorneys and Affiliates (collectively, the "Indemnified Persons") against and hold each Indemnified Person harmless from any and all liabilities, obligations, losses, damages, costs, expenses, claims, penalties, Actions, judgments, disbursements of any kind or nature whatsoever, interest, fines, cleanup costs, settlements, costs of preparation and investigation, costs incurred in enforcing this indemnity and reasonable attorneys' fees and expenses (collectively, "Losses"), that any of the Indemnified Persons may incur, suffer, sustain or become subject to arising out of, relating to, or due to (i) any material inaccuracy or breach of any of the representations and warranties of any Credit Party contained in any Credit Document or in any certificate delivered thereunder, (ii) the nonfulfillment or breach of any covenant, undertaking, agreement or other obligation of any Credit Party contained in any Credit Document or in any certificate delivered thereunder, (iii) any Environmental Liability, and/or (iv) any use of proceeds of any Term Loan; provided that such indemnity shall not, as -------- to any Indemnified Person, be available to the extent such Losses arise out of the gross negligence or willful misconduct of such Person. Upon request of an Indemnified Person, the Borrowers shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person(s) in connection with any Losses or threatened Losses and shall pay the fees and disbursements of such counsel. Each Indemnified Person shall have the right to employ its own counsel at the expense of the Borrowers if (i) the employment of counsel by the Indemnified Person at the Borrowers' expense has been authorized in writing by the Borrowers, (ii) the Borrowers have not in fact employed counsel to represent the Indemnified Person within a reasonable time after receiving notice of a request for the retention of counsel or (iii) both the Indemnified Person and the Borrowers are implicated with respect to the Losses or the threatened Losses, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in each of which cases the reasonable fees and expenses of counsel (including local counsel) will be at the expense of the Borrowers, and all such fees and expenses will be reimbursed promptly as they are incurred.

            (b) Contribution. If the indemnification provided for in Section 7.3(a) is prohibited under applicable Regulations to an Indemnified Person, then the Borrowers, in lieu of indemnifying the Indemnified Person, will contribute to the amount paid or payable by the Indemnified Person as a result of the Losses in such proportion as is appropriate to reflect the relative fault of the Borrowers, on the one hand, and of the Indemnified Person, on the other, in connection with the events or circumstances which resulted in the Losses as well as any other relevant equitable considerations.

      Section 7.4 Right of Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender and Agent are hereby authorized by each Credit Party at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender or Agent to or for the credit or the account of any Credit Party against and on account of the

Obligations of any Credit Party to such Lender or Agent hereunder, irrespective of whether or not (a) such Lender or Agent shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder or the other Credit Documents shall have become due and payable and although such obligations and liabilities, or any of them, may be contingent or unmatured.

      Section 7.5 Funding Breakage. In addition to the compensation required under Section 7.1, each Borrower shall, jointly and severally, agree to pay all administrative fees charged by Lender and indemnify each Lender against any loss or expense (including loss of margin) which such Lender has incurred as a consequence of any payment or prepayment of the Term Loan on a day other than the last day of the corresponding Interest Period (whether or not such payment is mandatory or automatic and whether or not such payment or prepayment is then due).

      If any Lender sustains or incurs any such loss or expense or if Lender has charged the Borrowers for an administrative expense it shall from time to time promptly notify the Borrowers and the Agent in writing setting forth in reasonably detail the amount determined in good faith by such Lender (such determination shall be conclusive absent manifest error) to be necessary to indemnify such Lender for such loss or expense and the amount of such administrative expense. Such amount shall be due and payable by the Borrowers to the Agent for the account of such Lender, five Business Days after such notice is given.

                                  ARTICLE VIII
                                Events of Default

      Section 8.1 Events of Default. Any one or more of the following events which shall occur and be continuing shall constitute an "Event of Default":

            (a) Failure to Make Payments When Due. Failure by any Borrower to pay when due any installment of principal of, or interest on, any Term Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise, or any fee or any other amount due hereunder;

            (b) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.2,
      Section 3.2, Article V or Article VI; provided, however, that a breach of
      Section 6.1(b) to the extent solely arising out of an encumbrance arising from a money judgment, writ or warrant of attachment or similar process shall not be deemed an Event of Default hereunder unless such money judgment, writ or warrant of attachment or similar process involves (i) in any individual case an amount in excess of $100,000 or (ii) in the aggregate at any time an amount in excess of $250,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage);

            (c) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing, pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made;

            (d) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other section of this Section 8.1, and such default shall not have been remedied or waived within 10 days;

            (e) Default in Other Agreements. (i) Failure of any Credit Party to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness in an individual principal amount of $50,000 or more or with an aggregate principal amount of $100,000 or more, in each case beyond the grace period, if any, provided therefor, or (ii) breach or default by any Credit Party with respect to any other material term of (A) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (B) any loan agreement, mortgage, indenture or other agreement relating to such item of Indebtedness, in each case (x) not waived by the applicable holder or holders of such Indebtedness and (y) beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders), shall declare an "event of default" with respect to such Indebtedness or agreement and such "event of default" continues to exist and/or cause such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be, in either case as a result of such breach or default.

            (f) Involuntary Bankruptcy, Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Borrower or any Subsidiary of any Borrower in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed, or any other similar relief shall be granted under any applicable federal or state law, or (ii) an involuntary case shall be commenced against any Borrower or any Subsidiary of any Borrower under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any such Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such Borrower or any of its Subsidiaries for all or a substantial part of its property or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of such Borrower or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days without having been dismissed, bonded or discharged;

            (g) Voluntary Bankruptcy, Appointment of Receiver, etc. (i) Any Borrower or any Subsidiary of any Borrower shall have an order for relief entered with respect to it or shall commence a voluntary case under the

      Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Borrower or any Subsidiary of any Borrower shall make any assignment for the benefit of creditors, or (ii) any Borrower or any Subsidiary of any Borrower shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Borrower or any Subsidiary of any Borrower (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f);

            (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $100,000 or (ii) in the aggregate at any time an amount in excess of $250,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Borrower or any Subsidiary of any Borrower or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days (or in any event later than 5 days prior to the date of any proposed sale thereunder);

            (i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of any Borrower or any Subsidiary of any Borrower and such order shall remain undischarged or unstayed for a period in excess of ten (10) days;

            (j) Change of Control. A Change of Control shall occur;

            (k) Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) (x) this Agreement or any Credit Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or (y) Agent shall not have or shall cease to have a valid and perfected first priority Lien in any Collateral purported to be covered by the Collateral Documents (except (1) as expressly permitted by the Credit Documents or (2) as a result of the actions or failures to act of Agent or any Lender), or (ii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability under any Credit Document to which it is a party.

      Section 8.2 Remedies. Upon and after the occurrence of an Event of
Default:

            (a) Non-Bankruptcy Related Defaults. In the case of any Event of Default specified in any Section other than Section 8.1(f) or 8.1(g), the Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers declare each of the following to be immediately due and

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

      payable, which shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (A) the unpaid principal amount of and interest on the Term Loan and (B) all other Obligations.

            (b) Bankruptcy Events of Default. In the case of either of the Events of Default specified in Section 8.1(f) or 8.1(g), automatically, without any notice to the Borrowers or any other act by the Agent or any Lender, each of the following shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, (A) the unpaid principal amount of and interest on the Terms Loan and (B) all other Obligations.

            (c) Remedies in All Events of Default. The Agent shall, at the request of or with the consent of the Required Lenders, (i) exercise all rights and remedies provided in the Credit Documents, (ii) exercise any right of counterclaim, setoff, banker's lien or otherwise which it may have with respect to money or property of any of the Borrowers, (iii) bring any lawsuit, action or other proceeding permitted by law for the specific performance of, or injunction against any violation of, any Credit Document and may exercise any power granted under or to recover judgment under any Credit Document, (iv) enforce any and all Liens and security interests created pursuant to Credit Documents, and (v) exercise any other right or remedy permitted by applicable Regulations.

            (d) Lenders' Remedies. Unless otherwise directed by the Required Lenders, in case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Term Loan pursuant to Section 8.2, the Required Lenders, if owed any amount with respect to the Term Loan, may proceed to protect and enforce their rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Credit Documents or any instrument pursuant to which the Obligations to such Lenders are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lenders. No remedy herein conferred upon any Lender or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                                   ARTICLE IX
                                   The Agent

      Section 9.1 Appointment of Agent. Zohar CDO 2003-1, Limited is hereby appointed Agent hereunder, and each Lender hereby authorizes the Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. The Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Article IX are solely for the benefit of the Agent and the Lenders and no Credit Party shall have any rights as a third-party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, the Agent shall act solely as an agent of the Lenders and does not assume, and shall not be deemed to have assumed, any obligation towards or relationship of agency or trust with or for any of the Borrowers or any Subsidiary of any Borrower. The Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates (including, without limitation, Patriarch Partners Agency Services, LLC ("PPAS").

      Section 9.2 Powers and Duties. Each Lender irrevocably authorizes the Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to the Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. The Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact, or may assign such duties to its wholly owned nominee or PPAS without the consent of the Lenders, and shall be entitled to rely on advice of counsel concerning all matters pertaining to such duties. The Agent shall not have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

      Section 9.3 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Credit Document by or through third parties (including, without limitation, PPAS), agents, employees or attorneys-in-fact (any such entity, a "Sub-Agent") or may assign such duties to its wholly owned nominee without the consent of the Lenders, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any Sub-Agent that it selects (other than PPAS) as long as such selection was made with reasonable care. Each Borrower and each Lender hereby agree that any Sub-Agent appointed hereunder shall be entitled to the benefit of the provisions of Sections 7.3, 9.2, 9.4, 9.5, 9.6, 9.7, 9.10 and 9.11 of this Agreement as if such Sub-Agent is a party to this Agreement.

      Section 9.4 General Immunity.

            (a) No Responsibility for Certain Matters. The Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Agent to any Lender or by or on behalf of any Credit Party to the Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any

      Obligations, nor shall the Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Term Loan or as to the existence or possible existence of any Event of Default or Default. Anything contained herein to the contrary notwithstanding, the Agent shall not have any liability arising from confirmations of the amounts of outstanding Term Loan.

            (b) Exculpatory Provisions. None of the Agent nor any of its officers, trustees, partners, members, directors, employees, attorneys or agents shall be liable to Lenders for any action taken or omitted by the Agent under or in connection with any of the Credit Documents, except to the extent caused by the Agent's gross negligence or willful misconduct. The Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Agent shall have received instructions in respect thereof from the Required Lenders (or such other Lenders as may be required to give such instructions under Section 11.1) and, upon receipt of such instructions from the Required Lenders (or such other Lenders, as the case may be), the Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) the Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrowers and their Subsidiaries), accountants, experts and other professional advisors selected by it, and (ii) no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of the Required Lenders (or such other Lenders as may be required to give such instructions under Section 11.1). The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document which involves discretionary decision making absent express written instructions from the Required Lenders with respect thereto.

      Section 9.5 Agent Entitled to Act with Borrowers. The Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with any of the Borrowers or any Affiliates of any Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

      Section 9.6 Lenders' Representations, Warranties and Acknowledgment.

            (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of each Borrower and each Subsidiary of each Borrower in connection with the Borrowing hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of each Borrower and each Subsidiary of each Borrower. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loan or at any time or times thereafter, and the Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

            (b) Each Lender, by delivering its signature page to this Agreement and funding or holding any of its Term Loan, on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by the Agent or Lenders, as applicable on the Closing Date.

      Section 9.7 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally (and not jointly) agrees to indemnify the Agent and its stockholders, directors, officers, employees, agents, attorneys and Affiliates (each an "Indemnified Agent Person"), to the extent that the Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnified Agent Person in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as the Agent in any way relating to or arising out hereof or in connection with the Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. If any indemnity furnished to the Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, further, in no event shall this sentence require any Lender to indemnify the Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof, and provided, further, this sentence shall not be deemed to require any Lender to indemnify the Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

      Section 9.8 Successor Agent.

            (a) The Agent may resign at any time by giving not less than forty-five (45) Business Days' prior written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which shall be (i) PPAS, (ii) one of the Lenders or an Affiliate of one of the Lenders or (iii) a Person who would be an eligible successor agent if appointed by the resigning Agent under Section 9.8(b).

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

            (b) If no successor Agent shall have been so appointed by the Lenders within ten (10) Business Days after the resigning Agent's giving of notice of resignation, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent, which shall be PPAS or a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $250,000,000. In the event that the Agent is unable to appoint a replacement successor within ten (10) Business Days after it is entitled to do so after using reasonable efforts, the Agent may nonetheless resign by delivering a written resignation to the Lenders and the Borrowers, provided that in such circumstances, and unless and until a successor Agent is appointed, the Agent shall remain Agent solely for the purpose of serving as secured party of record with respect to the Collateral, its sole duty in that capacity shall be to take such ministerial actions as it shall be directed to take by the Lenders (including, without limitation, the execution and delivery of documents or instruments relating to the Collateral), and the Agent shall be entitled to reimbursement from the Borrowers for its out-of-pocket costs and expenses and reasonable compensation from the Borrowers for its services. If the Agent has resigned and no successor Agent has been appointed, subject to the preceding sentence, the Lenders shall perform the duties of the Agent hereunder, and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and shall deal directly with the Lenders.

            (c) The Required Lenders may terminate the Agent, with or without cause, and appoint a successor Agent at any time by giving not less than thirty (30) Business Days' prior written notice thereof to the Agent and the Borrowers and shall appoint a successor Agent as described in Section 9.8(a).

            (d) No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment in writing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and upon the execution and filing of such financing statements, or amendments thereto, and such other instruments and notices, as may be necessary or desirable or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted under the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the resigning Agent, and the resignation or termination of the Agent shall then be effective for all purposes. Upon the effectiveness of the resignation or termination of the Agent, the resigning or terminated Agent shall be discharged from its duties and obligations under the Credit Documents. After the effectiveness of the resignation or termination of an Agent, the provisions of Section 7.3, Section 11.3 and this Article IX shall continue to inure to the former Agent's benefit as to any actions taken or omitted to be taken by it while it was acting as the Agent under this Agreement.

      Section 9.9 Collateral Documents.

            (a) Agent as Agent under Collateral Documents. Each Lender hereby further authorizes Agent, on behalf of and for the benefit of the Lenders, to be the agent for and representative of the Lenders with respect to the Collateral and the Collateral Documents. Subject to Section 11.1, without

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

      further written consent or authorization from the Lenders, Agent may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which the Lenders have otherwise consented in the manner provided herein.

            (b) Agent's Right to Realize on Collateral. Anything contained in any of the Credit Documents to the contrary notwithstanding each Borrower, Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Agent, on behalf of Lenders in accordance with the terms hereof, and (ii) in the event of a foreclosure by Agent on any of the Collateral pursuant to a public or private sale, Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Agent at such sale.

      Section 9.10 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

      Section 9.11 Delivery of Documents, Notices, Etc. In addition to, and in furtherance of any requirement placed upon the Agent herein to deliver, provide, distribute, notify or otherwise convey items received from any Borrower to the Lenders, the Agent shall promptly notify Lenders of any notices, documents, requests, demands or other items Agent received from such Borrower and promptly deliver or convey, to the extent they are in written form, such notices, documents, requests, demands or items to the Lenders.

                                   ARTICLE X
                                     Release

      Section 10.1 Release.

      In consideration of the premises hereto, and the covenants and agreements contained in this Agreement, the Borrowers and the Guarantors and each of the successors and assigns of any of those persons (collectively, the "Releasors"), hereby release and discharge the Agent, the Lenders, their Affiliates, members,

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

partners, managers, shareholders, directors, officers, employees, attorneys and agents of each of them, and each of the heirs, executors, administrators successors and assigns of any of those persons (collectively, the "Releasees"), from any and all actions, causes of action, suits, debts, obligations, liabilities, contracts, controversies, agreements, promises, damages, judgments, claims or demands whatsoever, of whatever kind and based on whatever legal theory that the Releasors ever had, now has or hereafter can, shall or may have against the Releasees, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement arising out of or relating to (i) this Agreement, the Credit Documents and the transactions contemplated hereby and thereby or (ii) the Prior Credit Agreement and all documents, agreements and instruments relating thereto and the transactions contemplated thereby.

                                   ARTICLE XI
                                  Miscellaneous

      Section 11.1 Amendments and Waivers.

            (a) General. Subject to Section 11.1(b) and Section 11.1(c) below, no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall be effective without the written consent of the Required Lenders.

            (b) Other Consent. Notwithstanding the provisions of Section 11.1(a) above, no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall amend, modify, terminate or waive any provision of
      Article IX as the same applies to the Agent, or any other provision hereof as the same applies to the rights or obligations of the Agent, in each case without the consent of the Agent.

            (c) Without the prior unanimous written consent of the affected Lenders,

                  (i) no amendment, consent or waiver shall (A) affect the amount or extend the time of the obligation of any Lender to make a Term Loan or (B) extend the originally scheduled time or times of repayment of the principal of any Term Loan or (C) alter the time or times of payment of interest on any Term Loan or of any fees payable for the account of the Lenders or (D) alter the amount of the principal of any Term Loan or the rate of interest thereon or (E) alter the amount of any fee payable hereunder to the account of the Lenders or (F) permit any subordination of the principal of or interest on any Term Loan or (G) permit the subordination of the Lien credited by the Collateral Documents in any of the Collateral,

                  (ii) no Collateral, other than in connection with an Asset Sale or any other sale made in accordance with the terms hereof or as otherwise specifically permitted in this Agreement or the Collateral Documents, shall be released from the Lien of the Collateral Documents; and

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

                  (iii) none of the provisions of this Section 11.1(c) shall be amended.

            (d) Effect of Notices, Waivers or Consents. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice (except as otherwise specifically required hereunder or under any other Credit Document) or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.1 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

      Section 11.2 Notices. All notices, requests, demands and other communications to any party or given under any Credit Document (collectively, the "Notices") will be in writing and delivered personally, by overnight courier or by registered mail to the parties at the following address or sent by facsimile, with confirmation received, to the facsimile number specified below (or at such other address or facsimile number as will be specified by a party by like notice given at least five calendar days prior thereto):

            (a) If to the Borrowers or Guarantors, at:

                MediaBay, Inc.
                2 Ridgedale Avenue
                Suite 300
                Cedar Knolls, New Jersey  07929
                Telephone:  (973) 539-9528
                Facsimile:  (973) 539-1273
                Attention:  Chief Executive Officer

                With a copy to:

                Blank Rome LLP
                The Chrysler Building
                405 Lexington Avenue
                New York, New York 10174
                Telephone:  (212) 885-5000
                Facsimile:  (212) 885-5001
                Attn:  Brad Shiffman, Esq.

            (b) If to the Agent, at:

                Zohar CDO 2003-1, Limited
                c/o Patriarch Partners VIII, LLC
                112 South Tryon Street
                Suite 700
                Charlotte, North Carolina 28284
                Attn: Loan Administration/MediaBay
                Telephone:  (704) 227-1200
                Facsimile:  (704) 375-0358

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

                with a copy to:

                Richards Spears Kibbe & Orbe LLP
                One World Financial Center
                New York, New York 10281
                Telephone:  (212) 530-1800
                Facsimile:  (212) 530-1801
                Attn:  Michael Friedman, Esq.

            (c) If to the Lenders, to the address for such Lender set forth on the signature pages hereto.

All Notices will be deemed delivered when actually received. Each of the parties will hereafter notify the other in accordance with this Section of any change of address or telecopy number to which notice is required to be mailed.

      Section 11.3 Expenses. Whether or not the transactions contemplated hereby shall be consummated or a Term Loan shall be made, the Borrowers agree to pay promptly:

            (a) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; the reasonable fees, expenses and disbursements of counsel to Agent in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, supplements, waivers or other modifications thereto and any other documents or matters requested by any Borrower;

            (b) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Agent, for the benefit of Lenders and Agent, pursuant hereto, including without limitation filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Agent and Lenders;

            (c) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers;

            (d) all the actual costs and reasonable expenses (including without limitation the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Agent and its counsel) in connection with the inspection, verification, custody or preservation of any of the Collateral;

            (e) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including without limitation allocated costs of internal counsel) and costs of settlement, incurred by any Agent and/or Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party

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

      hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty) or in connection with any negotiations, reviews, refinancing or restructuring of the credit arrangements provided hereunder, including without limitation in the nature of a "work out" or pursuant to any insolvency or bankruptcy cases or proceedings; and

            (f) The foregoing shall not be in addition to, and shall not be construed to limit, any other provisions of the Credit Documents regarding costs and expenses to be paid by the Borrower.

      Section 11.4 Enforceability; Successors and Assigns.

            (a) Enforceability; Successors and Assigns. This Agreement will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned by any Borrower hereto without the prior written consent of the Agent and each Lender. Any assignment or attempted assignment in contravention of this Section will be void ab -------- initio and will not relieve the assigning party of any obligation ------ under this Agreement.

            (b) Assignments. Each Lender may assign (each, an "Assignment") to one or more Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of such Lender's Term Loan and Term Notes, as the case may be). Such Assignment may be made without the consent of the Borrowers but shall require the consent of the Agent (not be unreasonably withheld); provided, however, that an assignment to a Person that is a competitor of any Borrower or Guarantor hereunder with respect to the business operated by such Borrower or Guarantor or any Affiliate of any such competitor shall require the consent of Borrowers, which consent shall not be unreasonably withheld. In connection with any such Assignment, the assigning Lender and the Assignee shall execute and deliver to the Agent an Assignment Agreement, in the form of Exhibit 11.4(b) (each, an "Assignment Agreement"), and a $3,500 Assignment Fee payable to Agent. Upon its receipt of a duly executed and completed Assignment Agreement, Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to the Borrowers and shall maintain a copy of such Assignment Agreement in its Principal Office. From and after the effective date of an Assignment, the Assignee shall be a party hereto and, to the extent of the interest assigned pursuant to the Assignment, have the rights and obligations of a lender under this Agreement, and the assigning Lender shall, to the extent of the interest assigned, be released from its obligations under this Agreement. Each Borrower hereby consents to the disclosure of any information obtained by Lender in connection with this Agreement, provided any such Person shall agree to keep any such information confidential, to any Person to which Lender sells, or proposes to sell, its Term Loan, or Term Notes; provided any such Person shall agree to keep any such information confidential.

            (c) Participations. Each Lender may sell participations (each, a "Participation") to one or more Persons (each, a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of such Lender's Term Loan and Term Notes, as the case may be); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrowers for the performance of such obligations, and
      (iii) the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which such Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Credit Documents and to approve any amendment, modification or waiver of any provision of the Credit Documents. Each Borrower hereby consents to the disclosure of any information obtained by a Lender in connection with this Agreement and/or any other Credit Document to any Person to which such Lender participates, or proposes to participate, its Term Loan or Term Note, provided any such Person shall agree to keep any such information confidential.

            (d) Notwithstanding anything else to the contrary contained herein, any Lender may any time pledge its Term Loan and such Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank and, in the case of any Lender that is a fund, to its trustee for the benefit of its investors; provided, that no such pledge to a Federal Reserve Bank (or in the case of any Lender that is a fund, to its trustee for the benefit of its investors) shall release such Lender from such Lender's obligations hereunder or under any other Credit Document.

      Section 11.5 Lenders' Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several and not joint and neither Agent nor any Lender shall be responsible for the obligation of any other Lender hereunder. Nothing contained in any Credit Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, provided the Agent fails or refuses to exercise any independent debt, and, provided the Agent fails or refuses to exercise any remedies against Borrower after receiving the direction of the Lenders, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      Section 11.6 Integration. This Agreement and the other Credit Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and understandings, whether written or oral, of the parties hereto.

      Section 11.7 No Waiver; Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement or any of the other Credit Documents will operate as a waiver of such right, power or privilege. A single or partial exercise of any right, power or privilege will not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Credit Documents will be cumulative and not exclusive of any rights or remedies provided by law.

      Section 11.8 Submission to Jurisdiction. Each of the Borrowers, the other Credit Parties, the Agent and the Lenders hereby (a) agrees that any Action with respect to any Credit Document may be brought only in the New York State courts sitting in New York County or federal courts of the United States of America sitting in the Southern District of New York and New York County, (b) accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts, (c) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any Action in those jurisdictions, and (d) irrevocably consents to the service of process of any of the courts referred to above in any Action by the mailing of copies of the process to the parties hereto as provided in
Section 11.2. Service effected as provided in this manner will become effective ten (10) calendar days after the mailing of the process.

      Section 11.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.

      Section 11.10 Governing Law. This Agreement and the other Credit Documents, and all claims, disputes and matters arising hereunder or thereunder or related hereto or thereto, will be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed entirely within that state, without reference to conflicts of laws provisions.

      Section 11.11 Waiver of Jury. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      Section 11.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      Section 11.13 Survival. All representations, warranties, covenants, agreements, and conditions contained in or made pursuant to this Agreement or the other Credit Documents shall survive (a) the making of the Term Loan and the payment of the Obligations and (b) the performance, observance and compliance with the covenants, terms and conditions, express or implied, of all Credit Documents, until the due and punctual (i) indefeasible payment of the Obligations and (ii) performance, observance and compliance with the covenants, terms and conditions, express or implied, of this Agreement and all of the other Credit Documents; provided, however, that the provisions of Article VII, Section 9.4, Section 9.6, Section 9.7 and Section 11.3 shall survive (i) indefeasible payment of the Obligations and (ii) performance, observance and compliance with the covenants, terms and conditions, express or implied, of this Agreement and all of the other Credit Documents.

      Section 11.14 Lawful Interest. The Borrowers shall not be obligated to pay any interest in excess of the maximum rate provided by law and interest under any Credit Document otherwise in excess of that rate shall be reduced to that rate.

      Section 11.15 Interpretation. As used in this Agreement, references to the singular will include the plural and vice versa and references to the masculine gender will include the feminine and neuter genders and vice versa, as appropriate. Unless otherwise expressly provided in this Agreement (a) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement and (b) article, section, subsection, schedule and exhibit references are references with respect to this Agreement unless otherwise specified. Unless the context otherwise requires, the term "including" will mean "including, without limitation." The headings in this Agreement and in the Schedules are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

      Section 11.16 Ambiguities. This Agreement and the other Credit Documents were negotiated between legal counsel for the parties and any ambiguity in this Agreement or the other Credit Documents shall not be construed against the party who drafted this Agreement or such other Credit Documents.

 [Remainder of page intentionally left blank; signatures on following pages.]

      In witness whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                    BORROWERS:

                                    MEDIABAY, INC.



                                    By:  /s/ John F. Levy
                                         -------------------------------
                                         Name: John F. Levy
                                         Title: Executive Vice President



                                    RADIO SPIRITS, INC.



                                    By:  /s/ John F. Levy
                                         -------------------------------
                                         Name: John F. Levy
                                         Title: Executive Vice President



                                    AUDIO BOOK CLUB, INC.



                                    By:  /s/ John F. Levy
                                         -------------------------------
                                         Name: John F. Levy
                                         Title: Executive Vice President



                       [Signatures continue on next page]

                                    AGENT:

                                    ZOHAR CDO 2003-1, LIMITED

                                    By:  Patriarch Partners VIII, LLC
                                         its Collateral Manager


                                    By:  /s/ Lynn Tilton
                                         -------------------------------
                                         Name: Lynn Tilton
                                         Title: Manager



                       [Signatures continue on next page]

                                    LENDER:

                                    ZOHAR CDO 2003-1, LIMITED

                                    By:  Patriarch Partners VIII, LLC,
                                         its Collateral Manager


                                    By:  /s/ Lynn Tilton
                                         -------------------------------
                                         Name: Lynn Tilton
                                         Title: Manager

                                    Address for Notices:

                                    c/o Patriarch Partners VIII, LLC
                                    112 South Tryon Street, Suite 700
                                    Charlotte, North Carolina 28284
                                    Telephone:  (704) 227-1200
                                    Facsimile:  (704) 375-0358


                       [Signatures continue on next page]

                                    GUARANTORS:


                                    ABC INVESTMENT CORP.


                                    By:  /s/ John F. Levy
                                         -------------------------------
                                         Name: John F. Levy
                                         Title: Executive Vice President


                                    MEDIABAY.COM, INC.


                                    By:  /s/ John F. Levy
                                         -------------------------------
                                         Name: John F. Levy
                                         Title: Executive Vice President


                                    VIDEO YESTERYEAR, INC.


                                    By:  /s/ John F. Levy
                                         -------------------------------
                                         Name: John F. Levy
                                         Title: Executive Vice President

                               TABLE OF CONTENTS

              [TO BE GENERATED AT THE COMPLETION OF THE DOCUMENT.]



EXHIBIT A            Financial Plan
EXHIBIT B            Intellectual Property Security Agreement
EXHIBIT C            Copyright Collateral Security Agreement
EXHIBIT D            Trademark Collateral Security Agreement
EXHIBIT E            Form of Securities Pledge Agreement
EXHIBIT F            Form of Joinder to Credit Agreement
EXHIBIT G            Form of Security Agreement
EXHIBIT 2.3.(c)(ii)  Form of Term Note
EXHIBIT 3.1(a)       Form of Secretary's Certificate
EXHIBIT 3.1(l)       Form of Opinion
EXHIBIT 3.1(m)       Form of Closing Date Certificate
EXHIBIT 3.1(u)       Form of Guaranty
EXHIBIT 11.4(b)      Form of Assignment Agreement


SCHEDULE E           Holders of the October 2003 Notes
SCHEDULE 1.1(a)      Premier Put Settlement Obligations
SCHEDULE 2.1(a)      Term Loan Amounts
SCHEDULE 3.1(i)      Description of Restructured Herrick-Related Subordinated
                     Debt and ABC Subordinated Debt
SCHEDULE 4.1(f)      Legal Proceedings
SCHEDULE 4.1(m)      Capital Structure
SCHEDULE 4.1(p)      Inactive Subsidiaries
SCHEDULE 4.1(t)      Environmental Liabilities
SCHEDULE 4.1(u)      Environmental Noncompliance
SCHEDULE 4.1(v)      Required Capital Expenditures
SCHEDULE 4.1(y)      Defaults
SCHEDULE 4.1(aa)     Indebtedness, Assets and Operations of Inactive
                     Subsidiaries
SCHEDULE 4.1(bb)     Material Contracts
SCHEDULE 6.1(a)      Indebtedness
SCHEDULE 6.1(b)      Liens
SCHEDULE 6.1(e)      Existing Investments

                                                                       Exhibit B

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT


      INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of April 28, 2004 (together with the schedules and attachments hereto, which are hereby incorporated by reference, this "Agreement"), among MediaBay, Inc., a Florida corporation (the "Company"), the other Persons listed on the signature pages hereof (such Persons, together with the Company, collectively, the "Grantors") and ZOHAR CDO 2003-1, LIMITED, a Cayman Islands exempted company, as agent (in such capacity, the "Agent") for itself and the Lenders (as defined in the Credit Agreement referred to below).

                              W I T N E S S E T H:

      WHEREAS, the Grantors have entered into that certain Credit Agreement, dated as of the date hereof, among MediaBay, Inc., Radio Spirits, Inc. and Audio Book Club, Inc., as borrowers thereunder, the Guarantors signatory thereto, and Zohar CDO 2003-1, Limited, as Agent and Lender thereunder (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement);

      WHEREAS, each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement and the other Credit Documents; and

      WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Grantors shall have entered into this Agreement in order to grant to the Agent for itself and the benefit of the Lenders a security interest in the Intellectual Property Collateral (as defined herein).

      NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Agent for the benefit of itself and the Lenders as follows:

                     Section 1. Grant of Security Interest.

      (a) To secure the due and prompt payment and performance by the Grantors of the Obligations (as defined below) and the other obligations of the Credit Parties under the Credit Documents, each Grantor hereby pledges, assigns, hypothecates and transfers, and grants to the Agent, for itself and for the benefit of the Lenders, a continuing security interest and lien in the following, in each case, as to each type of property described below, whether now owned or hereafter arising or acquired by such Grantor, and whether now or hereafter existing (collectively, the "Intellectual Property Collateral"):

            (i) all patents, patent applications and patentable inventions, including, without limitation, each patent identified in Schedule I attached hereto and made a part hereof and each patent application identified in such Schedule I, and including, without limitation, (1) all inventions and improvements described and claimed therein and the right to make, use or sell the same, (2) the right to sue or otherwise recover for any misappropriations thereof, (3) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past and future infringements thereof), and (4) all rights corresponding thereto throughout the world and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of each Grantor accruing thereunder or pertaining thereto (collectively, the "Patents");

            (ii) all trademarks, service marks, trade names, trade dress or other indicia of trade origin, whether registered or unregistered, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof (to the extent that assignment of such application is permissible under 15 U.S.C. 1060), including, without limitation, each registration and application identified in Schedule II attached hereto and made a part hereof, and including, without limitation, (1) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (2) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (3) all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin (collectively, the "Trademarks");

            (iii) all copyrights, whether statutory or common law, and whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each copyright registration and copyright application identified in Schedule III attached hereto and made a part hereof, and including, without limitation, (1) the right to reproduce, prepare derivative works, distribute copies, perform or display any of the foregoing, (2) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (3) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (4) all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (collectively, the "Copyrights");

            (iv) to the extent not identified above, all inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the business of the Grantors; all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer software and programs, and the like pertaining to the business of the Grantors; all sales and licensing data and other information relating to the business of the Grantors; all accounting information which pertains to the business of the Grantors and all media in which or on which any of the information or knowledge or data or records which pertain to the business of the Grantors may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; all causes of action, claims and warranties now or hereafter owned or acquired by the Company in respect of any of the items listed above (collectively, the "Other Property");

            (v) all license agreements (subject to the rights of the other parties thereto) with any other Person in connection with any of the Patents, Trademarks, Copyrights, or Other Property, or such other Person's patents, trade names, trademarks, service marks, copyrights or works of authorship, or other intellectual property, whether such Grantor is a licensor or licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule IV attached hereto and made a part hereof, and any right to prepare for sale, sell and advertise for sale, all inventory now or hereafter owned by the Grantor and now or hereafter covered by any such licenses (collectively, the "Licenses"); provided, however, that to the extent that the consent of any other party to any of the Licenses is required, under the terms thereof, for the collateral assignment thereof, then this Agreement shall not effect any collateral assignment of (or otherwise be applied so as to cause a default under) such Licenses; and

            (vi) all income, products and proceeds of any of the foregoing Patents, Trademarks, Copyrights, Other Property and Licenses, including, without limitation, any claims by such Grantor against third parties for infringement of the Patents, Trademarks, Copyrights, Other Property and Licenses.

      (b) In addition to, and not by way of limitation of, Section 1(a), each Grantor hereby grants, assigns, transfers, conveys and sets over to the Agent (for the benefit of Agent and the Lenders) the Grantor's entire right, title and interest in and to the Intellectual Property Collateral (with respect to any trademarks applications, only to the extent that assignment of such application is permissible under 15 U.S.C. 1060); provided, that, such grant, assignment, transfer and conveyance shall be and become of force and effect only after written notice from Agent to the Grantors after the occurrence of an Event of Default.

      Section 2. Obligations Secured. The Intellectual Property Collateral hereunder constitutes and will constitute continuing security for all of the indebtedness, obligations and liabilities of each of the Grantors and/or the other Credit Parties to the Agent and/or the Lenders and their respective permitted successors and assigns under the Credit Agreement and the other Credit Documents (including, without limitation, the Guaranties), in each case as such instrument is originally executed on the date hereof or as modified, amended, restated, supplemented or extended hereafter, whether such obligations are now existing or hereafter arising, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to a Grantor, would have accrued on any obligation, whether or not a claim is allowed against such a Grantor for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise and all obligations of the Grantors and/or the other Credit Parties to the Agent and/or the Lenders arising out of any extension, refinancing or refunding of any of the foregoing obligations (collectively, the "Obligations").

      Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor's Intellectual Property Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Intellectual Property Collateral, and (c) neither the Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Intellectual Property Collateral by reason of this Agreement or any other Credit Document, nor shall the Agent or any Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder or to take any other action with regard to the Intellectual Property Collateral.

      Section 4. Pro Rata Security; Application of Proceeds of Intellectual Property Collateral. All amounts owing with respect to the Obligations shall be secured pro rata by the Intellectual Property Collateral without distinction as to whether some Obligations are then due and payable and other Obligations are not then due and payable. Upon any realization upon the Intellectual Property Collateral by the Agent and/or any Lender, the Grantors, the Agent and the Lenders agree that the proceeds thereof shall be applied (i) first, to the payment of expenses incurred with respect to maintenance and protection of the Intellectual Property Collateral and of expenses incurred pursuant to Section 13 hereof with respect to the sale of or realization upon any of the Intellectual Property Collateral or the perfection, enforcement or protection of the rights of the Agent and/or the Lenders (including reasonable attorneys' fees and expenses of every kind), (ii) second, to all amounts of interest, expenses and fees outstanding which constitute the Obligations; (iii) third, to all amounts of principal outstanding under the Obligations; and (iv) fourth, any proceeds remaining after the repayment of all of the Obligations to be paid over to the Grantors or such other person or persons as may be entitled thereto. The Grantors shall remain liable for any deficiency remaining unpaid after the application of proceeds in accordance with the foregoing provisions. The Grantors agree that all amounts received with respect to any of the Obligations, whether by realization on the Intellectual Property Collateral or otherwise, shall be applied to the payment of the Obligations in accordance with the provisions of this Section 4.

      Section 5. Representations and Covenants of the Grantors. The Grantors jointly and severally represent and warrant as follows:

      (a) Location of Chief Executive Offices; Domicile; Organizational Numbers. Set forth on Schedule V are (i) the location of its chief executive office and the location where its books and records are kept, (ii) the jurisdiction of its organization or formation, (iii) its organizational identification number, and
(iv) a true and correct list of all localities where the property of such Grantor embodying the Intellectual Property Collateral is located. Each Grantor agrees that it will not change its name, organizational identification number, the jurisdiction of its organization or the location of its chief executive office or the location where its books and records are kept without providing at least thirty (30) days' prior written notice to Agent.

      (b) Ownership of Intellectual Property Collateral. Each Grantor is the legal and beneficial owner of the Intellectual Property Collateral pledged by such Grantor free and clear of any Lien, claim, option or right of others, except for the liens and security interests created under this Agreement or expressly permitted under the Credit Documents; provided, however, Grantors may possess derivative copyrights in works considered to be in the "public domain" as to which public domain works third parties may also have claims. No effective financing statement or other instrument similar in effect covering all or any part of the Intellectual Property Collateral or listing any Grantor or any of its Affiliates or any trade name of any Grantor or any of its Affiliates as debtor is on file in any recording office (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office), except such as may have been filed in favor of the Agent relating to this Agreement or one of the other Credit Documents, or as may be permitted pursuant to the Credit Agreement.

      (c) Identification of Intellectual Property Collateral. Set forth in
Schedule I is a complete and accurate list of all patents and patent applications owned by each Grantor. Set forth in Schedule II is a complete and accurate list of all trademark and service mark registrations, all trademark and service mark applications and all other material trademarks, service marks, trade names and other indicia of origin owned by each Grantor. (The Grantors represent and warrant that the Trademarks identified on Schedule II in the names of Classic Radio Acquisition Corp. and Audio Book Club, Inc. are owned by Grantor, Video Yesteryear, Inc, and the Trademark identified on Schedule II in the name of ABD Acquisition Corp. is owned by Grantor, Audio Book Club, Inc., notwithstanding any deficiency in the records at the United States Patent and Trademark Office.) Set forth in Schedule III is a complete and accurate list of all copyright registrations, copyright applications and all material common law copyrights and works of authorship owned by each Grantor. (The Grantors represent and warrant that the Copyrights identified on Schedule III in the names of Radiola Records, Radio Yesteryear, and J. David Goldin are owned by Grantor, Video Yesteryear, Inc., notwithstanding any deficiency in the records at the United States Copyright Office.) Set forth in Schedule IV is a complete and accurate list, in all material respects, of all Licenses in which each Grantor is (i) a licensor with respect to any of the Patents, Trademarks, Copyrights or Other Property or (ii) a licensee of any other Person's patents, trade names, trademarks, service marks, copyrights or works of authorship or other intellectual property. Such Grantor has made all necessary filings and recordations to protect and maintain its interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, material trademarks, service marks, trade names and other indicia of origin, copyright registrations and copyright applications, material common law copyrights and works of authorship and Licenses set forth in Schedules I, II, III and IV (collectively the "Scheduled Assets") hereto except where the failure to make any such filings and recordations would not have a Material Adverse Effect (as defined in the Credit Agreement, except for purposes of this Agreement substituting "Grantor" for "Borrower").

      (d) Validity of Intellectual Property Collateral. Each of the Scheduled Assets (except for the Licenses, which are addressed below) is subsisting and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and is valid, registrable and enforceable. Each License of each Grantor identified in Schedule IV is, to the best of each Grantor's knowledge, subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and is, to the best of each Grantor's knowledge, valid and enforceable. No Grantor is aware of any uses of any item of Intellectual Property Collateral which would be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Intellectual Property Collateral.

      (e) No Prior Transfers. No Grantor has made any previous assignment, transfer or agreement constituting a present or future assignment, transfer or encumbrance of any of the Intellectual Property Collateral, except (i) those which will be released on the date hereof and (ii) Permitted Liens that will be subject to the Subordination and Intercreditor Agreement. No Grantor has granted any license (other than those listed on Schedule IV hereto), release, covenant not to sue, or non-assertion assurance to any Person with respect to any part of the Intellectual Property Collateral.

      (f) Proper Notice. Each Grantor has used the applicable proper statutory notice in connection with its use of the patents, registered trademarks and service marks, and copyrights set forth in Schedules I, II and III.

      (g) First Priority Perfected Security Interest. This Agreement creates in favor of the Agent, on behalf of itself and for the benefit of the Lenders, a valid, first priority security interest in the Intellectual Property Collateral of each Grantor, securing the payment of the Obligations. Upon the filing of evidence of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and financing statements in accordance with the Uniform Commercial Code, in each case naming Grantor as debtor and Agent, for itself and for the benefit of the Lenders, as secured party, all filings, assignments, pledges and deposits of documents or instruments will have been made and all other actions will have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's and the Lenders' security interest in and lien on such of the Intellectual Property Collateral, and such security interest shall remain prior to all other liens, except as expressly stated in the Credit Agreement. No further filings, recordings or other actions are or will be necessary to maintain the priority of such security interest, except for the filing of continuation statements and/or amendments to the initial financing statements as may be applicable under the Uniform Commercial Code. The Intellectual Property Collateral and the Agent's and Lenders' rights with respect to the Intellectual Property Collateral are not subject to any setoff, claims, withholdings or other defenses.

      (h) No Consents Required. No consent of any Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required (i) for the grant by any Grantor of the assignment and security interest granted hereby, for the pledge by any Grantor of the Intellectual Property Collateral pursuant hereto, or for the execution, delivery or performance of this Agreement by each Grantor,
(ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment and security interest), except for the filing of financing and continuation statements under the Uniform Commercial Code, and the filing and recording of evidence of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office against each patent, patent application, trademark or service mark registration, trademark or service mark application, copyright registration, and copyright application of each Grantor set forth in Schedule I, II or III hereto, or (iii) for the exercise by the Agent of its rights provided for in this Agreement or the remedies in respect of the Intellectual Property Collateral pursuant to this Agreement. To the extent that any of the Licenses is material to the business of the subject Grantor or accounted for, or could reasonably be expected to account for, more than $100,000 in gross revenues to the Grantors during any Borrower's current or subsequent fiscal year, such Grantor will hereafter promptly use its commercially reasonable efforts to obtain any required third party consent for the assignment of such License hereunder.

      (i) No Outstanding Claims. No claim has been made, continuing, or threatened to or by any Grantor, that any item of Intellectual Property Collateral is invalid or unenforceable or that the use by any Grantor of any Intellectual Property Collateral does or may violate the rights of any Person. There is currently no infringement or unauthorized use of any item of Intellectual Property Collateral which, individually or in the aggregate, would have a Material Adverse Effect, or if licensed to the alleged infringer, would account for, or could reasonably be expected to account for, more than $100,000 in gross revenues to the Grantors during any Grantor's current or subsequent fiscal year. There is currently no use of Intellectual Property Collateral that violates the rights of any Person.

      (j) Quality Control. Each Grantor has taken all reasonable steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and the provision of all services provided under or in connection with any of the Intellectual Property Collateral, and has taken all commercially reasonable steps to ensure that all licensed users of any of the Intellectual Property Collateral, use such consistent standards of quality.

      (k) Access to Books and Records and the Intellectual Property Collateral. Each Grantor shall permit the Agent's representatives to have access to its books and records and the Intellectual Property Collateral from time to time (which shall be during regular business hours provided that there is not then a Default or Event of Default and at any time if a Default or Event of Default has occurred and is continuing), as requested by such Person, for purposes of examination, verification, inspection, and appraisal thereof and/or any other purpose permitted by the Credit Documents. Except after the occurrence of a Default or an Event of Default, the Agent shall give such Grantor at least one Business Day's telephonic notice before exercising the rights granted in the preceding sentence.

      Section 6. Covenants and Further Assurances of the Grantors. Each of the Grantors jointly and severally agrees as follows:

      (a) Each of the Grantors shall, within ten (10) days of the date of execution of this Agreement, deliver to the Agent written evidence reasonably satisfactory to the Agent that (1) all filings with the United States Patent and Trademark Office have been properly made to reflect the proper name of each relevant Grantor as owner of the Trademark registrations and applications identified in Schedule II (e.g. that Video Yesteryear, Inc. is the owner of the marks and registrations currently in the name of Classic Radio Acquisition Corp. and Audio Book Club, Inc. is the owner of the mark and registration currently in the name of ABD Acquisition Corp.), and (2) all financing statements and all filings with the United States Patent and Trademark Office and United States Copyright Office that indicate that ING (U.S.) Capital LLC or ARK CLO 2000-1 Limited, or any their affiliates, has an outstanding security interest in any of the Intellectual Property Collateral, have been properly terminated and extinguished.

      (b) Each of the Grantors agrees that it shall not (i) sell, assign (by operation of law or otherwise), transfer or otherwise dispose of, or grant any option with respect to, any of the Intellectual Property Collateral, or any portion thereof, or any interest therein, except as expressly permitted by the Credit Agreement (including, without limitation, the sale of Borrower's video library business in accordance with Section 6.1(g)(D)(iv) of the Credit Agreement), or (ii) create or suffer to exist any Lien upon or with respect to any of the Intellectual Property Collateral, except for the pledge, assignment and security interest created by this Agreement and except for Liens expressly permitted by the Credit Agreement; provided, however, that this Section 6 shall not, unless an Event of Default has occurred and is then continuing, prohibit, impair or limit the right or ability of any Grantor to grant licenses in respect of any of the Intellectual Property Collateral in the ordinary course of business.

      (c) Each Grantor will, from time to time, at the expense of such Grantor, promptly execute and deliver all further instruments and documents, and take all further action, that the Agent believes may be reasonably necessary, proper or desirable, or that the Agent may reasonably request, in order to perfect and protect any pledge, assignment, lien or security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any part of the Intellectual Property Collateral. Without limiting the generality of the foregoing, each Grantor will, upon the reasonable request of the Agent, with respect to the Intellectual Property Collateral owned by such Grantor, execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary, or as the Agent may reasonably request, in order to perfect and preserve the pledge, assignment, lien, priority and security interest granted or purported to be granted hereby, including, without limitation, one or more Trademark Collateral Security Agreements in substantially the form attached hereto as Attachment A, and any update or amendments thereto, and one or more Copyright Collateral Security Agreements in substantially the form attached hereto as Attachment B, and any update or amendments thereto.

      (d) Each Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Intellectual Property Collateral and such other reports in connection with the Intellectual Property Collateral as the Agent may reasonably request, all in reasonable detail.

      (e) Each Grantor acknowledges and agrees that, if it obtains an ownership interest in any patent, patent application, patentable invention, trademark, service mark, trade name, trade dress, other indicia of trade origin, trademark or service mark registration, trademark or service mark application, copyright, copyright registration, copyright application, work of authorship or any interest in a License or other intellectual property, which is not now a part of the Intellectual Property Collateral (the "New Collateral"), (i) the provisions of Section 1 will automatically apply thereto, and (ii) any such New Collateral (together with the goodwill of the business connected with the use of any trademark, service mark, trade name, trade dress, other indicia of trade origin and symbolized by same that is included in the New Collateral) will automatically become part of the Intellectual Property Collateral; provided, however, that to the extent the consent of any other party to any such License is required, under the terms thereof, for the collateral assignment thereof, then this Agreement shall not effect any collateral assignment of (or otherwise be applied so as to cause a default under) such License for so long as (but only for so long as) such consent would be required and has not been obtained. Each Grantor further agrees that it shall deliver to the Agent a written report, in reasonable detail, on a quarterly basis (starting on or about December 31, 2004, and quarterly thereafter), setting forth each new patent, patent application, trademark or service mark registration, trademark or service mark application, material trademark, service mark, trade name and other indicia of origin, copyright registration and copyright application, material common law copyright and work of authorship and License that such Grantor has filed, acquired or otherwise obtained in U.S. during the preceding three-month reporting period. Such Grantor authorizes the Agent to modify this Agreement by amending Schedules I, II, III and IV hereto (and shall cooperate with the Agent in effecting any such amendment) to include any patent, patent application, trademark or service mark registration, trademark or service mark application, material trademark, service mark, trade name and other indicia of origin, copyright registration and copyright application, material common law copyright and work of authorship, License or other New Collateral which becomes part of the Intellectual Property Collateral.

      (f) Except as expressly set forth on Schedule 6(f), with respect to each patent, patent application, trademark or service mark registration, trademark or service mark application, copyright registration and copyright application set forth in Schedule I, II or III hereto (as amended from time to time), each Grantor agrees to take all reasonably necessary steps, including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office or in any court, to (i) maintain each such patent, trademark or service mark registration, and copyright registration, and (ii) pursue each such patent application, trademark or service mark application and copyright application now or hereafter included in the Intellectual Property Collateral, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for re-issue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. Each Grantor agrees to take corresponding steps with respect to each new or acquired patent, patent application, trademark or service mark registration, trademark or service mark application, material trademark, service mark, trade name and other indicia of origin, copyright registration and copyright application, material common law copyright and work of authorship, to which it is now or later becomes entitled. Any and all expenses incurred in connection with such activities will be borne by such Grantor. Except as expressly set forth on Schedule 6(f), no Grantor shall discontinue use of or otherwise abandon any patent, patent application, trademark or service mark registration, trademark or service mark application, material trademark, service mark, trade name and other indicia of origin, copyright registration and copyright application, material common law copyright and work of authorship now or hereafter included in the Intellectual Property Collateral, unless the relevant Grantor shall have first (i) determined in its sound and reasonable business judgment that such use or pursuit or maintenance of same is no longer desirable in the conduct of such Grantor's business and that such Intellectual Property Collateral is not material to Grantor's business, (ii) provided the Agent written notice of its intent to abandon or discontinue, and (iii) obtained the express prior written consent of the Required Lenders.

      (g) Each Grantor agrees to notify the Agent promptly and in writing if it learns (i) that any item of the Intellectual Property Collateral has been determined to have become abandoned or dedicated to the public, (ii) of the institution of any proceeding by or against such Grantor (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office, the Copyright Office or any court) regarding any infringement or unauthorized use of (or similar claim with respect to) an item of the Intellectual Property Collateral, or (iii) of any adverse determination in any such proceeding.

      (h) In the event that a Grantor makes a determination in its reasonable business judgment that any item of the Intellectual Property Collateral is infringed or misappropriated by a third party, which, individually or in the aggregate, would have a Material Adverse Effect, or if licensed to the alleged infringer, would account for, or could reasonably be expected to account for, more than $100,000 in gross revenues to the Grantors during any Grantor's current or subsequent fiscal year, such Grantor shall promptly notify the Agent and will take such actions as such Grantor or, following the occurrence and during the continuance of a Default of an Event of Default, the Agent deems reasonable and appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities will be borne by such Grantor.

      (i) Each Grantor shall use the applicable proper statutory notice in connection with its use of each of its patents, registered trademarks and service marks, and copyrights contained in Schedule I, II or III.

      (j) Each Grantor shall take all steps which it or, following the occurrence and during the continuance of a Default or an Event of Default, the Agent deems reasonable and appropriate under the circumstances to preserve and protect its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Intellectual Property Collateral, consistent with the quality of the products and services as of the date hereof, and taking all steps reasonably appropriate to ensure that all licensed users of any of the Intellectual Property Collateral use such consistent standards of quality.

      Section 7. Power of Attorney.

      (a) Each Grantor acknowledges the Agent's right, to the extent permitted by applicable law, singly to execute and/or file financing or continuation statements and similar notices advisable or required by applicable law, and amendments thereto, concerning the Intellectual Property Collateral of such Grantor without execution by such Grantor. A copy of this Agreement, the documents attached as Attachment A and Attachment B hereto, or any financing statement covering the Intellectual Property Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

      (b) Each Grantor hereby irrevocably appoints the Agent as such Grantor's attorney-in-fact, effective at all times subsequent to the occurrence of an Event of Default (as defined herein), and during the continuance thereof, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation, the power and right (i) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Intellectual Property Collateral, (ii) to receive, collect and endorse such Grantor's name on any checks, notes, acceptances, money orders, drafts, filings or other forms of payment or security of such Grantor that may come into the Agent's possession, and (iii) to do all other things which the Agent then determines to be necessary to carry out the terms of this Agreement. Each Grantor ratifies and approves all acts of such attorney-in-fact. The power conferred on the Agent hereunder is solely to protect the Agent's and the Lenders' interests in the Intellectual Property Collateral and shall not impose any duty upon the Agent to exercise such power. This power of attorney is coupled with an interest and may not be revoked by any Grantor while any Obligations are owing to the Agent or the Lenders.

      Section 8. Agent May Perform. If any of the Grantors fails to perform any agreement contained herein, the Agent may itself, upon not less than ten (10) days' notice to such Grantor, perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be borne by such Grantor.

      Section 9. Events of Default; Remedies.

      (a) An "Event of Default" hereunder shall mean (i) that a representation, warranty or certification made by any Grantor in this Agreement or in any document executed or delivered from time to time relating to this Agreement (including, without limitation the Security Agreement or any other Credit Document) is materially untrue, misleading or incomplete in its recital of any facts at the time as of which such representation, warranty or certification, as the case may be, is made, or (ii) any Event of Default, as that term is defined in any of the Credit Documents, whether or not any acceleration of the maturity of the amounts due in respect of any of the Obligations shall have occurred, or
(iii) any Grantor's failure to perform or observe any term, covenant, or agreement contained in this Agreement or in any document executed or delivered from time to time relating to this Agreement (including, without limitation the Security Agreement or any other Credit Document) on its part to be performed or observed, or (iv) any money judgment, writ or warrant of attachment or similar process involving (1) in any individual case an amount in excess of $100,000 or

(2) in the aggregate at any time an amount in excess of $250,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Intellectual Property Collateral and shall remain undischarged, unvacated, unbonded or unstayed for a period for 30 days (or in any event later than 5 days prior to the date of any proposed sale thereunder).

      (b) During the period during which an Event of Default shall have occurred and is continuing, whether or not the Obligations are due:

            (i) the Agent (on behalf of itself and the Lenders) shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Intellectual Property Collateral may be located, and such additional rights and remedies to which a secured party is entitled under applicable law, including, without limitation, the right, to the maximum extent permitted by law, to exercise all powers of ownership pertaining to the Intellectual Property Collateral as if the Agent were the sole and absolute owner thereof (and the Grantors agree to take all such action as may be appropriate to give effect to such right);

            (ii) the Agent in its sole discretion may, in its name or in the name of the Grantors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Intellectual Property Collateral, but shall be under no obligation to do so;

            (iii) the Grantors shall, at the request of the Agent, assemble the Intellectual Property Collateral owned by it, and/or all or part of the documents and things embodying any part of the Intellectual Property Collateral, at such place or places, reasonably convenient to both the Agent and the Grantors, designated in the Agent's request;

            (iv) the Agent may occupy the premises owned or leased by any Grantor where documents and things embodying the Intellectual Property Collateral or any part thereof are assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or otherwise, without obligation to the Grantors in respect of such occupation;

            (v) the Agent may instruct the obligor or obligors on any agreement, instrument or other obligation (including but not limited to receivables) constituting the Intellectual Property Collateral to make any payments required by the terms of such instrument and agreement directly to Agent;

            (vi) the Agent may make any reasonable compromise or settlement with respect to any of the Intellectual Property Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Intellectual Property Collateral;

            (vii) Upon not less than 10 business days' prior written notice to the Grantors of the time and place, the Agent may sell, lease, assign, license or otherwise dispose of all or any Intellectual Property Collateral, at such place or places as the Agent deems best, for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Agent, Lender, or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Intellectual Property Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Grantors, any such demand, notice or right and equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademarks, the goodwill of the business connected with and symbolized by the Trademark subject to such disposition shall be included, and the Grantors shall supply to the Agent or their respective designees, for inclusion in such sale, assignment or other disposition, all know-how and expertise, and documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property Collateral subject to such disposition and including, but not limited to, such Grantor's customer lists and other records and documents relating to such Intellectual Property Collateral. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. The Agent shall not be obligated to make any sale of Intellectual Property Collateral regardless of notice of sale having been given. To the maximum extent permitted by applicable law, the Grantors waive all claims, damages, and demands against the Agent arising out of the repossession, retention or sale of the Intellectual Property Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Agent as finally determined by a court of competent jurisdiction. The Grantors agree that 10 business days' prior notice by the Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.

            (viii) All payments received by any Grantor in respect of the Intellectual Property Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary or desirable endorsement or assignment).

      (c) Each Grantor agrees, after the occurrence and during the continuation of an Event of Default, to take any actions that the Agent and/or the Lenders may reasonably request in order to enable the Agent and the Lenders to obtain and enjoy the full rights and benefits granted to them by this Agreement, the Credit Agreement and the other Credit Documents. After the occurrence and during the continuation of an Event of Default, each Grantor further consents to the transfer of control or assignment of all or any portion of the Intellectual Property Collateral of such Grantor to a receiver, trustee, transferee, or similar official or to any purchaser of the Intellectual Property Collateral of such Grantor pursuant to any public or private sale, judicial sale, foreclosure or exercise of other remedies available to the Agent and/or the Lenders as permitted by this Agreement, the Credit Agreement, the other Credit Documents, applicable law or otherwise.

      (d) To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, the Grantors acknowledge and agree that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Intellectual Property Collateral for disposition, (ii) to fail to obtain third party consents for access to Intellectual Property Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Intellectual Property Collateral to be collected or disposed of, (iii) to advertise dispositions of Intellectual Property Collateral through publications or media of general circulation, whether or not the Intellectual Property Collateral is of a specialized nature, (iv) to contact other Persons, whether or not in the same business as the Grantors, for expressions of interest in acquiring all or any portion of such Intellectual Property Collateral, (v) to hire one or more professional auctioneers to assist in the disposition of Intellectual Property Collateral, whether or not the Intellectual Property Collateral is of a specialized nature, (vi) to dispose of Intellectual Property Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Intellectual Property Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (vii) to dispose of assets in wholesale rather than retail markets, (viii) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (ix) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Intellectual Property Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Intellectual Property Collateral, or (x) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Intellectual Property Collateral. The Grantors acknowledges that the purpose of this Section 9(d) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent's exercise of remedies against the Intellectual Property Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 9(d). Without limiting the foregoing, nothing contained in this Section 9(d) shall be construed to grant any rights to the Grantors or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 9(d).

      (e) The Agent shall not be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, any of the Grantors, any other obligor, guarantor or pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Intellectual Property Collateral therefor or any direct or indirect guarantee thereof.

      (f) The rights, powers and remedies expressly provided for the Agent (and the Lenders) in this Agreement are cumulative and do not exclude the exercise of any rights, powers or remedies otherwise available to Agent or the Lenders, including, without limitation, any rights, powers or remedies available under the other Credit Documents, at law, equity or otherwise.

      (g) To the extent it may lawfully do so, the Grantors absolutely and irrevocably waive and relinquish the benefit and advantage of, and covenant not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses any of them may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Intellectual Property Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

      (h) If the Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Agent or the Lenders, then Grantors, Agent and Lenders shall be restored to their former positions and rights with respect to the Intellectual Property Collateral subject to the security interest created by this Agreement, and all rights, remedies and powers of Agent and Lender shall continue as if no such proceeding had been instituted.

      Section 10. Marshalling. Neither the Agent nor any Lender shall be required to marshal any present or future security for (including but not limited to this Agreement and the Intellectual Property Collateral subject to the security interest created hereby), or guarantees of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of assets of such Grantor and/or any other law which might cause delay in or impede the enforcement of the Agent's and/or any Lender's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may do so such Grantor hereby irrevocably waives the benefits of all such laws. Except as otherwise provided by applicable law, neither the Agent nor the Lenders shall have any duty as to the collection or protection of the Intellectual Property Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the sole custody thereof.

      Section 11. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against any or all Grantors to enforce this Agreement, irrespective of whether any action is brought against any other Grantor, whether a Borrower or a Guarantor, or whether any other Borrower or Guarantor is joined in any such action or actions. To the extent permitted by law, the obligations of the Grantors and the rights of the Agent under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected or impaired by, any circumstance or occurrence whatsoever, including but not limited to (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, recomposition, liquidation or the like of any Grantor; (b) any renewal, extension, amendment or modification of, or any addition or supplement to or deletion from any document, agreement or instrument evidencing or securing any of the Obligations or pursuant to which any of them were issued; (c) any waiver, consent, extension, indulgence or other action or inaction under or regarding any such document, agreement or instrument or any exercise or nonexercise by the Agent and/or any Lender of any right, remedy, power or privilege under or in respect of any of the Obligations or any security therefor; (d) the acceptance, taking, existence or furnishing of any additional security for, or any guaranty of, any of the Obligations; (e) any sale, exchange, release, discharge, surrender or realization of or upon any security by Agent and/or any Lender; (f) any invalidity, irregularity or unenforceability of all of part of the Obligations, the Credit Documents or any other agreement, instrument or document relating thereto; or (g) any other circumstance that might otherwise constitute a defense available to, or discharge of, any Grantor or third party grantor of a security interest; whether or not such Grantor shall have notice or knowledge of any of the foregoing.

      Section 12. No Waiver. No failure on the part of the Agent and/or any Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such Person of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Agent and/or any Lender or the future holders of any of the Obligations or allowed to any of them by law or other agreement, including, without limitation, each of the Credit Documents, shall be cumulative and not exclusive of any other, and, subject to the provisions of this Agreement, may be exercised by the Agent and/or any Lender or the future holders of any of the Obligations from time to time.

      Section 13. Expenses. Each Grantor agrees to pay, jointly and severally, on demand, all reasonable costs and expenses (including reasonable attorneys' fees and expenses for legal services of every kind) of the Agent and/or any Lender incidental to the sale of, or realization upon, any of the Intellectual Property Collateral of such Grantor or in any way relating to the perfection, enforcement or protection of the rights of such Person hereunder; and the Agent and/or such Lenders may at any time apply to the payment of all such costs and expenses all monies or other proceeds arising from its possession or disposition of all or any portion of the Intellectual Property Collateral.

      Section 14. Consents, Amendments and Waivers. Any term of this Agreement may be amended, and the performance or observance by the Grantors of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only in accordance with the terms of
Section 11.1 of the Credit Agreement all of which are incorporated herein by reference.

      Section 15. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      Section 16. Additional Grantors. Upon the execution and delivery by any Person of an intellectual property security agreement supplement, in each case in substantially the form of Exhibit A hereto (each an "Intellectual Property Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor, and each reference in this Agreement to "Grantor" shall also mean and be a reference to such Additional Grantor and each reference in any other Credit Document to a "Grantor" or a "Credit Party" shall also mean and be a reference to such Additional Grantor, and (ii) the annexes attached to each Intellectual Property Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I, II, III and IV, as appropriate, hereto and the Agent may attach such annexes as supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as so supplemented.

      Section 17. Agent's Duties. The powers conferred on the Agent hereunder are solely to protect the Agent's and Lenders' interest in the Intellectual Property Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Intellectual Property Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Intellectual Property Collateral, whether or not Agent or any Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Intellectual Property Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Intellectual Property Collateral in its possession if such Intellectual Property Collateral is accorded treatment substantially equal to that which it accords its own property.

      Section 18. Indemnity. Each Grantor agrees, jointly and severally, to indemnify, defend and save and hold harmless each of the Agent and the Lenders and each of their Affiliates and their respective officers, directors, employees, agents, attorneys and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted form such Indemnified Party's gross negligence or willful misconduct.

      Section 19. Governing Law; Jurisdiction. This Agreement and all claims, disputes and matters arising hereunder or related hereto shall be governed by and construed under the laws of the State of New York (without reference to conflicts of laws provisions). The parties acknowledge and agree to the exclusive jurisdiction of the New York State courts sitting in New York County, State of New York and federal courts sitting in the Southern District of New York and located within the County of New York, State of New York over controversies arising from or relating to this Agreement. Each party irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any Action in those jurisdictions.

      Section 20. Parties in Interest. All terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that no Grantor may assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and the Required Lenders. Any assignment or transfer by any Grantor in violation of this provision shall be void ab initio and will not relieve the assigning party of any obligation under this Agreement.

      Section 21. Counterparts. This Agreement and any amendment hereof may be executed in any number of counterparts and by each party on a separate counterpart, which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

      Section 22. Termination. Upon payment in full of the Obligations in accordance with their terms, this Agreement and the liens and security interests created hereunder shall automatically terminate and the Agent (on behalf of itself and the Lenders) shall return to the Grantors, at the expense of the Grantors, such Intellectual Property Collateral in the possession or control of the Agent as has not theretofore been disposed of pursuant to the provisions hereof and shall deliver to the Grantors documents in recordable form (which documents shall be prepared by any of the Grantors, Agent or Lender, and, in any case, the expense thereof shall be borne by the Grantors) sufficient to discharge the liens and security interests granted hereunder.

      Section 23. Notices. Except as otherwise expressly provided herein, all notices and other communications made or required to be given pursuant to this Agreement shall be made in accordance with the provisions of Section 11.2 of the Credit Agreement.

      Section 24. Obligations Joint and Several. The obligations of the Grantors hereunder shall be joint and several.

      Section 25. Integration; Conflict. This Agreement and the other Credit Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of the parties hereto. In the event there is a conflict between any provision of this Agreement and the Credit Agreement, then the provisions of the Credit Agreement shall control.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by its authorized representatives as of the date first written above.

                                    GRANTORS:

                                    MEDIABAY, INC.


                                    By:
                                          --------------------------------
                                          Name:
                                          Title:


                                    RADIO SPIRITS, INC.


                                    By:
                                          --------------------------------
                                          Name:
                                          Title:


                                    AUDIO BOOK CLUB, INC.


                                    By:
                                          --------------------------------
                                          Name:
                                          Title:


                       [Signatures continue on next page]

                                    ABC INVESTMENT CORP.


                                    By:
                                          --------------------------------
                                          Name:
                                          Title:


                                    MEDIABAY.COM, INC.


                                    By:
                                          --------------------------------
                                          Name:
                                          Title:


                                    VIDEO YESTERYEAR, INC.


                                    By:
                                          --------------------------------
                                          Name:
                                          Title:

                       [Signatures continue on next page]

                                    AGENT:

                                    ZOHAR CDO 2003-1, LIMITED

                                    By:  Patriarch Partners VIII, LLC,
                                         its Collateral Manager


                                    By:
                                          --------------------------------
                                          Name:
                                          Title:

                                                                       Exhibit C


                    COPYRIGHT COLLATERAL SECURITY AGREEMENT


      THIS COPYRIGHT COLLATERAL SECURITY AGREEMENT (this "Assignment"), is made by and between [Insert Name of Grantor] ("Grantor"), and ZOHAR CDO 2003-1, Limited, a Cayman Islands exempted company, as agent (in such capacity, the "Agent") for itself and the financial institutions party to the Credit Agreement referenced below.

      WHEREAS, Grantor is the sole owner of the works of authorship and copyright registrations identified on Schedule 1 hereof (the "Copyrights");

      WHEREAS, under the terms of, and as a condition precedent to the effectiveness of, that certain Credit Agreement, dated as of April 28, 2004, among MediaBay, Inc., Radio Spirits, Inc. and Audio Book Club, Inc., as borrowers thereunder, the Guarantors (as defined therein) signatory thereto, and Zohar CDO 2003-1, Limited, as Agent and lender thereunder (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") the Grantor entered into the Intellectual Property Security Agreement of even date therewith (the "Security Agreement");

      WHEREAS, to secure the due and prompt payment and performance of the Obligations (as defined in the Security Agreement), Grantor pledged, assigned, hypothecated and transferred, and granted to the Agent, for itself and for the benefit of the Lenders, a continuing security interest in all of the Grantor's right, title and interest in certain collateral, including the Copyrights; and

      WHEREAS, it is the purpose of this document to memorialize the aforementioned security interest in a form suitable for recordation in the United States Copyright Office;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the date of the Credit Agreement set forth above, to secure the due and prompt payment and performance of the Obligations, Grantor hereby pledges, assigns, hypothecates and transfers, and grants to the Agent, for itself and for the benefit of the Lenders, a continuing security interest and lien in and to the Copyrights, together with all of Grantor's right to sue and recover for infringement of the Copyrights, free and clear of all liens, claims, charges, security interests, and other interests or encumbrances.

      IN WITNESS WHEREOF, this Assignment has been duly executed, sealed and delivered by an authorized officer of the Grantor.

                                          [Grantor]


                                          By:
                                              --------------------------------
                                                 Name:
                                                 Title:

STATE OF ________________     )
                              )  ss.:
COUNTY OF _________________   )

       On this the __ day of ____________, 2004, before me, personally appeared __________________ who, being by me duly sworn, did depose and say that she/he is the __________________ of __________________, the corporation described in and which executed the above instrument, and that she/he as such __________________, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself/himself as __________________ and attorney-in-fact.

IN WITNESS WHEREOF, I hereunto set my hand.


---------------------------------------------
Commissioner of Superior Court/Notary Public

                                                          MY COMMISSION EXPIRES:

                                                                       Exhibit D


                    TRADEMARK COLLATERAL SECURITY AGREEMENT


      THIS TRADEMARK COLLATERAL SECURITY AGREEMENT (this "Assignment"), is made by and between [INSERT PROPER GRANTOR], a [________] corporation ("Grantor"), and ZOHAR CDO 2003-1, Limited, a Cayman Islands exempted company, as agent (in such capacity, the "Agent") for itself and the financial institutions party to the Credit Agreement referenced below.

      WHEREAS, Grantor has adopted, used and is using, and is the sole owner of the marks set forth on Schedule 1 hereof (the "Marks");

      WHEREAS, under the terms of, and as a condition precedent to the effectiveness of, that certain Credit Agreement, dated as of April 28, 2004, among MediaBay, Inc., Radio Spirits, Inc. and Audio Book Club, Inc., as borrowers thereunder, the Guarantors (as defined therein) signatory thereto, and Zohar CDO 2003-1, Limited, as Agent and lender thereunder (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") the Grantor entered into the Intellectual Property Security Agreement of even date therewith (the "Security Agreement");

      WHEREAS, to secure the due and prompt payment and performance of the Obligations (as defined in the Security Agreement), Grantor pledged, assigned, hypothecated and transferred, and granted to the Agent, for itself and for the benefit of the Lenders, a continuing security interest in all of the Grantor's right, title and interest in certain collateral, including the Marks; and

      WHEREAS, it is the purpose of this document to memorialize the aforementioned security interest in a form suitable for recordation in the United States Patent and Trademark Office;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the date of the Credit Agreement set forth above, to secure the due and prompt payment and performance of the Obligations, Grantor hereby pledges, assigns, hypothecates and transfers, and grants to the Agent, for itself and for the benefit of the Lenders, a continuing security interest and lien in and to the Marks and all registrations and applications for registrations of the Marks, including the registrations and applications identified on Schedule 1, together with the goodwill of the business symbolized by the Marks and together with all of Grantor's right to sue and recover for infringement of the Marks, free and clear of all liens, claims, charges, security interests, and other interests or encumbrances.

      IN WITNESS WHEREOF, this Assignment has been duly executed, sealed and delivered by an authorized officer of the Grantor.

                                          [GRANTOR]


                                          By:
                                              --------------------------------
                                                 Name:
                                                 Title:

STATE OF ________________     )
                        )  ss.:
COUNTY OF _________________   )

       On this the __ day of ____________, 2004, before me, personally appeared __________________ who, being by me duly sworn, did depose and say that she/he is the __________________ of __________________, the corporation described in and which executed the above instrument, and that she/he as such __________________, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself/himself as __________________ and attorney-in-fact.

IN WITNESS WHEREOF, I hereunto set my hand.


--------------------------------------------
Commissioner of Superior Court/Notary Public

My Commission Expires:

                                                                       Exhibit E

                          SECURITIES PLEDGE AGREEMENT

      THIS SECURITIES PLEDGE AGREEMENT (this "Pledge Agreement") is made as of April 28, 2004, by the Pledgors signatory hereto (each, a "Pledgor" and, collectively, the "Pledgors") in favor of ZOHAR CDO 2003-1, LIMITED, a Cayman Islands exempted company as agent (in such capacity, the "Agent"), for itself and for the benefit of the Lenders party to the Credit Agreement referred to below.

                              W I T N E S S E T H:

      WHEREAS, the Pledgors, Agent and certain financial institutions are parties to a Credit Agreement, dated as of the date hereof (the "Credit Agreement"; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement);

      WHEREAS, the Pledgors have executed and delivered to the Agent, for itself and for the benefit of the Lenders, a Security Agreement, dated as of the date hereof, pursuant to which the Pledgors have granted and continue to grant to the Agent, for itself and for the benefit of Lenders, a security interest in substantially all of the Pledgors' personal property and assets, including, without limitation, the securities listed on Schedule I attached hereto, all to secure the payment and performance of the Obligations (as defined herein);

      WHEREAS, certain Pledgors have executed and delivered to the Agent, for itself and for the benefit of the Lenders, a Subsidiary Guaranty, dated as of the date hereof (the "Guaranty");

      WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Pledgors execute and deliver this Pledge Agreement to the Agent, for itself and for the benefit of the Lenders;

      WHEREAS, the Pledgors will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement and the other Credit Documents; and

      WHEREAS it is the intention of the parties hereto that the Pledged Securities (as defined herein) be and become Collateral to secure the Pledgors' respective obligations under the Credit Agreement, the Security Agreement, the Guaranty and the other Credit Documents;

      NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      Section 1. Pledge; Grant of Security Interest. As security for the due and punctual and unconditional payment and performance of the Obligations (as defined herein), each Pledgor hereby delivers and pledges to the Agent, for itself and for the benefit of the Lenders, (i) the shares of capital stock listed opposite its name on Part I of Schedule I hereto and any other or additional shares and any and all accretions, accessions and rights relating thereto, at the time pledged with the Agent (for itself and for the benefit of the Lenders) hereunder (collectively, the "Pledged Stock") and (ii) the notes listed opposite its name on Part II of Schedule I hereto and any other or additional notes and any and all accretions, accessions and rights relating thereto, at the time pledged with the Agent (for itself and for the benefit of the Lenders) hereunder (collectively, the "Pledged Notes" and, together with the Pledged Stock, the "Pledged Securities") , and such Pledgor hereby pledges, assigns, transfers and grants to the Agent (for itself and for the benefit of the Lenders) a security interest in and lien on all of the Pledged Securities. The certificates and/or instruments representing the Pledged Securities (whether now existing or hereafter received as a result of stock dividends, stock splits, workouts, reorganizations, restructurings or otherwise) are accompanied by stock powers, allonges or other appropriate instruments of assignment with respect thereto duly executed in blank by the respective Pledgor as the registered owner of its Pledged Securities. No Pledgor will cause or permit certificated securities comprising any of the Pledged Securities to be converted to uncertificated securities. The term "Pledged Securities" as used in this Pledge Agreement shall include, in addition to the aforesaid securities, any other securities or collateral which may from time to time be delivered hereunder as security for the Obligations, together with all the proceeds of any of the foregoing.

      Section 2. Obligations. The Pledged Securities from time to time held hereunder shall secure the following obligations (collectively, the "Obligations"):

      (a) The prompt and complete payment when due (whether by acceleration or otherwise) of all monies loaned (including interest and charges thereon) to the Borrowers under and pursuant to the Credit Agreement, as it may be from time to time amended, modified, supplemented, extended, renewed, deferred, refinanced, replaced, refunded or restated, in whole or in part, in accordance with the terms and conditions thereof, by operation of law or otherwise; and

      (b) Any and all other liabilities and obligations of every name and nature whatsoever of the Pledgors to the Agent and/or the Lenders under the Credit Agreement, the other Credit Documents and/or any other agreement or instrument executed and delivered pursuant thereto whether such liabilities and obligations be direct or indirect, absolute or contingent, secured or unsecured, now existing or hereafter arising or acquired, due or to become due, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to any Pledgor, would have accrued on any Obligation, whether or not a claim is allowed against such Pledgor for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

      Section 3. Representations and Warranties. Each Pledgor hereby represents and warrants to the Agent and the Lenders that:

      (a) Such Pledgor is the legal, beneficial and record owner and has good title to all of its Pledged Securities free and clear of all claims, mortgages, pledges, liens, hypothecation, security interests and other encumbrances of every nature whatsoever except to or in favor of the Agent and the Lenders hereunder;

      (b) All of the shares of its Pledged Stock have been duly and validly issued and are fully paid and non-assessable;

      (c) Its Pledged Stock constitutes 100% of the issued and outstanding shares of all classes of capital stock of the issuers thereof owned by it and there are presently outstanding no options, warrants or other rights to purchase or acquire any additional shares of the capital stock of any of such issuers;

      (d) Such Pledgor has and has duly exercised full power and authority to enter into this Pledge Agreement and to pledge its Pledged Securities as herein contemplated;

      (e) Upon the delivery of the certificates and/or instruments representing the Pledged Securities, together with corresponding stock powers, allonges or other appropriate instruments of assignment executed in blank, to the Agent pursuant to Section 1 hereof, the Agent shall have a valid first priority lien upon and perfected security interest in such Pledged Securities and the proceeds thereof, subject to no prior security interest, lien charge or encumbrance, or to any agreement purporting to grant to any third party a security interest in the property or assets of such Pledgor which would include its Pledged Securities;

      (f) To the knowledge of such Pledgor, there is no default, breach, violation or event of acceleration existing under the Pledged Notes (if any) and no event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute a default, breach, violation or event of acceleration under the Pledged Notes (if any). The applicable Pledgor has not waived any default, breach, violation or event of acceleration under the Pledged Notes (if any); and

      (g) The proceeds of the loans evidenced by the Pledged Notes (if any) have been fully disbursed and such Pledgor has no obligation to make any future advances or other disbursements under or in respect of the Pledged Notes (if any).

      Section 4. Issue or Sale of Pledged Securities. Each Pledgor hereby covenants and agrees that it will not:

      (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of its Pledged Securities;

      (b) permit the issuer of any of its Pledged Securities, directly or indirectly, to issue or sell any additional shares of capital stock or any options, warrants or rights to acquire such shares; or

      (c) create, incur, assume or permit to exist, and will defend the Pledged Securities against, and will take such other actions as are necessary to remove, any lien or claim on or to the Pledged Securities, other than the liens created hereby, and will defend the right, title and interest of Agent and the Lenders in and to any of the Pledged Securities against the claims and demands of any and all Persons.

      Section 5. Voting Rights of Pledgors. Provided that there exists no Event of Default (as defined herein) and so long as each Pledgor shall be the record owner of its Pledged Securities, such Pledgor shall be entitled, to the extent permitted by applicable law, to exercise voting power with respect to its Pledged Securities; provided, however, that in no event shall such Pledgor exercise such voting power in any manner contrary to or inconsistent with the terms hereof or with the terms of the Credit Agreement or any other Credit

Document. Upon the occurrence of an Event of Default which is continuing, the Agent and the Lenders shall have those rights specified in Section 7.

      Section 6. Distribution. Upon the dissolution, winding up, liquidation or reorganization of any corporation or other entity which issued any of the Pledged Securities, whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or otherwise, any sum to be paid or any property to be distributed upon or with respect to any of such Pledged Securities shall be paid over to the Agent (for itself and for the benefit of the Lenders) to be held by the Agent as collateral security for the Obligations; provided that any cash distribution shall be applied to the payment of Obligations in the order of priorities set forth in Section 4 of the Security Agreement; provided that the provisions of the foregoing sentence shall not apply in the case of any payment or distribution in respect of a voluntary dissolution, winding up or liquidation of any issuer of any Pledged Shares that is a Subsidiary that is made solely for the purpose of simplifying the capital structure of the Borrowers and their Subsidiaries, so long as all of such payments or distributions are made to and retained by such Pledgor. In the event that any stock dividend shall be declared on any of the Pledged Securities, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Pledged Securities, or any distribution of capital shall be made on any of the Pledged Securities, or any property shall be distributed upon or with respect to any of the Pledged Securities, the shares or other property so distributed shall be delivered (with any necessary endorsements) to the Agent (for itself and for the benefit of the Lenders), to be held as additional collateral security for the Obligations.

      Section 7.  Default; Remedies.
                  -----------------
      (a) If any one or more of the following events (herein referred to as "Events of Default"), shall occur:

            (i) default shall be made in the due performance or observance of any provision of this Pledge Agreement;

            (ii) any of the Obligations shall have become due by demand, acceleration, maturity or otherwise and such Obligations have not been paid in full; or

            (iii) an Event of Default (as defined in the Credit Agreement) shall have occurred under the Credit Agreement;

thereafter, unless such Event of Default shall have been waived in writing by the Agent and the Required Lenders, the Agent (for itself and for the benefit of the Lenders) shall have full power and authority: (1) to sell or otherwise dispose of the Pledged Securities or any part thereof; (2) to vote the Pledged Securities with respect to any and all matters and to exercise all rights to payments, conversion, exchange, subscription or otherwise with respect to the Pledged Securities; and (3) to exercise any and all rights and remedies of a secured party under the UCC.

      (b) To the extent permitted by any applicable law, any sale or other disposition by the Agent and/or the Lenders may be by public or private proceedings and may be made by one or more contracts, as a unit or in parcels, at such time and place, by such method, in such manner and on such terms as the Agent may determine. Except as required by law, such sale or other disposition may be made without advertisement or notice of any kind or to any person. Where reasonable notification of the time or place of such sale or other disposition is required by law, such requirement shall have been met if such notice is telegraphed, sent by facsimile, cabled or mailed, postage prepaid, at least ten
(10) days before the time of such sale or other disposition to each person entitled thereto at such person's address as specified in Section 15 below. To the extent permitted by any applicable law, the Agent and/or any Lender or any other holder of the Obligations may buy any or all of the Pledged Securities upon any public or private sale thereof. To the extent permitted by any applicable law, upon any such sale or sales the Pledged Securities so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption or any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by the Pledgor thereof to the extent permitted by applicable law. In the event any consent, approval or authorization of any governmental agency shall be necessary to effectuate any such sale or sales, the applicable Pledgor(s) shall execute, and hereby agree to cause the issuer of any Pledged Securities to execute, as necessary, all applications or other instruments as may be required; provided that the foregoing shall not obligate such Pledgor(s) to register the Pledged Securities under the Securities Act of 1933. After deducting all reasonable costs and expenses of collection, custody, sale or other disposition or delivery (including legal costs and reasonable attorney's fees) and all other charges due against the Pledged Securities (including any charges of the type described in Section 9 below), the residue of the proceeds of any such sale or other disposition shall be applied to the payment of the Obligations in the order of priorities as set forth in Section 4 of the Security Agreement. The Pledgors jointly and several shall be liable for any deficiency in payment of the Obligations, including all costs and expenses of collection, custody, sale or other disposition or delivery and all other charges due against the Pledged Securities, as hereinbefore enumerated.

      (c) Each Pledgor recognizes that the Lender may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor agrees that private sales so made may be at a price and on other terms less favorable to the seller than if such Pledged Securities were sold at public sales, and that neither the Agent nor any Lender has any obligation to delay the sale of any such Pledged Securities for the period of time necessary to permit such Pledged Securities to be registered for public sale under the Securities Act of 1933. Each Pledgor agrees that sales made under the foregoing circumstances shall not be deemed to have been made in a commercially unreasonable manner by virtue of any sale made on terms less favorable to the seller resulting from the private nature of the sale.

      Section 8. Transfer of Pledged Stock and Notation on Books and Records. Each Pledgor hereby irrevocably appoints the Agent (for itself and for the benefit of the Lenders) as agent to arrange for any and all transfers of its Pledged Securities as the Agent (for itself and for the benefit of the Lenders) may from time to time deem advisable and to assist the Agent in obtaining the benefit of its security interest therein, including, but not limited to, the transfer (after the occurrence of an Event of Default) of the Pledged Securities into the name of the Agent or its nominee at any time and/or the provision of instructions to the issuers of uncertificated securities or financial intermediaries to initiate actions to enforce any of the Agent's and/or Lenders' rights to such Pledged Securities, the foregoing appointment being deemed a power coupled with an interest and irrevocable. The right to vote the Pledged Securities is governed by Section 5 of this Pledge Agreement. Each Pledgor shall mark its books and records to indicate the pledge of its Pledged Securities by the Pledgor to the Agent (for itself and for the benefit of the Lenders).

      Section 9. Payment of Taxes, Charges, Etc. The Agent, at its option, may discharge any taxes, charges, assessments, security interests, liens or other encumbrances upon the Pledged Securities or otherwise protect the value thereof. All such expenditures incurred by the Agent shall become Obligations and shall be payable by the Pledgor to the Agent upon demand and shall bear interest at the rate applicable to the Term Loan.

      Section 10. Duties with Respect to Collateral. Neither the Agent nor any Lender shall have any duty to the Pledgors with respect to the Pledged Securities other than the duty to use reasonable care in the safe custody of any Pledged Securities in its possession. Without limiting the generality of the foregoing, the Agent, although it may do so at its option, shall be under no obligation to the Pledgors to take any steps necessary to preserve rights in the Pledged Securities against other parties.

      Section 11. Waivers. Each Pledgor hereby waives demand, payment, notice of dishonor or protest and all other notices of any kind in connection with the Obligations except notices required by law or by this or any other agreement between or among such Pledgor, the Agent and/or the Lenders. The Agent may release, supersede, exchange or modify any other collateral security which it may from time to time hold and may release, surrender or modify the liability of any third party without giving notice hereunder to the Pledgors. Such modifications, charges, renewals, releases or other actions shall in no way affect the Pledgors' obligations hereunder. The Agent and the Lenders may modify Borrowers' and Guarantors' rights under the Credit Agreement and other Credit Documents in accordance with and to the extent permitted under the Credit Agreement and the other Credit Documents (as applicable) without affecting Pledgors' rights hereunder.

      Section 12. Expenses. The Pledgors jointly and severally agree to pay, indemnify and hold harmless the Agent and each Lender and the nominees of such Persons from and against (a) after the occurrence of a Default, all costs and expenses (including taxes, if any) out of or incurred in connection with any transfer of the Pledged Securities into or out of the name of the Agent's and/or any Lender's nominees or any other Person and (b) all costs and expenses of the Agent and each Lender arising out of or incurred in connection with the exercise by the Agent and/or any Lender of its rights hereunder. Any such amount not paid on demand shall bear interest at the rate applicable to the Term Loan (including any applicable default rate) and shall be an Obligation hereunder.

      Section 13. Statement as to Default. The Pledgors and the Agent agree that any written statement by an officer of the Agent asserting the occurrence of an Event of Default as the authorization for the exercise by the Agent (for itself and for the benefit of the Lenders) of its rights hereunder shall be presumed to be true, and that any purchaser of the Pledged Securities at a foreclosure sale shall have the right to rely on such a statement.

      Section 14. Modification. This Pledge Agreement may not be modified or amended without the prior written consent of each of the parties hereto.

      Section 15. Notices. Except as otherwise expressly provided herein, all notices and other communications made or required to be given pursuant to this Pledge Agreement shall be made in accordance with the provisions of Section 11.2 of the Credit Agreement.

      Section 16. Rights. No course of dealing between the Pledgors, the Agent and/or the Lenders nor any delay in exercising, on the part of the Agent and/or any Lender of any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any rights, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including, without limitation, the rights and remedies of a secured party under the UCC.

      Section 17. Waiver of Set Off and Subrogation. Each Pledgor hereby waives and releases, to the fullest extent permitted by law:

      (a) any defense, set off or counterclaim which such Pledgor may otherwise assert against the Agent and/or the Lenders; and

      (b) any right of subrogation it may have against the Credit Parties or the Pledged Securities by reason of any of the actions taken by the Agent and/or any Lender hereunder.

      Section 18. Binding Effect, Etc. This Pledge Agreement, and all claims, disputes and matters arising hereunder or related hereto, and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without reference to conflicts of laws provisions. This Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any other holder or holders of any Obligations and may be executed in two or more counterparts, each of which shall together constitute one and the same agreement.

      Section 19. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

      Section 20.  Further Assurances.

      (a) Each Pledgor at its sole cost and expense will execute, acknowledge and deliver all such instruments and take all such action as the Agent and/or the Required Lenders from time to time may reasonably request in order to further effectuate the purposes of this Pledge Agreement and to carry out the terms hereof, including without limitation, the execution of stock transfer orders, stock powers, notifications to obligors on its Pledged Securities, the providing of notification in connection with the book entry security or general intangibles and the providing of instructions to issuers of uncertificated securities or financial intermediaries, and will do all such other acts as the

Agent and/or the Required Lenders may reasonably request with respect to the perfection and protection of the security interest granted herein and the security interest effected hereby.

      (b) Each Pledgor agrees that it will not change: (i) its name, identity or corporate structure in any manner or (ii) the location of its chief executive office, in each case, unless it shall have given the Agent not less than 30 days' prior notice thereof.

      (c) In the event that any Pledgor receives or acquires any additional or substitute shares of capital stock of any Person of any class or any additional or substitute note or is owed any other debt that Pledgor may elect to be evidenced by a note, such Pledgor shall immediately pledge and deposit with the Agent certificates representing all such shares and such notes or instruments representing such other debt owed to it as additional security for the Obligations. All such shares, notes and instruments shall constitute Pledged Securities and are subject to all provisions of this Pledge Agreement.

      Section 21. Provisions to Survive. All representations, warranties, covenants and agreements contained in this Pledge Agreement shall survive the execution and delivery of the Credit Agreement and the other Credit Documents and shall continue until payment in full of all Obligations.

      Section 22. Captions. Captions and headings in this Pledge Agreement are for convenience only and in no way define, limit or describe the scope or intent of the provisions hereof.

      Section 23. Termination. Upon indefeasible payment in full of the Obligations in accordance with their terms, this Pledge Agreement and the pledge and security interests and liens created hereunder, and the Irrevocable Proxy executed and issued by Grantors as of the date hereof in connection herewith, shall automatically terminate and the Agent shall return to the Pledgors, at the expense of the Pledgors, such Collateral in the possession or control of the Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Agent hereunder, and shall deliver to the Pledgors documents in recordable form sufficient to discharge the liens and security interests granted hereunder.

      Section 24. Additional Pledgors. The initial Pledgors hereunder shall be such Persons as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, the other Borrowers and additional Subsidiaries of any Borrower may become parties hereto, as additional Pledgors (each an "Additional Pledgor"), by executing a joinder in the form of Exhibit A attached hereto. Upon delivery of any such joinder to Agent, notice of which is hereby waived by Pledgors, each such Additional Pledgor shall be a Pledgor and shall be as fully a party hereto as if such Additional Pledgor were an original signatory hereof. Each Pledgor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Pledgor hereunder, nor by any election of Agent not to cause any Borrower or Subsidiary of any Borrower to become an Additional Pledgor hereunder. This Pledge Agreement shall be fully effective as to any Pledgor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Pledgor hereunder.

      Section 25. Conflict. In the event that there is a conflict between any provision of this Pledge Agreement and the Credit Agreement, then the provisions of the [CREDIT AGREEMENT] shall control.

  [Remainder of page intentionally left blank; signatures follow on next page]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement as of the date first above written.

                                    PLEDGORS:

                                    MEDIABAY, INC.

                                    By:
                                          --------------------------------
                                          Name:
                                          Title:

                                    MEDIABAY.COM, INC.

                                    By:
                                          --------------------------------
                                          Name:
                                          Title:

                                    RADIO SPIRITS, INC.

                                    By:
                                          --------------------------------
                                          Name:
                                          Title:

                                    AGENT:

                                    ZOHAR CDO 2003-1, LIMITED

                                    By:  Patriarch Partners VIII, LLC,
                                         its Collateral Manager


                                    By:
                                          --------------------------------
                                          Name:  Lynn Tilton
                                          Title: Manager

                                                                      SCHEDULE I

                           List of Pledged Securities



Part I:  Pledged Stock




Part II:  Pledged Notes

                                   Exhibit A

                 Form of Joinder to Securities Pledge Agreement


      The undersigned, _____________, a ___________________, hereby joins in the execution of that certain Securities Pledge Agreement dated as of April 28, 2004 (the "Pledge Agreement") executed and issued by each Person that is or becomes a Pledgor thereunder on and/or after the date and pursuant to the terms thereof to and in favor of the Agent, for itself and for the benefit of the Lenders. By executing this Joinder, the undersigned hereby agrees that it is a Pledgor thereunder with the same force and effect as if originally named therein as a Pledgor. The undersigned agrees to be bound by all of the terms and provisions of the Pledge Agreement and represents and warrants that the representations and warranties set forth in Section 3 of the Pledge Agreement are, with respect to the undersigned, true, complete and correct as of the date hereof. Each reference to a Pledgor in the Pledge Agreement shall be deemed to include the undersigned. Capitalized terms used but not defined herein shall have the meanings set forth in the Pledge Agreement.

      IN WITNESS WHEREOF, the undersigned has executed this Joinder this ___ day of _________, 200_.

                                    [Name of Pledgor]



                                    By:
                                        --------------------------------
                                        Name:
                                        Title:
                                        Address:

                                                                       Exhibit F

                      Form of Joinder to Credit Agreement

      The undersigned, _____________, a ___________________, hereby joins in the execution of that certain Credit Agreement dated as of April 28, 2004 (the "Credit Agreement"), by each Person that is and becomes a Guarantor thereunder on and/or after the date and pursuant to the terms thereof to and in favor of the Agent, for itself and for the benefit of the Lenders. By executing this Joinder, the undersigned hereby agrees that it is a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor. The undersigned agrees to be bound by all of the terms and provisions of the Credit Agreement and represents and warrants that the representations and warranties set forth in Section 4 of the Credit Agreement are, with respect to the undersigned, true, complete and correct as of the date hereof. Each reference to a Guarantor in the Credit Agreement shall be deemed to include the undersigned. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

      IN WITNESS WHEREOF, the undersigned has executed this Joinder this ___ day of _________, 200_.

                                    [Name of Guarantor]



                                    By:
                                        --------------------------------
                                        Name:
                                        Title:
                                        Address:

                                                              Exhibit 2.3(c)(ii)

                                   TERM NOTE

                                MEDIABAY, INC.,
                            RADIO SPIRITS, INC. AND
                             AUDIO BOOK CLUB, INC.


UP TO $10,400,000.00                                  Dated as of April 28, 2004


      FOR VALUE RECEIVED, the undersigned, MEDIABAY, INC., a Florida corporation ("MediaBay"), RADIO SPIRITS, INC., a Delaware corporation ("Radio Spirits"), and AUDIO BOOK CLUB, INC., a Delaware corporation ("Audio Book Club", and, together MediaBay, Radio Spirits and with their successors in title and assigns, hereinafter collectively called the "Borrowers" and each, a "Borrower"), promise to pay, on or before the Maturity Date (as hereinafter defined by reference) to the order of ZOHAR CDO 2003-1, LIMITED, a Cayman Islands exempted company (hereinafter, together with its successors in title and assigns, called the "Lender"), in immediately available funds the principal sum of up to TEN MILLION FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($10,400,000.00) or such lesser amount as may from time to time equal the outstanding aggregate unpaid principal amount of the Term Loan payable to the holder hereof pursuant to the Credit Agreement (as defined herein), to which reference is hereinafter made, and to pay interest, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof until payment in full of such principal amount as provided in the Credit Agreement (as defined herein).

      This Term Note is made and delivered by the Borrower pursuant to Sections 2.1, 2.4 and 2.12 of the Credit Agreement, by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto and Zohar CDO 2003-1, Limited, as Agent, dated as of even date herewith, and as may be further amended, amended and restated, supplemented or otherwise modified and in effect from time to time (as so amended, amended and restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefits and is subject to the provisions of the Credit Agreement. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings herein as therein.

      The Borrowers have the right to prepay the principal of this Term Note on the terms and conditions specified in the Credit Agreement. All of the terms, covenants and conditions of the Credit Agreement and the other Credit Documents are hereby made a part of the Term Note and are deemed incorporated herein in full.

      If any Event of Default shall occur, the entire unpaid principal amount of this Term Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

      The Borrowers and all guarantors and endorsers hereby waive presentment, demand, protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Term Note, and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

      THIS TERM NOTE AND THE OBLIGATIONS OF THE BORROWERS HEREUNDER, AND ALL CLAIMS, DISPUTES AND MATTERS ARISING HEREUNDER OR RELATED HERETO, SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH BORROWER (AND LENDER BY ITS ACCEPTANCE HEREOF) AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT ONLY IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN THE SOUTHERN DISTRICT OF NEW YORK AND NEW YORK COUNTY AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON ANY BORROWER OR LENDER (AS APPLICABLE) BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 11.2 OF THE CREDIT AGREEMENT. EACH BORROWER (AND LENDER BY ITS ACCEPTANCE HEREOF) HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAS TO THE VENUE OF ANY SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      IN WITNESS WHEREOF, each Borrower has caused this Term Note to be signed in its corporate name by its duly authorized officer on the day and in the year first above written.

                                    MEDIABAY, INC.


                                    By :
                                         --------------------------------
                                         Name:
                                         Title:


                                    RADIO SPIRITS, INC.


                                    By :
                                         --------------------------------
                                         Name:
                                         Title:


                                    AUDIO BOOK CLUB, INC.


                                    By :
                                         --------------------------------
                                         Name:
                                         Title:

                                                                  Exhibit 3.1(a)

                                 MEDIABAY, INC.

                            SECRETARY'S CERTIFICATE


            The undersigned, John F. Levy, Secretary of MEDIABAY, INC. (the "Company"), pursuant to Section 3.1(a) of that certain Credit Agreement, dated as of the date hereof (the "Credit Agreement"), among the Company, RADIO SPIRITS, INC. and AUDIO BOOK CLUB, INC., as Borrowers, the guarantors signatory thereto, ZOHAR CDO 2003-1, LIMITED, a Cayman Islands exempted company ("Zohar"), as Lender, and Zohar, as Agent, does hereby certify as follows:

            1. Attached hereto as Exhibit A is a certified copy of the Articles of Incorporation of the Company, together with any amendments thereto, which was duly adopted and is in full force and effect on the date hereof.

            2. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company which were duly adopted and are in full force and effect on the date hereof.

            3. Attached hereto as Exhibit C are true and correct copies of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of each Credit Document (as such term is defined in the Credit Agreement) to which the Company is a party and all other agreements, instruments and documents in respect of the transactions contemplated by each Credit Document to which the Company is a party. Such resolutions have not been amended, modified, revoked or rescinded since their adoption and are in full force and effect as of the date hereof in the form adopted, and are the only resolutions adopted by the Board of Directors relating to the subject matter thereof.

            4. The following persons are, as of the date hereof, the duly elected or appointed, qualified and acting officers authorized to sign each Credit Document to which the Company is a party and any other document to be delivered by the Company under the Credit Documents as set forth below opposite their respective names, and the signature written opposite the name and title of each such officer is his genuine signature:

     Name                Office                     Signature


     Jeffrey A. Dittus   Chief Executive Officer
                                                    ---------------------------

     John F. Levy        Executive Vice President,
                         Chief Financial Officer    ---------------------------
                         and Secretary

            IN WITNESS WHEREOF, I have hereunto set my hand as of the _____ day of April, 2004.

                                          MEDIABAY, INC.



                                          By:
                                              --------------------------------
                                                 Name:  John F. Levy
                                                 Title: Secretary


            I, Jeffrey A. Dittus, certify that I am the Chief Executive Officer of the Company and further certify that John F. Levy is the duly elected or appointed, qualified and acting Secretary of the Company, and that the signature appearing above is his genuine signature.

            IN WITNESS WHEREOF, I have hereunto set my hand as of the _____ day of April, 2004.

                                          MEDIABAY,  INC.


                                          By:
                                              --------------------------------
                                                 Name:  Jeffrey A. Dittus
                                                 Title: Chief Executive Officer

                                                                  Exhibit 3.1(m)

                                    FORM OF

                            CLOSING DATE CERTIFICATE

                                 OF [BORROWER]


      This Closing Date Certificate is delivered pursuant to Section 3.1(m) of that certain Credit Agreement, dated as of April 28, 2004 (the "Credit Agreement"), among MediaBay, Inc. ("MediaBay"), Radio Spirits, Inc. ("Radio Spirits") and Audio Book Club, Inc. ("Audio Book Club", and, together with MediaBay and Radio Spirits, collectively, the "Borrowers" and each, a "Borrower"), the guarantors signatory thereto (collectively, the "Guarantors"), Zohar CDO 2003-1, Limited, as lender thereunder (in such capacity, the "Lender"), and Zohar CDO 2003-1, Limited, as agent thereunder (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

      The undersigned does hereby certify that:

      1. I am [THE/A] duly elected ________________ ([THE/A] "[__________]") of
[BORROWER].

      2. In my capacity as [THE/A] [___________] of [BORROWER], I am qualified to and I have reviewed the Credit Agreement and each of the Credit Documents, and to the best of my knowledge after due inquiry each representation and warranty contained in each of the Credit Documents to which [BORROWER] is a party was correct in all material respects when made and is true and correct in all material respects as of the date hereof (except to the extent that any such representation and warranty expressly relates to a specific date, in which case such representation and warranty was correct in all material respects as of such date).

      3. To the best of my knowledge after due inquiry, [BORROWER] has performed, satisfied or complied in all material respects with all covenants, warranties and representations, conditions and other obligations to be performed, satisfied or complied with by it under the Credit Documents on or before the date hereof, and to the best of my knowledge after due inquiry no Default or Event of Default exists as of the date hereof.

      4. [BORROWER] has filed all tax returns for any tax years for which it owes taxes, except as set froth on Schedule I attached hereto, and [BORROWER] has paid all taxes due and owing (unless such taxes are being disputed in good faith by appropriate proceedings and [BORROWER] has set aside on its books adequate reserves with respect thereto in accordance with GAAP) for such years.

      5. The proceeds of the Term Loan shall be used only in accordance with the provisions of Section 2.2 of the Credit Agreement.

      IN WITNESS WHEREOF, the undersigned has caused this Closing Date Certificate to be executed as of this ____ day of _________________, 2004.



                                    By:
                                        ------------------------------
                                        Name:
                                        Title:

                                                                  Exhibit 3.1(u)

                               SUBSIDIARY GUARANTY

      This SUBSIDIARY GUARANTY (as it may be amended, supplemented or otherwise modified from time to time, this "Guaranty") is made as of April 28, 2004 by EACH OF THE UNDERSIGNED PERSONS (each such Person, together with each other Person who becomes a party to this Guaranty by execution of a joinder in the form of Exhibit A attached hereto, is referred to individually as a "GUARANTOR" and collectively as the "GUARANTORS") in favor of and for the benefit of ZOHAR CDO 2003-1, LIMITED, as agent (in such capacity herein called "GUARANTIED PARTY") for itself and the financial institutions ("LENDERS") party to the Credit Agreement referred to below and for the benefit of the other Beneficiaries (as hereinafter defined).

                                    RECITALS

      A. MediaBay, Inc., Radio Spirits, Inc. and Audio Book Club, Inc. (collectively, the "Borrowers") and Guarantors have entered into that certain Credit Agreement dated as of the date hereof with Guarantied Party and Lenders (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

      B. The Guarantors are Subsidiaries of one or more of the Borrowers.

      C. It is a requirement under Section 3.1(u) of the Credit Agreement and a condition to the Credit Agreement that the Borrowers' obligations thereunder be guarantied by Guarantors pursuant to the terms of this Guaranty.

      D. Each Guarantor has independently determined that the execution, delivery and performance of the Guaranty will directly benefit it, is in the best interest of the Guarantor and is willing irrevocably and unconditionally to guaranty such obligations of Borrowers pursuant to the terms of this Guaranty.

                                    AGREEMENT

      In consideration of the premises and the covenants and the agreements herein set forth and in order to induce the Agent and the Lenders to execute certain of the Credit Documents and the Lenders to make the Term Loan and/or other financial accommodations under the Credit Agreement, each Guarantor hereby agrees as follows:

      SECTION 1. DEFINITIONS

      1.1   Certain  Defined Terms.  As used in this  Guaranty,  the following
terms  shall  have  the  following   meanings  unless  the  context  otherwise
requires:

      "Beneficiaries" means the Guarantied Party and Lenders.

      "Guarantied Obligations" has the meaning assigned to that term in subsection 2.1.

      "payment in full", "paid in full" or any similar term means payment in full of the Guarantied Obligations, including without limitation all principal, interest, costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) of Beneficiaries as and to the extent required under the Credit Documents.

      1.2 Interpretation.

            (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

            (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of the Credit Agreement shall prevail.

      SECTION 2. THE GUARANTY

      2.1 Guaranty of the Guarantied Obligations. Subject to the provisions of subsection 2.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty for the benefit of the Beneficiaries, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code. The term "Guarantied Obligations" means:

            (a) any and all Obligations of Borrowers and/or any other Credit Party, in each case now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the other Credit Documents, including those arising under successive borrowing transactions (if any) under the Credit Agreement which shall either continue the Obligations of Borrowers or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to any Borrower, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy proceeding, including all extensions and refinancings of the foregoing; and

            (b) those expenses set forth in subsection 2.8 hereof.

      2.2 Limitation on Amount Guarantied; Contribution by Guarantors. Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Borrowers or other affiliates of Borrowers to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of any subordinated indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount).

      2.3 Payment by Guarantors; Application of Payments. Subject to the provisions of subsection 2.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrowers to pay any of the Guarantied Obligations when and as the same shall become due in accordance with the Credit Documents, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), Guarantors will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to any Borrowers, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to Beneficiaries as aforesaid. All such payments shall be applied promptly from time to time by Guarantied Party as provided in the Credit Agreement.

      2.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows; provided, that nothing contained herein shall amend, contradict or alter any rights or obligations that any Guarantor, any Borrower, any Lender or the Guarantied Party may have under the Credit Agreement or any other Credit Document or any term or provision thereof:

            (a) This Guaranty is a guaranty of payment when due and not of collectibility.

            (b) Guarantied Party may enforce this Guaranty upon the occurrence of an Event of Default under the Credit Agreement notwithstanding the existence of any dispute between any Borrower and any Beneficiary with respect to the existence of such Event of Default.

            (c) The obligations of each Guarantor hereunder are independent of the obligations of Borrowers under the Credit Documents and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrowers under the Credit Documents, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrowers or any of such other guarantors and whether or not Guarantor is the alter ego of any of the Borrowers and whether or not any Borrower is joined in any such action or actions.

            (d) Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Guarantied Party is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guarantied Obligations.

            (e) Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the principal amount of and/or the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Borrower or any other Guarantor or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Credit Documents.

            (f) This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the

Credit Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Credit Agreement, any of the other Credit Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Credit Agreement or such Credit Document or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of any Borrower or any of such Borrower's Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which any Borrower may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

            (g) Should a Guarantor become insolvent, fail to pay its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any debtor relief law or become a party to or be made the subject of any proceeding provided for by any debtor relief law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of Beneficiaries hereunder, then, the Guarantied Obligations shall be, as between such Guarantor and the Beneficiaries, a fully matured, due, and payable obligation of the Guarantor to the Beneficiaries, payable in full by the Guarantor to the Beneficiaries upon demand, which obligations shall be an amount equal to the estimated amount owing in respect of the contingent claim created hereunder as reasonably estimated by the Beneficiaries unless the petition or application described above which was filed or commenced against the Guarantor is dismissed within 60 days from the date of filing.

      2.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Beneficiaries:

            (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of any Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

            (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower from any cause other than payment in full of the Guarantied Obligations;

            (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

            (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct;

            (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

            (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under any Credit Document or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Borrowers and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof;

            (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty;

            (h) any defense based upon any Beneficiary's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute;

            (i) any defense based upon any use of cash collateral or borrowing or any grant of a security interest under Section 363 or 364 of the Bankruptcy Code; and

            (j) any defense based upon disallowance of any portion of any Beneficiary's claims for repayment of Guarantied Obligations under Section 502 or 506 of the Bankruptcy Code.

      2.6 Waiver of Guarantors' Rights of Subrogation, Contribution, Etc. Each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any other Credit Party or any of such Borrower's or other Credit Party's assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any such Person, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any such Person, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guarantied Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or any other Credit Party or against any collateral or security, and any rights of contribution such Guarantor may have against any such other such Person, shall be junior and subordinate to any rights any Beneficiary may have against such Person, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other Person. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

      2.7 Subordination of Other Obligations. Any indebtedness of any Borrower or any other Credit Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of any such Borrower or such other Credit Party to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Guaranty; provided that prior to the occurrence of an Event of Default, Guarantors may borrow, repay and reborrow intercompany Indebtedness from Borrower to the extent such intercompany Indebtedness is permitted under Section 6.1(a) of the Credit Agreement.

      2.8 Expenses. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Beneficiaries harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

      2.9 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

      2.10 Authority of Guarantors or Borrowers. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

      2.11 Financial Condition of Borrowers. Any credit advances may be granted to Borrowers or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of any Borrower at the time of any such grant or continuation. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of any Borrower. Each Guarantor has adequate means to obtain information from Borrowers on a continuing basis concerning the financial condition of Borrowers and their ability to perform their obligations under the Credit Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrowers now known or hereafter known by any Beneficiary.

      2.12 Rights Cumulative. The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the other Credit Documents or any agreement between any Guarantor and any Beneficiary or Beneficiaries or between any Borrower and any Beneficiary or Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

      2.13  Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty.

            (a) So long as any Guarantied Obligations remain outstanding, no Guarantor shall, without the prior written consent of Guarantied Party acting pursuant to the instructions of all Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against any Borrower. The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or by any defense which any Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

            (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantors and Beneficiaries that the Guarantied Obligations which are guarantied by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Guarantied Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Guarantied Party, or allow the claim of Guarantied Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

            (c) In the event that all or any portion of the Guarantied Obligations are paid by Borrowers, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

      2.14  [Reserved]

      2.15 Set Off. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by any Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to such Guarantor and any other property of such Guarantor held by any Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.

      2.16 Discharge of Guaranty Upon Sale of Guarantor. If all of the stock of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in a sale not prohibited by the Credit Agreement or otherwise consented to by all Lenders, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale; provided that, (i) as a condition precedent to such discharge and release, Guarantied Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Guarantied Party of the applicable net sale proceeds, and (ii) the Borrowers may retain such amounts permitted under Section 2.8(a) of the Credit Agreement.

      SECTION 3.  REPRESENTATIONS AND WARRANTIES

3.1   General   Representations   and   Warranties.   Each  Guarantor   hereby
represents and warrants to the Beneficiaries as follows:

            (a) Guarantor's Relationship to Borrowers. Guarantor and the Borrowers are members of the same consolidated group of companies and are engaged in related businesses and Guarantor will derive substantial direct and indirect benefit from the execution and delivery of this Guaranty.

      SECTION 4. MISCELLANEOUS

      4.1 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Credit Documents.

      4.2 Notices. Any communications between Guarantied Party and any Guarantor and any notices or requests provided herein to be given shall be made in accordance with the provisions of Section 11.2 of the Credit Agreement.

      4.3 Severability. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      4.4 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Beneficiaries and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

      4.5 Headings. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

      4.6 Applicable Law. THIS GUARANTY, AND ALL CLAIMS, DISPUTES AND MATTERS ARISING HEREUNDER OR RELATED HERETO, AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      4.7 Successors and Assigns. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Lenders. Any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Guarantied Obligation, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

      4.8 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GUARANTOR, EACH LENDER AND AGENT IRREVOCABLY:

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 4.2;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT BENEFICIARIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 4.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

      4.9 Waiver of Trial by Jury. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, each Beneficiary, each (i) acknowledges that this waiver is a material inducement for such Guarantor and Beneficiaries to enter into a business relationship, that such Guarantor and Beneficiaries have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 4.9 AND EXECUTED BY EACH BENEFICIARY AND EACH GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

      4.10 No Other Writing. This writing is intended by Guarantors and Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

      4.11 Further Assurances. At any time or from time to time, upon the request of Guarantied Party, Guarantors shall execute and deliver such further documents and do such other acts and things as Guarantied Party may reasonably request in order to effect fully the purposes of this Guaranty.

      4.12 Additional Guarantors. The initial Guarantors hereunder shall be such of the Subsidiaries of Borrowers as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of any Borrower may become parties hereto, as additional Guarantors (each an "Additional Guarantor"), by executing a joinder in the form of Exhibit A attached hereto. Upon delivery of any such joinder to Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Agent not to cause any Subsidiary of any Borrower to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

      4.13 Counterparts; Effectiveness. This Guaranty may be executed by telecopy in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same document. Transmission by telecopier of an executed counterpart of this Guaranty shall be deemed to constitute due and sufficient delivery of such counterpart. Each fully executed counterpart of this Guaranty shall be deemed to be a duplicate original. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Guarantied Party of written or telephonic notification of such execution and authorization of delivery thereof.

      4.14  Guarantied Party as Agent.

            (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement.

            (b) Guarantied Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; removal of Agent pursuant to the Credit Agreement shall also constitute removal as Guarantied Party under this Guaranty; and appointment of a successor Agent pursuant to the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Agent under the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied Party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Guarantied Party's resignation or removal hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Subsidiary Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                                    GUARANTORS:


                                    ABC INVESTMENT CORP.


                                    By:
                                          --------------------------------
                                          Name:
                                          Title:

                                    MEDIABAY.COM, INC.


                                    By:
                                          --------------------------------
                                          Name:
                                          Title:

                                    VIDEO YESTERYEAR, INC.


                                    By:
                                          --------------------------------
                                          Name:
                                          Title:


                                    AGENT:

                                    ZOHAR CDO 2003-1, LIMITED,

                                    By:  Patriarch Partners VIII, LLC,
                                         its Collateral Manager


                                    By:
                                          --------------------------------
                                          Name:  Lynn Tilton
                                          Title: Manager

                                   Exhibit A


                     Form of Joinder to Subsidiary Guaranty


      The undersigned, _____________, a ___________________, hereby joins in the execution of that certain Subsidiary Guaranty dated as of April 28, 2004 (the "Guaranty") issued and executed by each Person that is or becomes a Guarantor thereunder on and/or after the date and pursuant to the terms thereof to and in favor of Guarantied Party and the other Beneficiaries. By executing this Joinder, the undersigned hereby agrees that it is a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor. The undersigned agrees to be bound by all of the terms and provisions of the Guaranty and represents and warrants that the representations and warranties set forth in Section 3 of the Guaranty are, with respect to the undersigned, true, complete and correct as of the date hereof. Each reference to a Guarantor in the Guaranty shall be deemed to include the undersigned. Capitalized terms used but not defined herein shall have the meanings set forth in the Guaranty.

      IN WITNESS WHEREOF, the undersigned has executed this Joinder this ___ day of _________, 200_.

                                    [Name of Guarantor]



                                    By:
                                        --------------------------------
                                        Name:
                                        Title:
                                        Address:

                                                                 EXHIBIT 11.4(b)

                          FORM OF ASSIGNMENT AGREEMENT

                        _______________________, Assignee

                          Dated ____________ ___, 200__

      Reference is made to that certain Credit Agreement, dated as of April 28, 2004 (the "Credit Agreement"), among MediaBay, Inc. ("MediaBay"), Radio Spirits, Inc. ("Radio Spirits") and Audio Book Club, Inc. ("Audio Book Club", and, together with MediaBay and Radio Spirits, collectively, the "Borrowers" and each, a "Borrower"); the guarantors signatory thereto (collectively, the "Guarantors"), Zohar CDO 2003-1, Limited, as agent for the lenders thereunder (in such capacity, the "Agent"), and Zohar CDO 2003-1, Limited, as lender (in such capacity, the "Lender"). Unless otherwise defined herein, capitalized terms used in this Assignment Agreement shall have the meanings set forth in the Credit Agreement.

      ___________________________ (the "Assignor") and _________________________
(the "Assignee") agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee without recourse, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as hereinafter defined), (i) all of Assignor's right, title and interest to a portion of the Term Loan currently outstanding under the Credit Agreement equal to $[____________] and (ii) all of Assignor's rights and obligations as a Lender under the Credit Agreement and the other Credit Documents with respect to such portion of the Term LOAN. After giving effect to this Assignment Agreement, and all other assignments of Assignor's interest in the Term Loan entered into by Assignor concurrently therewith, Assignor shall retain its title and interest in and to, and rights and obligations as a Lender with respect to, a portion of the Term Loan currently outstanding equal to $[______________]. The Assignee shall have no interest in any interest that is payable with respect to a period prior to the Effective Date.

      2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or ANY OTHER CREDIT DOCUMENT OR the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other CREDIT DOCUMENT OR ANY OTHER instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien or encumbrance; and (II) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any Credit Party, OR the performance or observance by the Borrowers or any Credit Party of any of its obligations under the Credit Agreement OR ANY OTHER CREDIT DOCUMENT or any other instrument or document furnished pursuant thereto.

      3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment Agreement; (ii) represents and warrants that it has received a copy of the Credit Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) represents and warrants that it is an Eligible Assignee; (v) represents and warrants that it is not a competitor of any Borrower or Guarantor or any Affiliate of any such competitor; (vi) [REPRESENTS AND WARRANTS THAT IT IS NOT A FOREIGN LENDER]/[REPRESENTS AND WARRANTS THAT IT IS A FOREIGN LENDER AND IT HAS COMPLIED WITH ALL THE REQUIREMENTS OF SECTION 7.2(C)]; (vii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement AND THE OTHER CREDIT DOCUMENTS as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(viii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a lender under the Credit Agreement; AND (ix) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

      4. The effective date for this Assignment Agreement shall be ____________ ___, 200__ (the "Effective Date"). Following the execution of this Assignment Agreement, it will be delivered to the Agent for acceptance and recording by the Agent IN THE REGISTER.

      5. Upon such acceptance and recording, from and after the Effective Date,
(i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, shall have the rights and obligations of a Term Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

      6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this Assignment Agreement directly between themselves.

                     [Signature page follows on next page]

      7. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to any provision which would render such choice of law invalid.

                                           ASSIGNOR:


                                           By:
                                               -------------------------------
                                               Name:
                                               Title:


                                           ASSIGNEE:


                                           By:
                                               -------------------------------
                                               Name:
                                               Title:

                                           Address:

                                           -----------------------------------

                                           -----------------------------------

                                           -----------------------------------



Accepted and Consented to this ____ day of ______________, 200__:

ZOHAR CDO 2003-1, LIMITED, as Agent

By:
    --------------------------------
    Name:
    Title:





cc: MediaBay, Inc.
    Radio Spirits, Inc.
    Audio Book Club, Inc.

                      [ASSIGNEE'S ADMINISTRATIVE DETAILS]